EXHIBIT 2.02









                               PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 22, 1999
                                      AMONG
                         FRONTIERVISION PARTNERS, L.P.,
                                       AND
                     FVP GP, L.P., the GENERAL PARTNER, and
                  CERTAIN DIRECT AND INDIRECT LIMITED PARTNERS
                        OF FRONTIERVISION PARTNERS, L.P.,
                                   as Sellers,
                                       AND
                      ADELPHIA COMMUNICATIONS CORPORATION,
                                    as Buyer




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                                              PURCHASE AGREEMENT
                                        DATED AS OF FEBRUARY 22, 1999
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                                TABLE OF CONTENTS
                                                                                                                  Page


         ARTICLE 1

         CERTAIN DEFINITIONS
                  1.1      Terms Defined in this Section.............................................................1
                  1.2      Terms Defined Elsewhere in this Agreement................................................11
                  1.3      Rules of Construction....................................................................13

         ARTICLE 2

         SALE AND PURCHASE OF PURCHASED INTERESTS; ASSUMPTION OF
         LIABILITIES; ADDITIONAL PURCHASE CONSIDERATION
                  2.1      Agreement to Sell and Buy................................................................13
                  2.2      Assumption of Obligations................................................................14
                  2.3      Additional Purchase Consideration for Purchased Interests................................14
                  2.4      Escrow Deposit; Registration Rights......................................................15
                  2.5      Cash Consideration Adjustments...........................................................16
                  2.6      Payment at Closing.......................................................................20
                  2.7      Post-Closing Payment of Cash Consideration Adjustments...................................20
                  2.8      Seller Specific Liabilities..............................................................23
                  2.9      Additional Cash Consideration Adjustments................................................25

         ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF FVP
                  3.1      Organization and Authority of FVP........................................................28
                  3.2      Authorization and Binding Obligation.....................................................28
                  3.3      Organization and Ownership of FrontierVision Companies...................................29
                  3.4      Absence of Conflicting Agreements; Consents..............................................30
                  3.5      Financial Statements.....................................................................30
                  3.6      Absence of Undisclosed Liabilities.......................................................31

                                      - i -


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                                      Page

                  3.7      Absence of Certain Changes...............................................................31
                  3.8      Franchises, Licenses, Material Contracts.................................................32
                  3.9      Title to and Condition of Real Property and Tangible Personal Property...................32
                  3.10     Intangibles..............................................................................33
                  3.11     Information Regarding the Systems........................................................33
                  3.12     Taxes....................................................................................36
                  3.13     Employee Plans...........................................................................36
                  3.14     Environmental Laws.......................................................................37
                  3.15     Claims and Litigation....................................................................38
                  3.16     Compliance With Laws.....................................................................38
                  3.17     Transactions with Affiliates.............................................................38
                  3.18     Broker...................................................................................39
                  3.19     Securities Law Matters...................................................................39
                  3.20     Cure.....................................................................................40

         ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF SELLERS
                  4.1      Authority of Sellers; Authorization and Binding Obligation...............................40
                  4.2      Absence of Conflicting Agreements; Consents..............................................41
                  4.3      Title to Purchased Interests.............................................................41
                  4.4      Broker...................................................................................42
                  4.5      Taxes....................................................................................43
                  4.6      Securities Law Matters...................................................................43
                  4.7      Cure.....................................................................................44

         ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF BUYER
                  5.1      Organization; Authorization and Binding Obligation.......................................44
                  5.2      Authorization and Binding Obligation.....................................................45
                  5.3      Absence of Conflicting Agreements; Consents..............................................45
                  5.4      Capital Structure; ACC Class A Common Stock..............................................46
                  5.5      Claims and Litigation....................................................................46
                  5.6      SEC Reports..............................................................................46
                  5.7      Broker...................................................................................47
                  5.8      Investment Purpose; Investment Company...................................................47
                  5.9      Cure.....................................................................................48


                                     - ii -


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                                      Page

         ARTICLE 6

         SPECIAL COVENANTS AND AGREEMENTS
                  6.1      Operation of Business Prior to Closing...................................................48
                  6.2      Confidentiality; Press Release...........................................................52
                  6.3      Cooperation; Commercially Reasonable Efforts.............................................53
                  6.4      Consents.................................................................................53
                  6.5      HSR Act Filing...........................................................................58
                  6.6      Buyer's Qualifications and Financing.....................................................59
                  6.7      Discharge of Debt Documents..............................................................59
                  6.8      Retention and Access to the FrontierVision Companies' Records............................60
                  6.9      Employee Matters.........................................................................61
                  6.10     Tax Matters..............................................................................63
                  6.11     FrontierVision Name......................................................................64
                  6.12     Releases.................................................................................65
                  6.13     Directors and Officers Insurance.........................................................65
                  6.14     Rate Regulatory Matters..................................................................65
                  6.15     Distribution by SPCs of Interest in General Partner; Cancellation of SPC Notes...........66
                  6.16     Cooperation on Buyer SEC Matters.........................................................66
                  6.17     Stock Consideration Registration Rights Agreement........................................67
                  6.18     State Cable Systems......................................................................67
                  6.19     Lien Searches............................................................................68
                  6.20     Distant Signals; Copyright Matters.......................................................68

         ARTICLE 7

         CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS
                  7.1      Conditions to Obligations of Buyer.......................................................69
                  7.2      Conditions to Obligations of Sellers.....................................................72

         ARTICLE 8

         CLOSING AND CLOSING DELIVERIES
                  8.1      Closing..................................................................................74
                  8.2      Deliveries by Sellers....................................................................76
                  8.3      Deliveries by Buyer......................................................................77

         ARTICLE 9

         TERMINATION

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                                      Page

                  9.1      Termination by Agreement.................................................................78
                  9.2      Termination by FVP.......................................................................78
                  9.3      Termination by Buyer.....................................................................79
                  9.4      Effect of Termination....................................................................80
                  9.5      Attorneys' Fees..........................................................................81

         ARTICLE 10

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;
         CERTAIN REMEDIES
                  10.1     Survival.................................................................................81
                  10.2     Indemnification by Sellers...............................................................81
                  10.3     Post-Closing Escrow Agreement............................................................82
                  10.4     Indemnification by Buyer.................................................................83
                  10.5     Certain Limitations on Indemnification Obligations.......................................84
                  10.6     Procedure for Indemnification............................................................87
                  10.7     Treatment of Indemnification Payments....................................................88

         ARTICLE 11

         MISCELLANEOUS
                  11.1     Fees and Expenses........................................................................88
                  11.2     Notices..................................................................................89
                  11.3     Benefit and Binding Effect...............................................................90
                  11.4     Further Assurances ......................................................................90
                  11.5     GOVERNING LAW............................................................................90
                  11.6     Entire Agreement.........................................................................91
                  11.7     Amendments; Waiver of Compliance; Consents...............................................91
                  11.8     Consent and Agreements of Sellers........................................................91
                  11.9     Counterparts.............................................................................92


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                                     - iv -


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                      FRONTIERVISION'S DISCLOSURE SCHEDULE

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Section                              Description
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
Section 1.1                          Excluded Assets; Seasonal Subscribers; Prepayment Penalties
--------------------------------------------------------------------------------------------------------------------------
Section 2.5                          Capital Expenditures Budget; Carriage Adjustments
--------------------------------------------------------------------------------------------------------------------------
Section 3.3                          Ownership of FrontierVision Companies
--------------------------------------------------------------------------------------------------------------------------
Section 3.4                          FrontierVision Conflicts; Consents
--------------------------------------------------------------------------------------------------------------------------
Section 3.5                          Financial Statements
--------------------------------------------------------------------------------------------------------------------------
Section 3.6                          FrontierVision Liabilities
--------------------------------------------------------------------------------------------------------------------------
Section 3.7                          Certain Developments
--------------------------------------------------------------------------------------------------------------------------
Section 3.8                          Franchises, Licenses, Contracts
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Section 3.9                          Real Property and Tangible Personal Property; Encumbrances
--------------------------------------------------------------------------------------------------------------------------
Section 3.10                         Intangibles
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Section 3.11                         Systems Information
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Section 3.12                         Tax Matters
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Section 3.13                         Employee Plans
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Section 3.14                         Environmental Matters
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Section 3.15                         Claims and Litigation
--------------------------------------------------------------------------------------------------------------------------
Section 3.16                         Compliance with Laws
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Section 3.17                         Transactions with Affiliates
--------------------------------------------------------------------------------------------------------------------------
Section 3.18                         Broker
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Section 4.2                          Sellers Conflicts; Consents
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Section 4.3                          Title to Purchased Interests
--------------------------------------------------------------------------------------------------------------------------
Section 6.1                          Post-Signing Covenants
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Section 6.4                          Franchise Rebuild/Upgrade Requirements
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                                      - v -


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                                     - vi -


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                                TABLE OF EXHIBITS

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Exhibit                              Description
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Exhibit A                            Form of Noncompetition Agreement
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Exhibit B                            Form of Post-Closing Escrow Agreement
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Exhibit C                            Form of Opinion of FVP's Counsel
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Exhibit D                            Form of Opinion of Buyer's Counsel
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Exhibit E                            Addresses of Sellers
---------------------------------------------------------------------------------------------------------
Exhibit F                            Closing Net Liabilities Example Calculation
---------------------------------------------------------------------------------------------------------
Exhibit G                            Form of Seller Release
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Exhibit H                            Form of Management Release
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Exhibit I                            Post-Closing Escrow Agreement Release Provisions
                                     Example
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                                     - vii -
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                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of February 22, 1999, by and among FrontierVision Partners, L.P., a Delaware limited partnership ("FVP"), FVP GP, L.P., a Delaware limited partnership (the "General Partner"), each party named as a "Limited Partner Seller" on the signatures pages hereto, each party named as an "SPC Seller" on the signature pages hereto, and Adelphia Communications Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

         The General Partner owns all of the general partnership interests in FVP and certain Subordinated Notes issued by FVP. The Limited Partner Sellers are each limited partners of FVP and own limited partnership interests in FVP and certain Subordinated Notes issued by FVP. Each SPC Seller owns all of the capital stock of an SPC, which in turn is a limited partner of FVP and owns a limited partnership interest in FVP and certain Subordinated Notes issued by FVP. The SPC Sellers also hold certain Subordinated Notes issued by FVP. Collectively, the Limited Partner Sellers and the SPCs own all of the limited partnership interests in FVP, and collectively the General Partner, the Limited Partner Sellers, the SPC Sellers and the SPCs own all of the Subordinated Notes issued by FVP. Buyer desires to acquire from the General Partner and the Limited Partner Sellers all of their partnership interests in FVP and Subordinated Notes issued by FVP and desires to acquire from the SPC Sellers all of their stock in the SPCs and Subordinated Notes issued by FVP. The General Partner, Limited Partner Sellers and SPC Sellers (collectively, the "Sellers" and individually a "Seller") desire to sell to Buyer all of their partnership interests in FVP or stock in the SPCs, as described above and all of their Subordinated Notes issued by FVP as described above, in each case for the consideration and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

                                    ARTICLE 1

                              CERTAIN DEFINITIONS

               1.1   Terms Defined in this Section.

         The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "ACC Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of Buyer that is authorized and designated as such in Buyer's Certificate of Incorporation as in effect on the date of this Agreement.



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         "Accounts Receivable" means all rights of the FrontierVision Companies to payment for goods or services provided prior to the Adjustment Time, including rights to payment for cable services to customers of the Systems, the sale of advertising, the leasing of channels, and other goods and services and rentals.

         "Adjustment Time" means (A) with respect to Adjustment Assets and Adjustment Liabilities and other items that primarily relate to the FrontierVision Companies as a whole, 11:59 p.m., local Denver time, on the day immediately preceding the Closing Date, and (B) with respect to Adjustment Assets and Adjustment Liabilities and other items that primarily relate to a particular System, 11:59 p.m. local time for that System, on the day immediately preceding the Closing Date.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person.

         "Assets" means all of the tangible and intangible assets that are owned, leased or held by the FrontierVision Companies and that are used in connection with the conduct of the business or operations of the Systems other than the Excluded Assets and less any such Assets that are sold, transferred, or otherwise conveyed by the FrontierVision Companies to third Persons prior to the Closing in accordance with the provisions of this Agreement, provided that with respect to any assets that are leased by the FrontierVision Companies or otherwise not owned by the FrontierVision Companies, "Assets" includes only the interest, title and rights in such assets held by the FrontierVision Companies.

         "Basic Subscriber" means, with respect to any System as of any date, each residential customer or resident of a multiple dwelling unit served by such System who subscribes to at least broadcast basic service (either alone or in combination with any other service and including subscribers who receive regularly offered discounts), and who has rendered payment for one month's service at such System's regular basic monthly subscription rate without discount (excluding regularly offered discounts) and who does not have more than $10.00 (excluding late charges and fees and amounts subject to a bona fide dispute) that is two months or more past due from and including the last day of the period to which any outstanding bill relates.

         "Bulk Subscriber" means, with respect to any System, any commercial establishment (e.g., any hotel or motel) or multiple dwelling unit establishment (e.g., any apartment, condominium or cooperative building) served by such System that subscribes to at least broadcast basic service (either alone or in combination with any other service), and who has rendered payment for one month's service at such customer's regular basic monthly subscription rate and who does not have more than $10.00 (excluding late charges and fees and amounts subject to a bona fide dispute) that is two months or more past due from and including the last day of the period to which any outstanding bill relates.

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         "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

         "Capital Stock" means any and all shares, interests, or other equivalent interests (however designated) in the equity of any Person, including capital stock, partnership interests, and membership interests, and including any rights, options or warrants with respect thereto.

         "Charter Documents" means the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of any Person other than an individual.

         "Closing" means the consummation of the purchase and sale of the Purchased Interests pursuant to this Agreement in accordance with the provisions of Article 8.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, as amended and in effect from time to time.

         "Consents" means the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Purchased Interests to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all leases, easements, rights-of-way, rights of entry, programming agreements, pole attachment and conduit agreements, customer agreements, and other agreements, written or oral (including any amendments and other modifications thereto) to which any FrontierVision Company is a party or which are binding upon any FrontierVision Company and that relate to any of the Assets or the business or operations of any of the Systems or any of the FrontierVision Companies and (A) which are in effect on the date hereof, or (B) which are entered into by any FrontierVision Company between the date hereof and the Closing Date.

         "Copyright Act" means the Copyright Act of 1976, as amended and in effect from time to time.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of December 19, 1997 among FrontierVision Operating Partners, L.P., as Borrower, The Chase Manhattan Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Syndication Agent, CIBC Inc., as Documentation Agent, and each of the other Lenders party thereto, as amended and in effect from time to time.

         "Debt Documents" means each of the loan or credit agreements, notes, bonds, indentures and other agreements and instruments pursuant to which any indebtedness for borrowed money or any capital lease obligation of any FrontierVision Company (and any guarantee by a FrontierVision Company of indebtedness for borrowed money or any capitalized lease obligation of another Person that is not a FrontierVision Company) in an aggregate principal amount in excess of $250,000 is outstanding or committed to.

         "Deposit Escrow Agreement" means the Escrow Agreement executed concurrently herewith by FVP, Buyer and the Escrow Agent.

         "Deposit Registration Rights Agreement" means the Registration Rights Agreement between Buyer and FVP, relating to the registration of the Escrow Registrable Securities constituting the Deposit Escrow Property, which agreement shall be executed on the date of this Agreement.

         "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA to which any FrontierVision Company or any ERISA Affiliate of any FrontierVision Company contributes or which any FrontierVision Company or any such ERISA Affiliate sponsors or maintains, or by which any FrontierVision Company or any such ERISA Affiliate is otherwise bound.

         "Encumbrances" means any pledge, claim, mortgage, lien, charge, encumbrance, or security interest of any kind or nature whatsoever. Notwithstanding the foregoing, "Encumbrances" does not include any restriction on transfer or assignment.

         "Environmental Claim" means any written claim or notice or any proceeding before a Governmental Authority arising under or pertaining to any Environmental Law or Hazardous Substance.

         "Environmental Law" means any Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), or to the protection of public health and safety, or any other environmental matter, including the following laws as amended and in effect from time to time: (A) Clean Air Act (42 U.S.C. ss. 7401, et seq.); (B) Clean Water Act (33 U.S.C. ss. 1251, et seq.); (C) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.); (D) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.); (E) Safe Drinking Water Act (42 U.S.C. 300f, et seq.); and (F) Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.).

         "Equivalent Subscribers" means, with respect to any System as of any date, the sum of: (A) the number of Basic Subscribers served by such System as of such date; (B) the number of Basic Subscribers represented by the Bulk Subscribers served by such System as of such date, which number shall be calculated for each class of service provided by such System by dividing (1) the monthly billings attributable to such System's Bulk Subscribers for each such class of service provided by such

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System for the calendar month immediately preceding the date on which such calculation is made, by (2) the full, non-discounted monthly rate charged by such System for such class of service, respectively (excluding pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges); and (C) the number of equivalent Basic Subscribers represented by the "Seasonal Subscribers" of the FrontierVision Companies as of the date of determination, which number will be determined as set forth in Section 1.1 of FrontierVision's Disclosure Schedule. For purposes of the foregoing, monthly billings shall exclude billings for a la carte or digital service tiers and for premium services, pass-through charges for sales taxes, line- itemized franchise fees, fees charged by the FCC and other similar line-itemized charges, and nonrecurring charges or credits which include those relating to installation, connection, relocation and disconnection fees and miscellaneous rental charges for equipment such as remote control devices and converters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as amended and in effect from time to time.

         "ERISA Affiliate" means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

         "Escrow Agent" means Bank of Montreal Trust Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Excluded Assets" means the assets listed as "Excluded Assets" in
Section 1.1 of FrontierVision's Disclosure Schedule.

         "FCC" means the Federal Communications Commission.

         "FCC Regulations" means the rules, regulations and published policies of the FCC promulgated by the FCC with respect to the Cable Act, as in effect from time to time.

         "Franchise Area" means any geographic area in which a FrontierVision Company is authorized to provide cable television service pursuant to a Franchise or provides cable television service in which a Franchise is not required pursuant to applicable Legal Requirements.

         "Franchise" means any cable television franchise and related agreements, ordinances, permits or other authorizations issued or granted to a FrontierVision Company by any Franchising Authority.

         "Franchising Authorities" means all Governmental Authorities that have issued or granted any Franchises relating to the operation of a System.

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         "FrontierVision Companies" means FVP and each of the other entities listed as "FrontierVision Companies" in Section 3.3 of FrontierVision's Disclosure Schedule, each of which may be referred to herein individually as a "FrontierVision Company." None of Main Security Surveillance, Inc., The Maine InternetWorks, Inc., or Landmark NetAccess, Inc. is a "FrontierVision Company" as used in this Agreement, except that for the limited purposes of determining "Adjustment Assets" and "Adjustment Liabilities" of the FrontierVision Companies in accordance with Section 2.5, Main Security Surveillance, Inc. shall be treated as a FrontierVision Company.

         "FrontierVision's Disclosure Schedule" means FrontierVision's Disclosure Schedule referred to in this Agreement and delivered to Buyer by FVP and Sellers concurrently with the execution of this Agreement.

         "FrontierVision Inc." means FrontierVision Inc., a Delaware corporation.

         "FrontierVision Liabilities" means, with respect to the FrontierVision Companies on a consolidated basis, without duplication, all liabilities of the FrontierVision Companies (as defined and determined in accordance with GAAP), including, without limitation the following: (A) all obligations of the FrontierVision Companies for borrowed money; (B) all obligations of the FrontierVision Companies evidenced by bonds, debentures, notes, indentures, mortgages, or similar instruments; and (C) all capital lease obligations of the FrontierVision Companies. Notwithstanding the foregoing, "FrontierVision Liabilities" shall not include: (A) any amounts in respect of performance bonds issued by any of the FrontierVision Companies in the ordinary course of business; (B) any amounts in the nature of prepayment penalties or premiums resulting from the consummation of the transactions contemplated by this Agreement or satisfaction of the Indentures, which prepayment penalties and premiums with respect to the Debt Documents are set forth in Section 1.1 of FrontierVision's Disclosure Schedule; and (C) the Subordinated Notes. No liability that would otherwise be included within the meaning of "FrontierVision Liability" as defined above shall be excluded from the definition solely because: (A) the liability relates to an item or matter that constitutes a Permitted Encumbrance; or (B) the liability relates to an item or matter that is disclosed to Buyer in this Agreement or FrontierVision's Disclosure Schedule.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "General Partnership Interest" means the general partnership interest in FVP held by the General Partner.

         "Governmental Authority" means any federal, state, or local governmental authority, including any court or administrative or regulatory agency.

         "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or any pollutant or any release thereof that is labeled or regulated as such by any Governmental Authority pursuant to an Environmental Law, including, without limitation, petroleum or petroleum compounds, radioactive materials, asbestos or any asbestos-containing material, or polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the regulations promulgated by the Federal Trade Commission with respect thereto, as amended and in effect from time to time.

         "Indentures" means: (A) the Indenture dated as of October 7, 1996, between FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation, as Issuers, and U.S. Bank National Association, as Trustee, relating to the 11% Senior Subordinated Notes due 2006 (the "1996 Indenture");
(B) the Indenture dated as of September 19, 1997 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation, as Issuers, and U.S. Bank National Association, as Trustee, relating to the 11 7/8% Senior Discount Notes due 2007 (the "1997 Indenture"); and (C) the Indenture dated as of December 9, 1998 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation, as Issuers, and U.S. Bank National Association, as Trustee, relating to the 11 7/8% Senior Discount Notes due 2007, Series B (the "1998 Indenture"), in each case as amended and in effect from time to time, each of which may be referred to herein individually as an "Indenture."

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, patents, permits, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests issued to or owned by any of the FrontierVision Companies.

         "Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including any applicable decree or judgment of a court of competent jurisdiction, all as in effect from time to time.

         "Licenses" means all domestic satellite, business radio and other FCC licenses, and all other licenses, authorizations and permits issued by any Governmental Authority that is held by a FrontierVision Company in the business and operations of the Systems, excluding the Franchises.

         "Limited Partnership Interests" means the limited partnership interests in FVP held by the Limited Partner Sellers.

         "Loss" means any claim, loss, liability, damages, penalties, costs and expenses (excluding any and all consequential, incidental and special damages).

         "Management Release" means the "Agreement of Release" substantially in the form of Exhibit H to be delivered to Buyer by the Persons designated on Exhibit H at the Closing.

         "Material Contract" means the Debt Documents, the Material Leases, and any other Contract that requires payments by one of the FrontierVision Companies (or entitles one of the FrontierVision Companies to payments) in the aggregate of more than $100,000 during the current term of such Contract, but "Material Contract" specifically excludes all subscription agreements with customers and specifically excludes all pole attachment and conduit agreements.

         "Material Lease" means all headend, tower and microwave site leases, fiber leases, and any other lease designated as a "Material Lease" in Section
3.9 of FrontierVision's Disclosure Schedule.

         "Noncompetition Agreement" means either of the Noncompetition Agreements between Buyer and each of the two Persons designated on Exhibit A, substantially in the form of Exhibit A with respect to such Person, which agreements shall be executed and delivered on the Closing Date.

         "Permitted Encumbrances" means each of the following: (A) liens for current taxes and other governmental charges that are not yet delinquent; (B) liens for taxes, assessments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith or liens arising out of judgments or awards against the FrontierVision Companies with respect to which at the time there shall be a prosecution for appeal or there shall be a proceeding to review or the time limit has not yet run for such an appeal or review with respect to such judgment or award; provided that with respect to the foregoing liens in this clause (B), adequate reserves shall have been set aside on the FrontierVision Companies' books, and no foreclosure, distraint, sale or similar proceedings shall have been commenced with respect thereto that remain unstayed for a period of 60 days after their commencement;
(C) liens of carriers, warehousemen, mechanics, laborers, and materialmen and other similar statutory liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, and for which adequate reserves have been set aside on the FrontierVision Companies' books;
(D) liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or similar laws; (E) statutory landlords' liens; (F) with respect to the Real Property, leases, easements, rights to access, rights-of-way, mineral rights or other similar reservations and restrictions and defects of title which are either of record or set forth in FrontierVision's Disclosure Schedule or in the deeds or leases to such Real Property or which (except in the case of owned Real Property, and which), either individually or in the aggregate, do not materially and adversely affect or interfere with the ownership or use or marketability of any such Real Property in the business and operations of the Systems as presently conducted; and (G) any other claims or encumbrances that are described in Section 3.9 of FrontierVision's Disclosure Schedule and that relate to Assumed Liabilities that are not discharged in full at the Closing or that will be removed prior to or at Closing.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

         "Post-Closing Escrow Agreement" means the Post-Closing Escrow Agreement among Buyer, Sellers, and the Escrow Agent, substantially in the form of Exhibit B but subject to Section 10.3, which agreement shall be executed and delivered on the Closing Date.

         "Purchased Interests" means the General Partnership Interest, the Limited Partnership Interests, the SPC Stock, the Subordinated Notes held by the General Partner, the Subordinated Notes held by the Limited Partner Sellers, and the Subordinated Notes held by the SPC Sellers.

         "Rate Regulatory Matter" shall mean, with respect to any cable television system, any matter or any effect on such system or the business or operations thereof, arising out of or related to the Cable Act, any FCC Regulations heretofore adopted thereunder, or any other present or future Legal Requirement dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise).

         "Real Property" means all of the fee and leasehold estates and, to the extent of the interest, title, and rights of the FrontierVision Companies in the following, buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way, and other real property interests that are owned or held by any of the FrontierVision Companies and used or held for use in the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Seller Release" means the "Agreement of Release" substantially in the form of Exhibit G to be delivered to Buyer by each Seller at the Closing.

         "SPC" means any corporation that is a limited partner of FVP, the Capital Stock of which corporation is being sold to Buyer pursuant to this Agreement.

         "SPC Notes" means certain promissory notes issued by certain of the SPCs to the SPC Seller which owns all of the Capital Stock of such SPC.

         "SPC Stock" means the Capital Stock of the SPCs held by the SPC
Sellers.

         "Stock Consideration Registration Rights Agreement" means the Registration Rights Agreement among Buyer and Sellers, relating to the registration of the Stock Consideration Registrable Securities constituting the Stock Consideration, which agreement shall be executed on the date of this Agreement.

         "Subordinated Notes" means certain Subordinated Notes issued by FVP to the General Partner, the Limited Partner Sellers, the SPC Sellers, and the SPCs in connection with their investments in FVP.

         "Subsidiary" means, with respect to any Person, any other Person of which the outstanding voting Capital Stock sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, of which 50% or more of the Capital Stock) is owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof.

         "Systems" means the cable television systems owned and operated by any FrontierVision Company or any combination of any of them, each of which may be referred to herein individually as a "System."

         "Tangible Personal Property" means all of the equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, converters, spare parts, and other tangible personal property which are owned or leased by any of the FrontierVision Companies and used or held for use in the conduct of the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "Tax" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted to any Governmental Authority with respect to any Tax.

         "Transaction Documents" means this Agreement, the Deposit Escrow Agreement, the Post- Closing Escrow Agreement, the Noncompetition Agreements, the Deposit Registration Rights Agreement, the Stock Consideration Registration Rights Agreement, the Seller Releases, the Management Releases, and the other documents, agreements, certificates and other instruments to be executed, delivered and performed by the parties in connection with the transactions contemplated by this Agreement.

         "Upset Date" means the one year anniversary of the date of this Agreement, as such date may be extended pursuant to the provisions of this Agreement, including, without limitation, Sections 8.1, 9.2 and 9.3.

         "Weighted Average Trading Price" means the price determined by a fraction, the numerator of which is the sum of the results obtained by multiplying, for each of the trading days in the period of measurement, (A) the total number of shares of ACC Class A Common Stock or other security traded on each of said trading days on the principal U.S. trading market (whether stock exchange, the

NASDAQ National Market System, or otherwise) on which such stock or other security is traded, by (B) the closing sale price of such stock or other security (as published in the Northeast Edition of The Wall Street Journal) for each of said trading days, and the denominator of which is the total number of shares of such stock or other security traded on the trading days in the period of measurement.

                1.2  Terms Defined Elsewhere in this Agreement.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


Term                                                       Section

120-Day Period                                             Section 7.1(d)(1)(A)

Adjustment Assets                                          Section 2.5(b)(1)

Adjustment Liabilities                                     Section 2.5(b)(2)

Agent                                                      Section 11.8

Assumed Employees                                          Section 6.9(a)

Assumed Liabilities                                        Section 2.2

Audited Financial Statements                               Section 3.5(a)

Buyer                                                      First Paragraph

Buyer's 10-K                                               Section 5.6(a)

Buyer's 10-Q                                               Section 5.6(a)

Cash Consideration                                         Section 2.3(a)(1)

Claimant                                                   Section

Closing Cash Payment                                       Section 2.6

Closing Equivalent Subscribers                             Section 2.5(a)

Closing Net Liabilities                                    Section 2.5(b)

Deposit Escrow Property                                    Section 2.4(a)

Designated Material Consent Franchise                      Section 6.4(b)

Designated Non-Material Consent                            Section 6.4(b)
Franchise

Escrow Registrable Securities                              Section 2.4(b)


                                                       - 11 -








Financial Statements                                       Section

Final Closing Statement                                    Section 2.7(b)

FVP                                                        First Paragraph

GECC                                                       Section 6.7(c)

GECC Facility Consent                                      Section 6.7(c)

General Partner                                            First Paragraph

Indemnifying Party                                         Section

Limited Partner Seller                                     First Paragraph

Material Consent Franchise                                 Section 7.1(d)(1)

Material Renewal Franchise                                 Section 6.4(c)

Net Closing Cash Payment                                   Section 2.7(a)

Post-Closing Adjustments Escrow                            Section 2.7(a)

Post-Closing Adjustment Funds                              Section 2.7(a)

Post-Closing Indemnity Escrow                              Section 10.3

Post-Closing Indemnity Property                            Section 10.3

Preliminary Closing Statement                              Section 2.6

Purchase Consideration                                     Section 2.3(a)

Renewal Franchises                                         Section 6.1(a)(1)

Renewal Window                                             Section 6.4(d)

Seller                                                     Recitals

SPC Seller                                                 First Paragraph

Stock Consideration                                        Section 2.3(a)(2)

Stock Consideration Registrable                            Section 6.17
 Securities

Unaudited Financial Statements                             Section 3.5(a)

Warn Act                                                   Section 9(a)


              1.3 Rules of Construction.

         Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Disclosure Schedules and the Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                                    ARTICLE 2

                   SALE AND PURCHASE OF PURCHASED INTERESTS;
                 ASSUMPTION OF LIABILITIES; ADDITIONAL PURCHASE
                                 CONSIDERATION

               2.1 Agreement to Sell and Buy.

         Subject to the terms and conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer, and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, the Purchased Interests held by such Seller, free and clear of all Encumbrances.

                2.2 Assumption of Obligations.

         In consideration of the sale of the Purchased Interests, concurrently with the Closing, Buyer shall assume all obligations and liabilities associated with the Purchased Interests purchased by Buyer, whether such obligations and liabilities arose prior to the Closing or arise after the Closing, including (and notwithstanding any provision of applicable partnership law to the contrary) all obligations and liabilities arising out of the ownership of the General Partnership Interest (collectively, the "Assumed Liabilities"). After the Closing Buyer shall cause the FrontierVision Companies to discharge all of their obligations and liabilities, whether such obligations and liabilities arose prior to the Closing or arise after the Closing, including all obligations and liabilities relating to the business and operations of the Systems; provided that Buyer shall not be deemed to have assumed directly any obligations and liabilities of the FrontierVision Companies vis-a-vis any Person that is not a party to this Agreement or entitled to indemnification under this Agreement. In addition, nothing in this Section 2.2 shall impair Buyer's rights under Sections 2.5, 2.8 and 2.9 or Buyer's indemnification rights under Article 10 after the Closing (subject in each case to the limitations provided therein).

             2.3  Additional Purchase Consideration for Purchased Interests.

                         (a)  In addition to assuming the Assumed Liabilities,
Buyer shall pay and deliver to Sellers as consideration for the sale of the Purchased Interests (the "Purchase Consideration"):

                                (1) A cash payment equal to Six Hundred Million
Dollars ($600,000,000),
subject to adjustment in accordance with this Article 2 (the "Cash Consideration");

                                 (2) 7,000,000 shares of ACC Class A Common
Stock, together with the kind
and amounts of securities, cash and other property that Sellers would have held or been entitled to receive as of the Closing (whether resulting from a stock split, subdivision, combination or reclassification of the outstanding capital stock of Buyer, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which Buyer may be a party or otherwise) had Sellers held such shares of ACC Class A Common Stock as of the date of this Agreement and retained such shares, and all securities, cash and other property distributed or issued with respect to or in substitution or exchange therefor, during the period from the date of this Agreement through (and including) the Closing Date (collectively, the "Stock Consideration"). To the extent Adelphia pays cash to the Sellers pursuant to Section 8.1(a)(4) in lieu of delivering the ACC Class A Common Stock (or other securities, cash and property described in the preceding sentence), the term "Stock Consideration" shall include all such cash as the context requires.

                        (b) The Cash Consideration (and any adjustments thereto) and the Stock Consideration shall be allocated among the Purchased Interests and the Sellers as determined by the Sellers and delivered to Buyer in writing at least two days prior to the Closing. Not more than 44% of the aggregate Purchase Consideration shall be allocated to the purchase and sale of the Purchased Interests held by the SPC Sellers.

               2.4 Escrow Deposit; Registration Rights.

                        (a) Deposit of ACC Class A Shares. Simultaneously with the execution of this Agreement, and as a material inducement to FVP and Sellers to enter into this Agreement, Buyer shall cause 1,000,000 shares of ACC Class A Common Stock to be issued in the name of FVP and delivered to the Escrow Agent to be held in escrow pursuant to the terms of the Deposit Escrow Agreement, which is to be executed concurrently herewith by Buyer, FVP, and the Escrow Agent. The "Deposit Escrow Property" means, collectively, the 1,000,000 shares of ACC Class A Common Stock deposited pursuant to this Section 2.4(a), together with the kind and amounts of securities, cash and other property that Sellers would have held or been entitled to receive as of the date the Deposit Escrow Property is released in accordance with this Agreement (whether resulting from a stock split, subdivision, combination or reclassification of the outstanding capital stock of Buyer, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which Buyer may be a party or otherwise) had Sellers held such shares of ACC Class A Common Stock as of the date of this Agreement and retained such shares, and all securities, cash and other property distributed or issued with respect to or in substitution or exchange therefor, during the period from the date of this Agreement through (and including) the date the Deposit Escrow Property is released in accordance with this Agreement, and also includes, to the extent relevant, all cash deposited with the Escrow Agent pursuant to
Section 2.4(b) and all earnings thereon.

                       (b) Deposit Registration Rights Agreement. Simultaneously with the execution of this Agreement, and as a material inducement to FVP and Sellers to enter into this Agreement, Buyer shall execute and deliver the Deposit Registration Rights Agreement, pursuant to which Buyer will grant FVP certain rights as provided therein in respect of the shares of ACC Class A Common Stock or other securities constituting the Deposit Escrow Property (the "Escrow Registrable Securities"). As soon as practicable after the execution of this Agreement, Buyer shall file an appropriate registration statement under the Securities Act covering the registration of all of such Escrow Registrable Securities. Buyer shall then use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable thereafter and kept effective in accordance with the provisions of the Deposit Registration Rights Agreement, and Buyer shall otherwise comply with the provisions of the Deposit Registration Rights Agreement. If a registration statement covering the registration of all of such Escrow Registrable Securities has not been declared effective under the Securities Act (and such registration statement shall not be subject to any stop order or proceeding seeking a stop order) on the earlier of (1) the date FVP terminates this Agreement in accordance with Section 9.2 as a result of a willful breach of this Agreement by Buyer (including a willful breach as described in the first sentence of Section 9.4(c)), and (2) May 31, 1999, Buyer shall deposit with the Escrow Agent, on the next business day, cash in an amount equal to the aggregate fair market value of the shares of ACC Class A Common Stock or other securities constituting the Deposit Escrow Property (computed on the basis of the Weighted Average Trading Price of such shares of ACC Class A Common Stock or other securities for the ten day trading period beginning on the thirteenth trading day prior to the date on which Buyer deposits such cash amount pursuant to this sentence). Upon such payment by Buyer to the Escrow Agent, all of such shares of ACC Class A Common Stock or other securities constituting the Deposit Escrow Property shall be released and paid over to Buyer but all cash funds, if any, included in the Deposit Escrow Property and previously held by the Escrow Agent shall be retained by the Escrow Agent as part of the Deposit Escrow Property.

                       (c) Release of Deposit Escrow Property. At the Closing, all of the Deposit Escrow Property shall be released from escrow and returned to Buyer. Upon termination of this Agreement prior to the Closing in accordance with Article 9, all of the Deposit Escrow Property shall be released from escrow and returned to Buyer except as provided in the following sentence. If FVP terminates this Agreement in accordance with Section 9.2 as a result of a willful breach of this Agreement by Buyer (including a willful breach as described in the first sentence of Section 9.4(c)), all of the Deposit Escrow Property shall be released from escrow and paid over to FVP on the next business day, provided that FVP shall be entitled to receive all cash if the condition specified in the last sentence of Section 2.4(b) is applicable, and FVP shall be entitled to enforce this Section 2.4 against Buyer notwithstanding any provision to the contrary in Section 9.4(c). On the day of the occurrence of any of the foregoing events, FVP and Buyer will execute and deliver to the Escrow Agent joint written instructions containing appropriate disbursement instructions consistent with this Section 2.4(c) and the Deposit Escrow Agreement.

               2.5 Cash Consideration Adjustments.

                       (a) Closing Equivalent Subscribers. The Cash Consideration shall be decreased by the number, if any, by which the number of Closing Equivalent Subscribers is less than 700,000, multiplied by $2,928. For purposes of this Agreement, "Closing Equivalent Subscribers" means the total number of Equivalent Subscribers for all of the Systems as of the Adjustment Time; provided, however, that if the systems exchange transactions between the FrontierVision Companies and InterMedia Partners of Kentucky, L.P. referred to in Section 6.1 of FrontierVision's Disclosure Schedule are consummated prior to the Closing hereunder, none of the subscribers served by the InterMedia systems acquired in such transactions shall be included in Closing Equivalent Subscribers but the number of Closing Equivalent Subscribers represented by the subscribers served by the Systems sold to InterMedia (determined as if the effective time of the consummation of the respective InterMedia transactions were the Adjustment Time hereunder) shall be included in Closing Equivalent Subscribers; and provided further, however, that the provisions of Section 6.4(e) shall apply to the extent relevant.

                        (b) Closing Net Liabilities. The Cash Consideration shall be decreased by the amount, if any, by which the Closing Net Liabilities exceed $1,150,000,000 and shall be increased by the amount, if any, by which the Closing Net Liabilities are less than $1,150,000,000. For purposes of this Agreement, "Closing Net Liabilities" means Adjustment Liabilities as of the Adjustment Time, decreased by Adjustment Assets as of the Adjustment Time.

                                 (1) Subject to the other provisions of this
Section 2.5(b), "Adjustment Assets" means, as of any date, the sum of: (A) cash and cash equivalents, (B) prepaid expenses, deposits, and other current assets (other than inventory); (C) Accounts Receivable and other receivables; (D) tax refunds due to any of the FrontierVision Companies for any tax period ending prior to the Adjustment Time; (E) the amount of Reimbursable Capital Expenditures; (F) the amount of the cash consideration paid by the FrontierVision Companies in connection with the systems exchange transactions, if consummated prior to the Closing hereunder, with InterMedia Partners of Kentucky L.P. referred to in Section 6.1 of FrontierVision's Disclosure Schedule; (G) the aggregate amount of any cash investments made by the FrontierVision Companies in The Maine Internet Works, Inc. and Landmark Net Access, Inc. after the date of this Agreement and prior to the Adjustment Time (provided that any such investments shall not be included unless Buyer consented to such investments); (H) the amount of the net asset, if applicable, referred to in Section 6.7(e); and (I) the amount of the insurance premiums paid by the FrontierVision Companies prior to the Adjustment Time as contemplated by Section 6.13, in each case of clauses (A) through (D) computed for the FrontierVision Companies on a consolidated basis and without duplication in accordance with GAAP and in each case of clauses (E) through (I) as agreed above. Exhibit F referred to below in Section 2.5(c) identifies and describes the "other receivables" referenced in clause (C) above that would be included in Adjustment Assets if the Closing

Date were the date of this Agreement. The disclosure made pursuant to the immediately preceding sentence is for informational purposes only.

                                 (2) Subject to the other provisions of this
Section 2.5(b), "Adjustment Liabilities" means, as of any date, the sum of: (A) accounts payable; (B) expenses of the FrontierVision Companies relating to the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees, if such fees and expenses are paid by the FrontierVision Companies after the Closing Date, but excluding any expenses that Buyer agrees to pay or is obligated to pay pursuant to this Agreement; (C) accrued and unpaid expenses;
(D) subscriber's prepayments and deposits; (E) Tax payments due and payable by any of the FrontierVision Companies to any Governmental Authority for all Tax periods ending on or prior to the Adjustment Time; (F) all other FrontierVision Liabilities as of the Adjustment Time; (G) subject to Section 6.18, $5,500,000 (which represents the amount by which the amount of rebuild/upgrade capital expenditures of the FrontierVision Companies budgeted for the period beginning October 23, 1998 and ending December 31, 1998 with respect to the Systems acquired pursuant to the State Cable Acquisition Agreement exceeded the amount of capital expenditures actually made by the FrontierVision Companies for such period with respect to such Systems); (H) $2,000,000 (which represents the amount by which the amount of rebuild/upgrade capital expenditures of the FrontierVision Companies budgeted for the period beginning July 1, 1998 and ending December 31, 1998 with respect to the Systems other than the Systems acquired pursuant to the State Cable Acquisition Agreement exceeded the amount of capital expenditures actually made by the FrontierVision Companies for such period with respect to such other Systems); (I) the cash amount required to pay off vehicle leases held by the FrontierVision Companies, if any; (J) the amount as illustrated in Section 2.5 of FrontierVision's Disclosure Schedule as the "Net Carriage Adjustment" and as updated for activity through the Closing Date;
(K) the amount of cash and other monetary purchase price consideration (net of reasonable out-of-pocket transaction costs and expenses) received by the FrontierVision Companies in connection with the sale of systems to Helicon Partners I, L.P. consummated on January 7, 1999, plus the amount of cash and other monetary purchase price consideration (net of reasonable out-of-pocket transaction costs and expenses) received by the FrontierVision Companies in connection with the sale of other systems and assets, including without limitation, the sale of the Rockland, Maine office site real estate parcel referenced in Section 3.8 of FrontierVision's Disclosure Schedule, if any, consummated after the date of this Agreement and prior to the Closing Date; (L) the amount of cash and other monetary purchase price consideration payable by the FrontierVision Companies under the purchase contract for the Chillicothe, Ohio real estate parcel referenced in Section 3.8 of FrontierVision's Disclosure Schedule, but only to the extent to which such amount has not been paid by the FrontierVision Companies prior to the Closing Date; (M) the FrontierVision Companies' share of any out-of-pocket costs and expenses incurred in connection with relocating the Luckey headend site referred to in Section 3.6 (Item A.2) of FrontierVision's Disclosure Schedule, but only to the extent to which such costs and expenses have not been paid by the FrontierVision Companies prior to the Closing; (N) $3,937,500.00; (O) $200,000.00 (representing the amount payable in connection with the matter disclosed in Section 3.6 (Item A.1) of FrontierVision's Disclosure Schedule that is not covered by clause (F) above);
(P) the aggregate amount of any cash distributions received by the FrontierVision Companies from The Maine Internet Works,

Inc. and Landmark Net Access, Inc. after December 31, 1998 and prior to the Adjustment Time; (Q) the amount paid by Buyer at the Closing with respect to FVP's Executive Deferred Compensation Plan as contemplated by Section 6.9(f);
(R) the amount, if any, required to be included as an Adjustment Liability pursuant to Section 6.4(e); (S) the amount of the net liability, if applicable, referred to in Section 6.7(e); (T) $10,000,000, reduced by the aggregate amount of capital expenditures actually made by the FrontierVision Companies during the period beginning January 1, 1999 and ending on the Closing Date with respect to the Waterville, Ohio and Bedford, Michigan Systems upgrade and rebuild projects listed in Section 2.5 of FrontierVision's Disclosure Schedule; and (U) the aggregate amount of the programming costs savings to the FrontierVision Companies as a result of the Programming Supply Agreement with Buyer, in each case of clauses (A) through (F) computed for the FrontierVision Companies on a consolidated basis and without duplication in accordance with GAAP and in each case of clauses (G) through (U) as agreed above. The parties agree that to the extent any liability qualifies as an Adjustment Liability pursuant to more than one clause of this paragraph, it shall be included only once and without duplication.

                                (3) The amount of "Reimbursable Capital
Expenditures" equals the amount by which (A) the aggregate amount of capital expenditures actually made by the FrontierVision Companies during the period beginning January 1, 1999 and ending on the Closing Date with respect to any of the Systems upgrade and rebuild projects listed in Section 2.5 of FrontierVision's Disclosure Schedule (it being understood that in no event will any capital expenditures made to complete the New Philadelphia retrofit, Bangor, Amesbury, and Ironton/Ashland upgrade and rebuild projects to the point of completion described in Section 2.5(D) of FrontierVision's Disclosure Schedule or any capital expenditures made by the FrontierVision Companies with respect to the Waterville, Ohio and Bedford, Michigan Systems upgrade and rebuild projects listed in Section 2.5 of FrontierVision's Disclosure Schedule be included in the amount for this clause (A)) exceeds (B) the amount, if any, by which (1) the amount of Budgeted Other Capital Expenditures exceeds (2) the amount of Actual Other Capital Expenditures; provided that if the amount in clause (B)(2) exceeds the amount in clause (B)(1), the amount for clause (B) shall be zero. As used in this subsection (3), the following terms have the following meanings:

                                         (A) "Budgeted Other Capital
Expenditures" means the aggregate cumulative amount of capital expenditures budgeted for all of the capital expenditures categories included in all categories other than "Upgrade/Rebuild" on the Capital Expenditures Budget for the period beginning January 1, 1999 and ending on the Closing Date (the amount budgeted for the month in which the Closing occurs to be prorated in the event the Closing Date occurs on a day other than the first or last day of a month).

                                         (B) "Actual Other Capital Expenditures"
means the aggregate amount of capital expenditures actually made by the FrontierVision Companies during the period beginning January 1, 1999 and ending on the Closing Date with respect to all of the capital expenditure categories included in all categories other than "Upgrade/Rebuild" on the Capital Expenditures Budget, computed on a basis consistent with the accounting methodologies used to compute the Budgeted Other Capital

Expenditures, which in turn was prepared on a basis consistent with the accounting procedures used to prepare the Financial Statements.

                                         (C) "Capital Expenditures Budget" means
the monthly capital expenditures budget for the FrontierVision Companies for calendar year 1999 that is included in Section 2.5 of FrontierVision's Disclosure Schedule.

                               (4) To the extent consistent with GAAP, revenues
and expenses shall be treated as prepaid or accrued so as to reflect the principle that revenues and expenses attributable to the period prior to the Adjustment Time shall be for the account of Sellers and revenues and expenses attributable to the period after the Adjustment Time shall be for the account of Buyer.

                               (5)  Deferred income Taxes of any FrontierVision
Company shall not be treated as Adjustment Assets or Adjustment Liabilities.

                               (6)  To the extent any liability that would be an
Adjustment Liability but for the fact that all or any portion of such liability is transferred by a FrontierVision Company (including Main Security Surveillance, Inc. for this purpose) to and assumed by The Maine Internet Works, Inc. or Landmark Net Access, Inc. prior to the Adjustment Time, such liability shall be treated as an Adjustment Liability (but without duplication) in any event.

                       (c) Example Calculation. Attached hereto as Exhibit F is an example calculation of Closing Net Liabilities for illustrative purposes only, prepared on the basis of good faith estimates of Adjustment Assets and Adjustment Liabilities made by FVP as if the Closing Date were January 31, 1999. FVP makes no representation and warranty to any other party with respect to the accuracy of Exhibit F.

              2.6  Payment at Closing.

         No later than seven business days prior to the date scheduled for the Closing, FVP shall prepare and deliver to Buyer a written report (the "Preliminary Closing Statement") setting forth FVP's estimates of Closing Net Liabilities and Closing Equivalent Subscribers, determined in accordance with
Section 2.5 and this Section 2.6. The Preliminary Closing Statement shall be prepared by FVP in good faith and shall be certified by FVP to be its good faith estimate of the Closing Net Liabilities and Closing Equivalent Subscribers as of the date thereof. FVP shall make available to Buyer such information as Buyer shall reasonably request relating to the matters set forth in the Preliminary Closing Statement. If Buyer does not agree with any estimated amount set forth in the Preliminary Closing Statement, then on or prior to the third business day prior to the date scheduled for the Closing, Buyer may deliver to FVP a written report setting forth in reasonable detail its good faith estimates (supported by substantial evidence) of any amount set forth in the Preliminary Closing Statement with which Buyer disagrees. In the case of any such estimated amount as to which Buyer delivers its own estimate on or before such third business day, FVP and Buyer will endeavor in good faith to agree prior to the Closing on the

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appropriate amount of such estimate to be used for calculating the Closing Cash
Payment (as defined below). At the Closing Buyer shall pay to Sellers the amount of the Cash Consideration, as adjusted at Closing on the basis of the Preliminary Closing Statement, with any changes thereto mutually agreed to between Buyer and FVP (the "Closing Cash Payment") in accordance with the provisions of Section 8.3(a)(2). In the case of any such estimated amount as to which Buyer delivers its own estimate on or before such third business day and as to which FVP and Buyer do not so agree prior to the Closing, at the Closing the difference (if any) between the amount of the Closing Cash Payment that would be determined using the estimates set forth in FVP's Preliminary Closing Statement (with any changes thereto mutually agreed to between Buyer and FVP) and the amount of the Closing Cash Payment that would be determined using the estimates of Buyer that remain in dispute will be transferred by Buyer to the Escrow Agent, to be held in the Post-Closing Adjustments Escrow and disbursed in accordance with the provisions of Section 2.7.

              2.7 Post-Closing Payment of Cash Consideration Adjustments.

                        (a) Post-Closing Adjustments Escrow. At the Closing, Buyer, Sellers and the Escrow Agent shall execute the Post-Closing Escrow Agreement, in accordance with which, on the Closing Date, in addition to any deposit to be made pursuant to Section 2.6, Buyer will deposit $5,000,000 with the Escrow Agent to hold in escrow on behalf of Sellers solely in order to provide a fund for any payment to which Buyer may be entitled in accordance with
Section 2.7(c) (such escrow, the "Post-Closing Adjustments Escrow," and such $5,000,000, together with any amounts deposited in the Post-Closing Adjustments Escrow pursuant to Section 2.6, and any earnings thereon, the "Post- Closing Adjustment Funds"). None of the Post-Closing Adjustment Funds will be available for any purpose other than as described above and as described in Section 2.9 and shall not be available to satisfy any obligation of Sellers under Article
10. The Post-Closing Adjustments Escrow will be administered, and the Post-Closing Adjustment Funds will be held and disbursed, in accordance with the provisions of this Section 2.7 and the Post-Closing Escrow Agreement. The Closing Cash Payment less the amounts deposited in the Post-Closing Adjustments Escrow pursuant to Sections 2.6 and this 2.7(a) shall be referred to as the "Net Closing Cash Payment."

                        (b) Final Closing Statement. Within one hundred twenty days after the Closing Date, Buyer shall prepare and deliver to the General Partner a written report (the "Final Closing Statement") setting forth Buyer's final estimates of Closing Net Liabilities and Closing Equivalent Subscribers, determined in accordance with Section 2.5. The Final Closing Statement shall be prepared by Buyer in good faith and shall be certified by Buyer to be, as of the date prepared, its good faith estimate of the Closing Net Liabilities and Closing Equivalent Subscribers. Buyer shall allow the General Partner and its agents access at all reasonable times after the Closing Date to copies of the books, records and accounts of the FrontierVision Companies and make available to the General Partner such information as the General Partner reasonably requests to allow the General Partner to examine the accuracy of the Final Closing Statement. Within thirty days after the date that the Final Closing Statement is delivered by Buyer to the General Partner, the General Partner shall complete its examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to any amounts set forth in the

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Final Closing Statement. If the General Partner notifies Buyer of its acceptance of the amounts set forth in the Final Closing Statement, or if the General Partner fails to deliver its report of any proposed adjustments within the thirty day period specified in the preceding sentence, the amounts set forth in the Final Closing Statement shall be conclusive, final, and binding on the parties as of the last day of such thirty day period. Buyer and the General Partner shall use good faith efforts to resolve any dispute involving the amounts set forth in the Final Closing Statement. If the General Partner and Buyer fail to agree on any amount set forth in the Final Closing Statement within fifteen days after Buyer receives the General Partner's report pursuant to this Section 2.7, then the General Partner shall retain a national independent accounting firm which is approved by Buyer to make the final determination, under the terms of this Agreement, of any amounts under dispute. Buyer hereby approves the appointment of any of the "Big Five" accounting firms selected by the General Partner so long as such firm does not then serve as the independent auditor of any of the FrontierVision Companies or the General
Partner or Buyer. The selected accounting firm shall endeavor to resolve the dispute as promptly as practicable and such firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. All of the costs and expenses of the selected accounting firm and its services rendered pursuant to this Section 2.7 shall be borne by Buyer, on the one hand, and Sellers, on the other hand, as nearly as possible in the proportion to the amount by which the determination of all matters related to such costs and expenses varies from the positions of Buyer and the General Partner on all such matters. Any fees to be borne by Sellers pursuant to the preceding sentence shall be paid out of the Post-Closing Adjustment Funds in accordance with the provisions of Section 2.7(c).

                        (c) Payment of Cash Consideration Adjustments.

                                (1) Within three business days after the General
Partner delivers to Buyer its proposed adjustments to the Final Closing Statement, the amounts not in dispute shall be determined and the Escrow Agent shall release and pay over to Buyer and/or Sellers, as the case may be, the appropriate amount of the Post-Closing Adjustment Funds not in dispute; provided, however, that out of any amounts payable to Sellers an amount equal to the greater of $25,000 or one percent (1%) of the amount in dispute shall continue to be held in the Post-Closing Adjustments Escrow to cover (A) the fees, if any, payable by Sellers pursuant to the last sentence of Section 2.7(b) with respect to the final determination of the Cash Consideration and (B) the fees payable by Sellers to the Escrow Agent pursuant to the Post-Closing Escrow Agreement. For example, if (i) the Closing Cash Payment was determined to be $600,000,000; (ii) the Net Closing Cash Payment was determined to be $594,000,000; (iii) the Cash Consideration determined on the basis of Buyer's Final Closing Statement was $595,000,000; and (iv) the Cash Consideration determined on the basis of Buyer's Final Closing Statement (with any adjustments proposed by the General Partner pursuant to Section 2.7(b)) was $597,000,000; then $3,000,000 (i.e., $600,000,000 less $597,000,000) would be paid by the
Escrow Agent to Buyer, and $1,000,000 (i.e, $595,000,000 less $594,000,000) less the amount of the reserve for Sellers' fees would be paid to Sellers. The balance in the Post-Closing Adjustments Escrow would be held by the Escrow Agent until the amount of the Cash Consideration is finally determined pursuant to
Section 2.7(b)) (whether by agreement of the parties or by final resolution of any accounting firm).

Upon and within three business days after such final determination, the Escrow Agent shall release and pay over to Buyer and/or Sellers, as the case may be, the appropriate amount of the Post-Closing Adjustment Funds based upon such final determination; provided, however, that any payments to be made to Sellers shall be reduced by the fees and expenses to be paid by Sellers if not already reserved. To the extent there are not sufficient monies in the Post-Closing Adjustments Escrow to distribute the amount determined to be payable to Sellers pursuant to this Section 2.7, Buyer will pay to Sellers in cash the amount of such deficiency within three business days of the date of such determination. To the extent there are not sufficient monies in the Post-Closing Adjustments Escrow to distribute the amounts determined to be payable to Buyer pursuant to this Section 2.7, the amount of such deficiency will be paid to Buyer from the Post-Closing Indemnity Escrow to the extent of any Post-Closing Indemnity Property therein within three business days of the date of such determination.

                                (2) If Buyer has not delivered the Final Closing
Statement to the General Partner within twenty days after the end of the 120-day period referred to in Section 2.7(b), the Escrow Agent shall release and pay over to Sellers all of the Post-Closing Adjustment Funds.

                                (3) If the General Partner has not delivered its
report of any proposed adjustments to the Final Closing Statement within the thirty day period following its receipt of the Final Closing Statement, the Escrow Agent shall release and pay out the Post-Closing Adjustment Funds based upon the Final Closing Statement delivered by Buyer.

                                (4) Notwithstanding the above provisions, if
Buyer has provided notice of a claim to the General Partner pursuant to Section 2.9(b), a portion of the Post-Closing Adjustment Funds sufficient to reimburse Buyer for any such claim and to pay Sellers' share of any fees and expenses under Section 2.9(b) shall be retained in the Post-Closing Adjustments Escrow and shall not be distributed until such claims are finally resolved in accordance with Section 2.9(b).

                                (5) All earnings attributable to each portion of
the Post-Closing Adjustment Funds shall be paid to the party entitled to such portion of the Post-Closing Adjustment Funds in accordance with this Section 2.7 or Section 2.9 to the extent applicable (except all earnings attributable to the portion of the Post-Closing Adjustment Funds, if any, used to pay the Sellers' share of any fees and expenses payable out of the Post-Closing Adjustment Funds pursuant to said Sections shall be paid to Sellers).

                               (6)  Any amount which becomes payable pursuant to
this Section 2.7 will constitute an adjustment to the Cash Consideration for all purposes.

                                (7) All payments to be made to Sellers under
this Section 2.7 shall be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by Sellers by written notice to the Escrow Agent or Buyer, as applicable.

                                (8) All payments to be made to Buyer under this
Section 2.7 shall be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by Buyer by written notice to the Escrow Agent or Sellers, as applicable.

                                (9) No later than the close of business on the
first business day after it is determined in accordance with this Section 2.7 and Section 2.9 that Buyer and/or Sellers are entitled to all or any portion of the Post-Closing Adjustment Funds, the General Partner and Buyer will execute and deliver to the Escrow Agent joint written instructions containing appropriate disbursement instructions consistent with this Section 2.7 and
Section 2.9 and the Post-Closing Escrow Agreement.

              2.8 Seller Specific Liabilities.

                      (a) If it is determined at the Closing (based upon a good faith showing by Buyer supported by substantial evidence and that is agreed to by the SPC Seller that owns the Capital Stock of the SPC in question) that any of the SPCs has any indebtedness or liability (other than any indebtedness or liability disclosed in Section 4.3 or in Section 4.3 of FrontierVision's Disclosure Schedule) that will not otherwise be discharged at the Closing, then the amount of Cash Consideration payable to such SPC Seller shall be decreased by the dollar amount of such indebtedness or liability as agreed to by such SPC Seller and Buyer. If it is determined at the Closing (based upon a good faith showing by Buyer supported by substantial evidence and that is agreed to by the Seller in question) that any of the Purchased Interests held by a Seller is subject to an Encumbrance and that will not otherwise be discharged and released at the Closing, then the amount of Cash Consideration payable to such Seller shall be decreased by the dollar amount necessary to discharge and release such Encumbrance as agreed to by such Seller and Buyer. Buyer agrees to notify the appropriate Seller promptly upon becoming aware of any matter that could give rise to a claim under this Section 2.8 that was not disclosed in this Agreement or in FrontierVision's Disclosure Schedule. If such Seller and Buyer cannot agree on the appropriate amount of the decrease in Cash Consideration payable to such Seller by the time scheduled for the Closing, then Buyer shall deposit a portion of the Closing Cash Payment equal to the amount of Buyer's claim (together with an amount equal to the greater of $25,000 or one percent (1%) of the amount of Buyer's claim to cover the fees, if any, payable by such Seller pursuant to Section 2.8(b) with respect to an accounting firm's final determination) with the Escrow Agent to hold in a separate escrow on behalf of such Seller solely in order to provide a fund for any payment to which Buyer may be entitled in accordance with this Section 2.8 (each such escrow, a "Post-Closing Section 2.8 Escrow," and such deposit, together with any earnings thereon, the "Post-Closing Section 2.8 Funds"), and the amount of the Closing Cash Payment payable to such Seller shall be decreased by the amount so deposited. None of the Post-Closing Section 2.8 Funds will be available for any purpose other than as described above and shall not be available to satisfy any obligation of Sellers under Article 10. The Post-Closing Section 2.8 Escrow will be administered, and the Post-Closing Section 2.8 Funds will be held and disbursed, in accordance with the provisions of this Section 2.8 and the Post-Closing Escrow Agreement.

                       (b) After the Closing, Buyer and such Seller shall use good faith efforts to resolve any dispute involving the validity and amount of any claim made by Buyer pursuant to this Section 2.8. If such Seller and Buyer fail to agree on the validity and amount of any such claim within fifteen days after the Closing, then such Seller shall retain a national independent accounting firm which is approved by Buyer to make the final determination, under the terms of this Agreement, regarding the validity and amount of any such claim. Buyer hereby approves the appointment of any of the "Big Five" accounting firms selected by such Seller so long as such firm does not then serve as the independent auditor of any of the FrontierVision Companies or the General Partner or Buyer. The selected accounting firm shall endeavor to resolve the dispute as promptly as practicable and such firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. All of the costs and expenses of the selected accounting firm and its services rendered pursuant to this Section 2.8 shall be borne by Buyer, on the one hand, and such Seller, on the other hand, as nearly as possible in the proportion to the amount by which the determination of all matters related to such costs and expenses varies from the positions of Buyer and such Seller on all such matters.

                       (c) Within three business days after any matter governed by this Section 2.8 is finally resolved (whether by agreement of the parties or by final resolution of an accounting firm), the amount of Post-Closing Section
2.8 Funds payable to Buyer and/or such Seller shall be released and paid over to Buyer and/or such Seller in accordance with such final resolution. To the extent there are not sufficient monies in the Post-Closing Section 2.8 Escrow to distribute the amounts determined to be payable to Buyer pursuant to this
Section 2.8, the amount of such deficiency will be paid to Buyer from the Post-Closing Indemnity Escrow to the extent of any Post-Closing Indemnity Property therein within three business days of the date of such determination. All payments to be made to such Seller or Buyer, as the case may be, under this
Section 2.8 shall be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by such Seller or Buyer, as the case may be, by written notice to the Escrow Agent. No later than the close of business on the first business day after it is determined in accordance with this Section 2.8 that Buyer and/or a Seller is entitled to all or any portion of the Post-Closing Section 2.8 Funds being held in a Post-Closing Section 2.8 Escrow for the benefit of Buyer and such Seller, such Seller and Buyer will execute and deliver to the Escrow Agent joint written instructions containing appropriate disbursement instructions consistent with this Section 2.8 and the Post-Closing Escrow Agreement.

                       (d) All earnings attributable to each portion of the Post-Closing Section 2.8 Funds shall be paid to the party entitled to such portion of the Post-Closing 2.8 Funds in accordance with this Section 2.8 (except all earnings attributable to the portion of the Post-Closing Section 2.8 Funds, if any, used to pay a Seller's share of any fees and expenses payable out of the Post-Closing Section 2.8 Funds pursuant to this Section 2.8 shall be paid to such Seller).

                       (e) Any amount which becomes payable pursuant to this
Section 2.8 will constitute an adjustment to the Cash Consideration for all purposes.

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              2.9 Additional Cash Consideration Adjustments.

                       (a) If, at any time prior to the Closing, Buyer becomes aware of any fact, event, circumstance, or action, the existence or occurrence of which, if not corrected or remedied prior to the Closing, would, in Buyer's good faith and reasonable belief, and supported by substantial evidence, require the Sellers to indemnify Buyer pursuant to Section 10.2(a) as a result of an untrue representation or a breach of warranty by FVP contained in Sections 3.9 (with respect to any rearrangements or rehabilitations of cable trunk only as specified in the penultimate sentence of Section 3.9), 3.11(g) (with respect to payment of copyright fees only), 3.11(k), 3.11(l) (with respect to payment of pole attachment fees only), or 3.14 or as a result of the existence of an Encumbrance on the Assets of the FrontierVision Companies that is not a Permitted Encumbrance, Buyer shall immediately give notice to FVP of such fact, event, circumstance or action. If Buyer desires to seek an adjustment to the Cash Consideration in respect of such matter, Buyer shall so state in its notice and specify in reasonable detail the factual basis for the claim and the amount thereof. Buyer shall certify in such notice that the basis and amount of the claim were determined in good faith by Buyer and such claim must be supported by substantial evidence. Buyer agrees to make available to FVP and its authorized representatives the information relied upon by Buyer to substantiate the claim. If the matter is cured prior to the Closing, Buyer shall not be entitled to any adjustment to the Cash Consideration pursuant to this Section 2.9 in respect of such matter. If Buyer and FVP agree at or prior to the Closing to the validity and amount of such claim, the Cash Consideration shall be reduced by such amount. If Buyer and FVP do not agree to the validity or the amount of the claim at or prior to the Closing, then Buyer shall deposit a portion of the Closing Cash Payment equal to the amount of Buyer's claim with the Escrow Agent to hold in escrow on behalf of Sellers solely in order to provide a fund for any payment to which Buyer may be entitled in respect of a claim made under this Section 2.9(a) (such escrow, the "Post-Closing Section 2.9 Escrow," and such deposit, together with any earnings thereon, the "Post-Closing Section 2.9 Funds"). None of the Post-Closing Section 2.9 Funds will be available for any purpose other than as described above and shall not be available to satisfy any obligation of Sellers under Article 10. The Post-Closing Section 2.9 Escrow will be administered, and the Post-Closing Section 2.9 Funds will be held and disbursed, in accordance with the provisions of this Section 2.9 and the Post-Closing Escrow Agreement.

                       (b) If, at any time after the Closing and prior to end of the 120-day period following the Closing, Buyer becomes aware of any fact, event, circumstance, or action that existed or occurred prior to the Closing and, because it was not corrected or remedied prior to the Closing, requires, in Buyer's good faith and reasonable belief, and supported by substantial evidence, the Sellers to indemnify Buyer pursuant to Section 10.2(a) as a result of an untrue representation or a breach of warranty by FVP contained in Sections 3.9 (with respect to any rearrangements or rehabilitations of cable trunk only as specified in the penultimate sentence of Section 3.9), 3.11(g) (with respect to payment of copyright fees only), 3.11(k), 3.11(l) (with respect to payment of pole attachment fees only), or 3.14 or as a result of the existence of an Encumbrance on the Assets of the FrontierVision Companies that is not a Permitted Encumbrance, and Buyer desires to seek an adjustment to the Cash Consideration in respect of such matter, Buyer shall promptly give notice to the General Partner of such fact, event, circumstance or action and specify in reasonable detail the factual basis for the claim and the amount thereof. Buyer shall certify in such notice that the basis and amount of the claim were determined in good faith by Buyer and such claim must be supported by substantial evidence. An amount of Post-Closing Adjustment Funds sufficient to reimburse Buyer for any claim made in accordance with this Section 2.9(b) and to pay Sellers' share of any fees and expenses under Section 2.9 shall be retained in the Post- Closing Adjustments Escrow and shall not be distributed until such claim is finally resolved in accordance with this Section 2.9. Buyer agrees to make available to FVP and its authorized representatives the information relied upon by Buyer to substantiate the claim. If Buyer and FVP agree to the validity and amount of such claim, the Cash Consideration shall be reduced by such amount and a portion of the Post-Closing Adjustment Funds equal to such amount shall be released and paid over to Buyer.

                       (c) Buyer and the General Partner shall use good faith efforts to resolve any dispute involving the validity and amount of any claim made by Buyer pursuant to this
Section 2.9. If the General Partner and Buyer fail to agree on the validity and amount of any such claim within fifteen days after the Closing (with respect to a claim made pursuant to Section 2.9(a)) or the date the claim is made by Buyer (with respect to a claim made pursuant to Section 2.9(b)), then the General Partner shall retain a national independent accounting firm which is approved by Buyer to make the final determination, under the terms of this Agreement, regarding the validity and amount of any such claim. The selection of an accounting firm, the resolution of a dispute submitted to an accounting firm, and responsibility for the resulting costs and expenses with respect to any claims subject to this Section 2.9 shall be governed by the provisions of
Section 2.7(b) that govern such matters.

                       (d) If the General Partner or Buyer believes any such claim is not an appropriate matter to be determined by an accounting firm, the General Partner or Buyer may submit the matter to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall take place in Washington, D.C. unless the parties select a different site by mutual agreement. All of the costs and expenses of arbitration pursuant to this Section 2.9 shall be borne by Buyer, on the one hand, and Sellers, on the other hand, as nearly as possible in the proportion to the amount by which the determination of all matters related to such costs and expenses varies from the positions of Buyer and the General Partner on all such matters, unless the arbitrator finds that the position asserted by either party is without merit, in which case such party shall bear the entire expenses of arbitration, including reasonable attorney's fees of the other party. The arbitration determination shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction.

                       (e) Within three business days after any matter governed by this Section 2.9 is finally resolved (whether by agreement of the parties, by final resolution of an accounting firm, or by final resolution by an arbitrator), the amount of Post-Closing Section 2.9 Funds or Post-Closing Adjustment Funds, as applicable, payable to Buyer, on the one hand, and/or Sellers, on the other hand, shall be released and paid over to Buyer and/or Sellers in accordance with such final resolution. To the extent there are not sufficient monies in the Post-Closing
Section 2.9 Escrow or the Post-Closing Adjustments Escrow, as applicable, to distribute the amounts determined to be payable to Buyer pursuant to this

Section 2.9, the amount of such deficiency will be paid to Buyer from the Post-Closing Indemnity Escrow to the extent of any Post-Closing Indemnity Property therein within three business days of the date of such determination. All payments to be made to Sellers or Buyer, as the case may be, under this
Section 2.9 shall be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by Sellers or Buyer, as the case may be, by written notice to the Escrow Agent. No later than the close of business on the first business day after it is determined in accordance with this Section
2.9 that Buyer and/or Sellers are entitled to all or any portion of the Post-Closing Section 2.9 Funds and/or Post-Closing Adjustment Funds, the General Partner and Buyer will execute and deliver to the Escrow Agent joint written instructions containing appropriate disbursement instructions consistent with this Section 2.9 and the Post-Closing Escrow Agreement.

                       (f) All earnings attributable to each portion of the Post-Closing Section 2.9 Funds shall be paid to the party entitled to such portion of the Post-Closing Section
2.9 Funds in accordance with this Section 2.9 (except all earnings attributable to the portion of the Post-Closing Section 2.9 Funds, if any, used to pay the Sellers' share of any fees and expenses payable out of the Post-Closing Section
2.9 Funds pursuant to this Section 2.9 shall be paid to the Sellers).

                       (g) Any amount which becomes payable pursuant to this
Section 2.9 will constitute
an adjustment to the Cash Consideration for all purposes.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF FVP

         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, FVP represents and warrants to Buyer as set forth in this Article 3.

              3.1 Organization and Authority of FVP.

         FVP is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware. FVP has the requisite partnership power and authority to own, lease, and operate its properties, to carry on its business in the places where such properties are now owned, leased, or operated and such business is now conducted, and to execute, deliver and perform this Agreement and the other Transaction Documents to which FVP is a party according to their respective terms.

              3.2 Authorization and Binding Obligation.

         The execution, delivery, and performance by FVP of this Agreement and the other Transaction Documents to which FVP is a party have been duly authorized by all necessary partnership action on the part of FVP. This Agreement and the other Transaction Documents to which FVP is a party have been duly executed and delivered by FVP (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of FVP, enforceable against FVP in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies, and as rights to indemnification may be limited by federal or state securities laws or the public policies embodied therein.

             3.3  Organization and Ownership of FrontierVision Companies.

                      (a) Section 3.3 of FrontierVision's Disclosure Schedule sets forth the name of each FrontierVision Company, including the jurisdiction of incorporation or formation of each, as the case may be. Each FrontierVision Company that is a corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each FrontierVision Company that is a limited partnership is a limited partnership duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each FrontierVision Company that is a limited liability company is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each FrontierVision Company is duly qualified and in good standing as a foreign corporation, limited partnership, or limited liability company, as the case may be, in each jurisdiction listed in Section 3.3 of FrontierVision's Disclosure Schedule, which are all jurisdictions in which such qualification is required, except where such failure to be so qualified would not have a material adverse effect on the conduct of such FrontierVision Company's business. Except as disclosed in
Section 3.3 of FrontierVision's Disclosure Schedule, no FrontierVision Company, directly or indirectly, owns, of record or beneficially, any outstanding securities or other interest in any Person (each such Person, an "Investment Person") or has the right or obligation to acquire, any outstanding securities or other interest in any Person. The FrontierVision Company that owns the Capital Stock of each such Investment Person owns such Capital Stock free and clear of all Encumbrances.

                      (b) Section 3.3 of FrontierVision's Disclosure Schedule sets forth the authorized, issued and outstanding Capital Stock of FVP and each other FrontierVision Company and the record and beneficial owner of the issued and outstanding Capital Stock of each of them. All of such issued and outstanding Capital Stock of the FrontierVision Companies has been duly authorized, validly issued, and has not been issued in violation of any federal or state securities laws. Except as set forth in Section 3.3 of FrontierVision's Disclosure Schedule, the owner of the Capital Stock of each FrontierVision Company owns such Capital Stock free and clear of all Encumbrances (except that no representation is made in this Article 3 as to any partnership interests in FVP held by any Seller or any SPC or as to any Capital Stock of any SPC held by any SPC Seller). Except as disclosed in Section 3.3 of FrontierVision's Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any

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FrontierVision Company is a party or by which any of them is bound obligating such FrontierVision Company to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Capital Stock of such FrontierVision Company or obligating such FrontierVision Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. FVP has delivered to Buyer complete and correct copies of the Charter Documents of each FrontierVision Company as in effect on the date hereof. Section 3.3 of FrontierVision's Disclosure Schedule describes the Capital Stock or other investment interests held and beneficially owned by the FrontierVision Companies with respect to the Investment Persons.

             3.4  Absence of Conflicting Agreements; Consents.

         Except for the expiration or termination of any applicable waiting period under the HSR Act, the filing by FVP, any other FrontierVision Company, and/or the Sellers with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, or as set forth in Section 3.4 of FrontierVision's Disclosure Schedule, the execution, delivery and performance by FVP of this Agreement and the other Transaction Documents to which FVP is a party (with or without the giving of notice, the lapse of time, or both): (A) do not require the Consent of, notice to, or filing with any Governmental Authority or any other Person under any Franchise, FCC License or Material Contract; (B) will not conflict with any provision of the Charter Documents of FVP or any other FrontierVision Company, each as currently in effect; (C) assuming receipt of all Consents, will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which FVP or any of the other FrontierVision Companies is bound; (D) assuming receipt of all Consents, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Franchise, FCC License, or Material Contract; and (E) will not result in the creation of any Encumbrance upon the Assets. Notwithstanding the foregoing, FVP does not make any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged other than the cable television business.

              3.5 Financial Statements.

                       (a) FVP has furnished Buyer with true and complete copies of the audited financial statements listed in Section 3.5 of FrontierVision's Disclosure Schedule (collectively, the "Audited Financial Statements") and of the unaudited financial statements listed in Section 3.5 of FrontierVision's Disclosure Schedule (collectively, the "Unaudited Financial Statements," and collectively with the Audited Financial Statements, the "Financial Statements"), and such Financial Statements are by this reference incorporated into and deemed a part of FrontierVision's Disclosure Schedule.

                       (b) Except as disclosed in Section 3.5 of FrontierVision's Disclosure Schedule and except, in the case of the Unaudited Financial Statements, for the omission of footnotes and changes resulting from customary and recurring year-end adjustments, the Financial Statements: (1) have been

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prepared from the books and records of the FrontierVision Companies to which they relate, with no material difference between such Financial Statements and the financial records maintained, and the accounting methods applied, by the FrontierVision Companies for tax purposes; (2) have been prepared in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as indicated in the notes thereto); and (3) present fairly in all material respects the financial condition of the FrontierVision Companies to which they relate as at their respective dates and the results of operations for the periods then ended.

              3.6 Absence of Undisclosed Liabilities.

         None of the FrontierVision Companies has any indebtedness, liability, or obligation except for: (a) indebtedness, liabilities and obligations that are reflected or reserved against in the latest balance sheet of such FrontierVision Company included in the Financial Statements; (b) indebtedness, liabilities and obligations under the Debt Documents, Contracts, Franchises, Licenses, or Employee Plans; (c) indebtedness, liabilities and obligations that were incurred after the date of the latest balance sheet of such FrontierVision Company included in the Financial Statements either in the ordinary course of business or in compliance with the covenants of FVP set forth in Section 6.1 or that (to the extent not discharged prior to the Closing) will be included as Adjustment Liabilities in the computation of Closing Net Liabilities (none of which indebtedness, liabilities or obligations results from a claim or lawsuit relating to a breach of contract, breach of warranty, tort or infringement that, if adversely determined, would have a material adverse effect on the business, financial condition, assets or liabilities of the FrontierVision Companies, taken as a whole; and (d) contingent asserted and unasserted liabilities and obligations set forth in Section 3.6 of FrontierVision's Disclosure Schedule.

              3.7 Absence of Certain Changes.

                       (a) Since December 31, 1997, except as disclosed in the Quarterly Reports on Form
10-Q of FrontierVision Operating Partners, L.P. for any of the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, or as disclosed in the Quarterly Reports on Form 10-Q of FrontierVision Holdings, L.P. for any of the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, or as disclosed in any public document filed by FrontierVision Operating Partners, L.P. or FrontierVision Holdings, L.P. with the SEC after September 30, 1998, or as disclosed in Section 3.7 of FrontierVision's Disclosure Schedule and except for matters occurring after the date hereof that are permitted by the provisions of this Agreement or consented to by Buyer, no FrontierVision Company has: (1) made any sale, assignment, lease, or other transfer of assets other than in the ordinary course of business with suitable replacements being obtained therefor (unless such assets were obsolete); or (2) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money other than pursuant to the Debt Documents listed in Section 1.1 of FrontierVision's Disclosure Schedule.

                       (b) Since December 31, 1998, except as disclosed in
Section 3.7 of FrontierVision's Disclosure Schedule and except for matters occurring after the date of this Agreement that are permitted by the provisions of this Agreement or consented to by Buyer, no FrontierVision Company has made or promised any material increase in compensation payable or to become payable to any of the employees (including executive officers) of any FrontierVision Company other than in the ordinary course of business or as contemplated under any employment arrangement currently in effect.

             3.8  Franchises, Licenses, Material Contracts.

         Section 3.8 of FrontierVision's Disclosure Schedule contains a list of the Franchises (including the Franchising Authority which granted each Franchise and the stated expiration date of each Franchise), FCC Licenses and Material Contracts in effect on the date hereof, which list is true, correct and complete in all material respects. Without material exception and subject to the last sentence of this Section 3.8, the Franchises and the Licenses constitute all of the authorizations of Governmental Authorities necessary or required for the construction, maintenance and operations of the Systems as currently conducted. FVP has delivered to Buyer true and complete copies of all Franchises, FCC Licenses and Material Contracts as in effect on the date hereof. Subject to the last sentence of this Section 3.8, the Franchises, FCC Licenses and Material Contracts are in full force and effect (subject to expiration at the end of their current term) and are valid, binding and enforceable upon the FrontierVision Company that is a party thereto and, to FVP's knowledge, the other parties thereto in accordance with their terms, except to the extent such enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Except as disclosed in Section 3.8 of FrontierVision's Disclosure Schedule, the FrontierVision Companies are in material compliance with the terms of the Franchises, Licenses and Material Contracts, and as of the date of this Agreement none of the FrontierVision Companies has received any written notice (or to FVP's knowledge after due inquiry of the regional managers of the Systems, oral notice) from a Franchising Authority to the effect that any of the FrontierVision Companies are not currently in material compliance with the terms of the Franchise granted by such Franchising Authority. Except as set forth in Section 3.4 or 3.8 of FrontierVision's Disclosure Schedule, none of the Franchises grants to any Franchising Authority or any other Person any right of first refusal or right to purchase the assets of any System that would be triggered by the consummation of the purchase and sale of the Purchased Interests. Except as set forth in Section
3.8 of FrontierVision's Disclosure Schedule, a valid request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Franchising Authority with respect to each Franchise in respect of which the statutory time period for making such filing has expired. Subject to the provisions of Sections 6.1 and 6.4, FVP shall not have any obligation to renew or extend any Franchises, Licenses or Material Contracts as a condition to Buyer's obligations under this Agreement.

             3.9 Title to and Condition of Real Property and Tangible Personal Property.

         Section 3.9 of FrontierVision's Disclosure Schedule lists all Real Property parcels owned in fee by any of the FrontierVision Companies as of the date of this Agreement (excluding easements, rights-of-way, and similar authorizations) and describes the current use thereof. Except as disclosed in
Section 3.9 of FrontierVision's Disclosure Schedule, a copy of each deed pursuant to which any of the

FrontierVision Companies acquired a fee estate in a Real Property parcel that is currently owned by it (including any title insurance policies issued to such FrontierVision Company that are related to such parcels) have been delivered to Buyer by FVP. Section 3.9 of FrontierVision's Disclosure Schedule lists the Real Property leased by any of the FrontierVision Companies as of the date of this Agreement and describes the current use thereof and indicates the stated expiration date of the current term of such leases. Except as disclosed in
Section 3.9 of FrontierVision's Disclosure Schedule: (a) the FrontierVision Company that owns a fee estate in a Real Property parcel has good and marketable title thereto; (b) the FrontierVision Company that owns any material item of Tangible Personal Property has good and valid title thereto; (c) the FrontierVision Company that leases Real Property pursuant to any of the Material Leases has a valid leasehold interest therein (subject to expiration of such Material Lease in accordance with its terms); and (d) the FrontierVision Company that leases any material item of Tangible Personal Property has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), in each case of (a), (b), (c) and (d) above, free and clear of all Encumbrances other than Permitted Encumbrances. The FrontierVision Companies own, lease or otherwise have rights to use all real property (excluding easements, rights-of-way and similar authorizations) and tangible personal property necessary to operate the Systems as presently conducted by the FrontierVision Companies in all material respects. Notwithstanding the express language of this Section 3.9 or as may otherwise be provided in this Agreement, no representation or warranty is being made as to title to the internal wiring, house drops, and unrecorded dwelling-unit easements, rights of entry or rights-of-way held or used by the FrontierVision Companies. Except for such rearrangements or rehabilitations of a System's cable trunk as may be necessary in the ordinary course of business for that System taken as a whole, the FrontierVision Companies have no obligation to rearrange or rehabilitate any of such cable trunk. Buyer acknowledges that, except as expressly warranted in this
Section 3.9 and Sections 3.14, 3.15 and 3.16, all Real Property, all improvements thereon, and all other Tangible Personal Property are being sold or assigned "as is-where is" and Buyer shall not be entitled to make any claim against FVP or Sellers arising out of or relating to the condition thereof.

            3.10  Intangibles.

         Section 3.10 of FrontierVision's Disclosure Schedule contains a description of the material Intangibles (exclusive of those required to be listed in Section 3.8 of FrontierVision's Disclosure Schedule), that are owned or leased by any of the FrontierVision Companies and that are necessary for the conduct of the business or operations of the Systems. To FVP's knowledge, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems or as disclosed in Section 3.10 of FrontierVision's Disclosure Schedule, it is not infringing upon any trademarks, trade names, copyrights or similar intellectual property rights of others.

             3.11 Information Regarding the Systems.

                       (a) Subscribers. Section 3.11 of FrontierVision's Disclosure Schedule sets forth the approximate number of Equivalent Subscribers as of the date indicated therein (including the approximate number of Equivalent Subscribers served in each Franchise Area and served by each headend, in each case as of the date indicated therein).

                       (b) Operating Revenue. Section 3.11 of FrontierVision's Disclosure Schedule sets forth the approximate "Operating Revenue" of the Systems on a consolidated basis as of the date indicated therein, as "Operating Revenue" is defined therein.

                       (c) Certain Systems Information. Section 3.11 of FrontierVision's Disclosure
Schedule sets forth the approximate number of plant miles for each System, the approximate bandwidth capability of each System, the channel lineup for each System, and the monthly rates charged for each class of service offered by each System, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein.

                       (d) Franchise and FCC Matters. All material reports required to be filed by any of the FrontierVision Companies with any of the Franchising Authorities or the FCC have been duly filed and were materially correct when filed. The FrontierVision Companies are permitted under all applicable Franchises and FCC Regulations to distribute the television broadcast signals distributed by the Systems (except for any inadvertent failure by the Systems to comply with the FCC's nonduplication and syndex rules) and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed in all material respects to operate all the facilities required by Legal Requirements to be licensed (except where the failure to be so authorized or licensed would not materially impair the operation of the Systems as presently conducted).

                       (e) Request for Signal Carriage. Except for nonduplication and blackout notices received in the ordinary course of business, none of the FrontierVision Companies has received any FCC order requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which it has not complied, and to FVP's knowledge, except as disclosed in
Section 3.11 of FrontierVision's Disclosure Schedule, the FrontierVision Companies have complied with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System.

                       (f) Rate Regulatory Matters. Section 3.11 of FrontierVision's Disclosure Schedule sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Cable Act and FCC Regulations as of the date of this Agreement and all Franchise Areas in which a complaint regarding rates has been filed with the FCC as of November 12, 1998 (other than those that have been rejected by the FCC or have been withdrawn). As of the date of this Agreement, none of the FrontierVision Companies has received any written notice from any Governmental Authority that it has any obligation or liability to refund to subscribers of the Systems any portion of the revenue received by such FrontierVision Company from subscribers of the Systems (excluding with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items). Buyer acknowledges that, except as expressly warranted in this
Section 3.11(f), FVP is not making any
representation or warranty regarding any Rate Regulatory Matter and, except as expressly provided in Section 10.2(c), Buyer shall not be entitled to make any claim against FVP or Sellers arising out of or relating to any Rate Regulatory Matter.

                       (g) Copyright. To the extent necessary to operate the Systems, the FrontierVision
Companies are entitled to hold and do hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any material respect except relating to any immaterial disputes which may arise after the date hereof with respect to copyright fees payable with respect to the operation by the FrontierVision Companies of the Systems. The FrontierVision Companies have paid all material copyright fees that are due and payable with respect to the operation by the FrontierVision Companies of the Systems (or have accrued a liability with respect thereto which will be included as an Adjustment Liability in the computation of Closing Net Liabilities) and have set aside an adequate reserve on their books for the payment of all copyright fees that are required to be accrued but are not yet due and payable.

                       (h) Insurance. The Systems and Assets are insured against claims, loss or damage in amounts generally customary in the cable television industry and consistent with the FrontierVision Companies' past practices.

                       (i) Purchase and Sale Agreements. Section 3.11 of FrontierVision's Disclosure
Schedule lists all definitive purchase and sale agreements pursuant to which the Systems were acquired. A copy of each such agreement has been delivered to Buyer. The FrontierVision Companies have not collected any payment as of the date of this Agreement from any "seller" under any of such purchase and sale agreements in respect of any indemnification claim made against any such "seller" by the FrontierVision Companies for a breach of any representation or warranty by any such "seller" regarding the condition of any of the Systems acquired from any such "seller." Except as disclosed in Section 3.11 of FrontierVision's Disclosure Schedule, no FrontierVision Company is bound by any contractual noncompete or similar restrictive covenant. The FrontierVision Companies have paid all amounts that are due and payable under the purchase and sale agreements referred to above (or have accrued a liability with respect thereto which will be included as an Adjustment Liability in the computation of Closing Net Liabilities).

                       (j) Overbuilds. To FVP's knowledge, as of the date of this Agreement, except as disclosed in Section 3.11 of FrontierVision's Disclosure Schedule, the Systems are the only cable television systems presently servicing the Franchise Areas (other than any cable television system owned, operated or managed by Buyer or any Subsidiary or Affiliate of Buyer).

                       (k) Franchise Fees. The FrontierVision Companies have paid all franchise fees that are due and payable with respect to the operation by the FrontierVision Companies of the Systems (or have accrued a liability with respect thereto which will be included as an Adjustment Liability in the computation of Closing Net Liabilities).

                       (1) Pole Attachments. The FrontierVision Companies have paid all pole attachment fees that are due and payable with respect to the operation by the FrontierVision Companies of the Systems (or have accrued a liability with respect thereto which will be included as an Adjustment Liability in the computation of Closing Net Liabilities). As of the date of this Agreement, except as disclosed in Section 3.11 of FrontierVision's Disclosure Schedule, no pole attachment audits are pending and the FrontierVision Companies have not received written notice of any pending pole attachment audit.

             3.12 Taxes.

         The FrontierVision Companies have filed or caused to be filed all required federal Tax Returns and all other material required Tax Returns with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed by the FrontierVision Companies (except Tax Returns for which the filing date has been extended and such extension period has not expired), and all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due and payable. FVP has delivered to Buyer true, correct and complete copies of the Tax Returns (in the form filed) listed in Section 3.12 of FrontierVision's Disclosure Schedule. The Financial Statements reflect an adequate reserve for all material unpaid Taxes payable by the FrontierVision Companies for all Tax periods and portions thereof through the date of such Financial Statements. Any unpaid Taxes of the FrontierVision Companies for all periods ending prior to the Closing Date and not reflected on such Financial Statements will be included as an Adjustment Liability in the computation of Closing Net Liabilities. Except as disclosed in
Section 3.12 of FrontierVision's Disclosure Schedule, none of the FrontierVision Companies has executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as disclosed in Section 3.12 of FrontierVision's Disclosure Schedule, none of the federal, state or local income Tax Returns filed by the FrontierVision Companies has been audited by any taxing authority. Except as set forth in Section 3.12 of FrontierVision's Disclosure Schedule, there are no Tax audits pending and no outstanding agreements or waiver extending the statutory period of limitations applicable to any federal, state or local Tax Return of any of the FrontierVision Companies for any period.

              3.13 Employee Plans.

                       (a) Employee Plans. Section 3.13 of FrontierVision's Disclosure Schedule contains a list of all Employee Plans (true and correct copies of which have been delivered to Buyer). None of the FrontierVision Companies or any of their ERISA Affiliates is or has been required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), nor has any FrontierVision Company or any such ERISA Affiliate (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) experienced a complete or partial withdrawal, within the meaning of ERISA Section 4203 or 4205, from such a "multiemployer plan." Except as required under Code Section 4980B or ERISA Sections 601-609, no Employee Plan provides health or medical coverage to former employees of the FrontierVision Companies. As of the Adjustment Time the FrontierVision Companies will have accrued in accordance with GAAP a liability for all health benefit claims filed as of such time and all claims incurred but not reported as of such time.

                       (b) Qualified Plans. Except as disclosed in Section 3.13 of FrontierVision's
Disclosure Schedule, with respect to each Employee Plan, and after taking into consideration the effect of the payments to be made with respect to the Employee
Plans: (1) each such Employee Plan that is intended to be tax-qualified is the subject of a favorable determination letter except as described in Section 3.13 of FrontierVision's Disclosure Schedule; (2) no material liability to the Pension Benefit Guaranty Corporation is expected by FVP to be incurred by the FrontierVision Companies or any of their ERISA Affiliates (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) with respect to any Employee Plan; (3) no non-exempt prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject the FrontierVision Companies or any of their ERISA Affiliates (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) to any material liability;
(4) there is no accumulated funding deficiency, termination or partial termination, or requirement to provide security with respect to any Employee Plan; (5) the fair market value of the assets of any Employee Plan would exceed the value of all liabilities and obligations of such Employee Plan if such plan were to terminate on the Closing Date; and (6) the transactions contemplated by this Agreement will not result in liability under ERISA to FVP or the FrontierVision Companies or Buyer, or any of their respective ERISA Affiliates.

                       (c) Labor Unions. As of the date of this Agreement, other than as disclosed in
Section 3.13 of FrontierVision's Disclosure Schedule, none of the FrontierVision Companies is party to or bound by any collective bargaining agreement. As of the date of this Agreement, other than as disclosed in Section 3.13 of FrontierVision's Disclosure Schedule, to the knowledge of FVP, (1) none of the employees of the FrontierVision Companies is presently a member of any collective bargaining unit related to his or her employment and (2) no collective bargaining unit has filed a petition for representation of any of the employees of the FrontierVision Companies.

             3.14 Environmental Laws.

         Except as disclosed in Section 3.14 of FrontierVision's Disclosure
Schedule: (a) the FrontierVision Companies' operations with respect to the Systems comply in all material respects with all applicable Environmental Laws as in effect on the date of this Agreement; (b) none of the FrontierVision Companies has used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for remediation; and (c) to FVP's knowledge, the Real Property complies and has complied in all material respects with all applicable Environmental Laws. Except as disclosed in Section 3.14 of FrontierVision's Disclosure

Schedule, as of the date of this Agreement, no Environmental Claim has been filed or issued against the FrontierVision Companies.

              3.15 Claims and Litigation.

         Except as disclosed in Section 3.15 of FrontierVision's Disclosure Schedule, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to FVP's knowledge threatened in writing, against or relating to the FrontierVision Companies, the Assets or the business or operations of any of the Systems (other than FCC and other proceedings generally affecting the cable television industry and not specific to the FrontierVision Companies and other than rate complaints or certifications filed by customers or Franchising Authorities) that would have a material adverse effect on FVP's ability to perform its obligations under this Agreement or that would have a material adverse effect on the business, financial condition, assets or liabilities of any of the FrontierVision Companies.

            3.16  Compliance With Laws.

         Except as disclosed in Section 3.16 of FrontierVision's Disclosure Schedule and except for any such noncompliance as has been remedied, each of the FrontierVision Companies has complied in all material respects with, and the Systems and the Assets are in compliance in all material respects with, all applicable Legal Requirements (including, without limitation, the Code, ERISA, the National Labor Relations Act, the Cable Act, FCC Regulations, and the Copyright Act). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, and without limiting the provisions of Section 6.14, FVP does not make any representation or warranty with respect to compliance with any Legal Requirements dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise) or any other Rate Regulatory Matter.

             3.17 Transactions with Affiliates.

         Except as disclosed in the Financial Statements or Section 3.17 of FrontierVision's Disclosure Schedule, none of the FrontierVision Companies has been involved in any business arrangement or business relationship with any Affiliate of any of the FrontierVision Companies (other than another FrontierVision Company), and no Affiliate of any of the FrontierVision Companies (other than another FrontierVision Company) owns any property or right, tangible or intangible, that is used in the business of the FrontierVision Companies (other than in its capacity as a direct or indirect equity or debt holder of the FrontierVision Companies).

             3.18 Broker.

         Neither FVP nor any of the other FrontierVision Companies or any Person acting on their behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement except as described in Section 11.1 or disclosed in Section 3.18 of FrontierVision's Disclosure Schedule.

             3.19 Securities Law Matters.

                       (a) FVP represents that it is an "accredited investor" as that term is defined in Regulation D under the Securities Act and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Escrow Registrable Securities and of making an informed investment decision with respect thereto, and understands all risks of holding the Escrow Registrable Securities for an indefinite period of time.

                       (b) FVP acknowledges receipt of copies of Buyer's 10-K and Buyer's 10-Q.

                       (c) FVP is aware that the Escrow Registrable Securities are not currently registered under the Securities Act or under any state securities laws.

                       (d) FVP agrees that it will not transfer the Escrow Registrable Securities without compliance with the registration and other provisions of all applicable securities laws and acknowledges that each certificate representing the Escrow Registrable Securities which it receives will be marked with an appropriate legend to such effect (which legend will be removed in accordance with the provisions of the Deposit Registration Rights Agreement).

                       (e) FVP is purchasing the Escrow Registrable Securities solely for investment purposes, with no present intention to sell the Escrow Registrable Securities (other than pursuant to an effective registration statement).

                       (f) FVP understands that it must bear the economic risk of the investment represented by the purchase of the Escrow Registrable Securities for an indefinite period.

                       (g) FVP agrees not to offer, sell, or otherwise dispose of the shares of the Escrow Registrable Securities at any time prior to the second anniversary of the date FVP acquires the Escrow Registrable Securities, unless such offer, sale, or other disposition is (1) registered under the Securities Act, or (2) in compliance with an opinion of counsel of FVP, delivered to Buyer and reasonably acceptable to it, to the effect that such offer, sale, or other disposition thereof does not violate the Securities Act.

                       (h) FVP acknowledges that the certificate(s) representing the Escrow Registrable Securities delivered hereunder shall bear the following legend (which legend will be removed in accordance with the provisions of the Deposit Registration Rights Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE

                  OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

             3.20 Cure.

         For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of FVP (including without limitation FrontierVision's Disclosure Schedule) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, each Seller severally represents and warrants to Buyer (with respect to such Seller and not with respect to any other Seller) as set forth in this Article 4.

              4.1 Authority of Sellers; Authorization and Binding Obligation.

         Such Seller has the requisite corporate, partnership, limited liability company or other applicable power, authority and legal capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which such Seller is a party according to their respective terms. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by all necessary action on the part of such Seller. This Agreement and the other Transaction Documents to which such Seller is a party have been duly executed and delivered by such Seller (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies, and as rights to indemnification may be limited by federal or state securities laws or the public policies embodied therein.

              4.2 Absence of Conflicting Agreements; Consents.

         Except for the expiration or termination of any applicable waiting period under the HSR Act, the filing by FVP, any other FrontierVision Company and/or the Sellers with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, or as set forth in Section 4.2 of FrontierVision's Disclosure Schedule, the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party (with or without the giving of notice, the lapse of time, or both): (A) do not require the Consent of, notice to, or filing with any Governmental Authority or any other Person that has not been obtained; (B) will not conflict with any provision of the Charter Documents of such Seller (and, in the case of the SPC Sellers, the Charter Documents of the SPC owned by such Seller) as currently in effect; (C) assuming receipt of all Consents, will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which such Seller (and, in the case of the SPC Sellers, to which the SPC owned by such Seller) is bound;
(D) assuming receipt of all Consents, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which such Seller (and, in the case of the SPC Sellers, to which the SPC owned by such Seller) is bound; and (E) will not result in the creation of any Encumbrance upon the Purchased Interests held by such Seller (and, in the case of the SPC Sellers, upon the limited partnership interest in FVP held by the SPC owned by such Seller). Notwithstanding the foregoing, no Seller makes any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged other than the cable television business.

              4.3 Title to Purchased Interests.

                       (a) The General Partner represents that it holds of record and owns beneficially the
General Partnership Interest and the Subordinated Notes set forth by its name in
Section 4.3 of FrontierVision's Disclosure Schedule, free and clear of all Encumbrances.

                       (b) Each Limited Partner Seller represents that it holds of record and owns beneficially the Limited Partnership Interest and the Subordinated Notes set forth by its name in Section 4.3 of FrontierVision's Disclosure Schedule, free and clear of all Encumbrances.

                       (c) Each SPC Seller represents that it holds of record and owns beneficially the
Subordinated Notes listed next to its name in Section 4.3 of FrontierVision's Disclosure Schedule and that the SPC listed next to its name in Section 4.3 of FrontierVision's Disclosure Schedule holds of record and owns beneficially the limited partnership interest in FVP and the Subordinated Notes set forth by such SPC's name in Section 4.3 of FrontierVision's Disclosure Schedule, free and clear of all Encumbrances. Each SPC Seller represents that it holds of record and owns beneficially 100% of the issued and outstanding Capital Stock of the SPC listed next to such SPC Seller's name in Section 4.3 of FrontierVision's Disclosure Schedule, free and clear of all Encumbrances. All of the issued and outstanding Capital Stock of the SPC owned by such SPC Seller has been duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any federal or state securities laws. Each SPC Seller represents that the SPC owned by such SPC Seller has not and does not own any assets or other properties (other than the respective limited partnership interests in FVP and the Subordinated Notes held by such SPC, and, in the case of 1818 II Cable Corp. and Olympus Cable Corp., the respective limited partnership interests in the General Partner held by such SPC, which interests in the General Partner shall be distributed, directly or indirectly, to the SPC Seller which owns such SPC immediately prior to the Closing) or conduct any business or have any indebtedness, liabilities or obligations other than rights, obligations, and liabilities arising under this Agreement and the partnership agreement of FVP, the SPC Notes (which SPC Notes shall be canceled by the SPC Seller that holds such SPC Note concurrently with the Closing) or as disclosed in Section 4.3 of FrontierVision's Disclosure Schedule.

                       (d) Except as disclosed in Section 4.3 of FrontierVision's Disclosure Schedule and except for this Agreement and rights granted under the partnership agreement of FVP, such Seller (and, in the case of the SPC Sellers, the SPC owned by such Seller) (1) is not party to, and has not granted to any other Person, any options, warrants, subscription rights, rights of first refusal or any other rights providing for the acquisition or disposition of partnership interests or other equity interests in the FVP (and, in the case of the SPC Sellers, in the SPC owned by such Seller), and (2) is not a party to any voting agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any of the Purchased Interests or the Capital Stock of any of the FrontierVision Companies.

              4.4 Broker.

         Neither such Seller nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement except as described in
Section 11.1.

              4.5 Taxes.

         There are no Tax audits pending and no outstanding agreements or waiver extending the statutory period of limitations applicable to any federal, state, or local Tax Return of the SPC the capital stock of which is owned by such SPC Seller for any period.

              4.6 Securities Law Matters.

                       (a) Each such Seller who is an "Accredited Investor" represents that the information provided in such Seller's "Accredited Investor Questionnaire" delivered herewith is true, correct and complete.

                       (b) Such Seller, either individually or together with his representatives and advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Stock Consideration Registrable Securities and of making an informed investment decision with respect thereto, and understands all risks of holding the Stock Consideration Registrable Securities for an indefinite period of time.

                       (c) Such Seller acknowledges receipt of copies of Buyer's 10-K and Buyer's 10-Q.

                       (d) Such Seller has carefully considered and has, to the extent such Seller believes such discussion necessary discussed with such Seller's professional legal, tax, accounting and financial advisors the suitability of an investment in the Stock Consideration Registrable Securities for such Seller's particular tax and financial situation and has determined that the Stock Consideration Registrable Securities is a suitable investment for such Seller.

                       (e) Such Seller agrees that it will not transfer the Stock Consideration Registrable
Securities without compliance with the registration and other provisions of all applicable securities laws.

                       (f) Such Seller is purchasing the Stock Consideration Registrable Securities solely for investment purposes, with no present intention to sell the Stock Consideration Registrable Securities (other than pursuant to an effective registration statement).

                       (g) Such Seller understands that it must bear the economic risk of the investment represented by the purchase of the Stock Consideration Registrable Securities for an indefinite period.

                      (h) Such Seller agrees not to offer, sell, or otherwise dispose of the shares of the Stock Consideration Registrable Securities at any time prior to the second anniversary of the date such Seller acquires the Stock Consideration Registrable Securities, unless such offer, sale, or other disposition is (1) registered under the Securities Act, or (2) in compliance with an opinion of counsel of the Seller, delivered to Buyer and reasonably acceptable to it, to the effect that such offer, sale, or other disposition thereof does not violate the Securities Act.

                       (i) Such Seller acknowledges that the certificate(s) representing the Stock Consideration Registrable Securities delivered hereunder shall be issued to such Seller with the following legend (which legend will be removed in accordance with the provisions of the Stock Consideration Registration Rights Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

              4.7 Cure.

         For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of such Seller (including without limitation FrontierVision's Disclosure Schedule) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to FVP and each Seller as set forth in this Article 5.

              5.1 Organization; Authorization and Binding Obligation.

         Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business in the places where such properties are now owned, leased, or operated and such business is now conducted, and to execute, deliver and perform this Agreement and the other Transaction Documents to which Buyer is a party according to their respective terms. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is required.

              5.2 Authorization and Binding Obligation.

         The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate, shareholder or other action on the part of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies, and as rights to indemnification may be limited by federal or state securities laws or the public policies embodied therein.

              5.3 Absence of Conflicting Agreements; Consents.

         Except for the expiration or termination of any applicable waiting period under the HSR Act and the filing by Buyer with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person; (b) will not conflict with any provision of the Charter Documents of Buyer, as currently in effect; (c) will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which Buyer is bound; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which Buyer is a party or bound. Notwithstanding the foregoing, Buyer does not make any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any Seller or any FrontierVision Company or as a result of any other facts that specifically relate to the business or activities in which any Seller or any FrontierVision Company is or proposes to be engaged other than the cable television business.

              5.4 Capital Structure; ACC Class A Common Stock.

                       (a) All of the shares of ACC Class A Stock deposited into escrow in accordance with the Deposit Escrow Agreement as contemplated by Section 2.4(a): (1) have been duly authorized and validly issued, fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and have not been issued in violation of any federal or state securities laws; and (2) have the same rights and powers as all other shares of ACC Class A Common Stock issued and outstanding as of the date of this Agreement. If released to FVP in accordance with this Agreement, on the date of such release, all of the securities constituting the Deposit Escrow Property: (1) shall have been duly authorized and validly issued, fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and not issued in violation of any federal or state securities laws; and (2) shall have the same rights and powers as all other shares of ACC Class A Common Stock (or, if any of the securities constituting the Deposit Escrow Property are not shares of ACC Class A Stock, as all other securities of the same class and series) issued and outstanding as of the date of this Agreement.

                       (b) On the Closing Date, all of the shares of ACC Class A Common Stock constituting the Stock Consideration (or, if applicable, all of the securities of any other class or series constituting the Stock Consideration):
(1) shall have been duly authorized and validly issued, fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and not issued in violation of any federal or state securities laws; and (2) shall have the same rights and powers as all other shares of ACC Class A Common Stock (or, if any of the securities constituting the Stock Consideration are not shares of ACC Class A Stock, as all other securities of the same class and series) issued and outstanding as of the date of this Agreement.

              5.5 Claims and Litigation.

         As of the date of this Agreement, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to Buyer's knowledge threatened in writing, against or relating to Buyer or the assets or business of Buyer or its Subsidiaries (other than FCC and other proceedings generally affecting the cable television industry and not specific to Buyer or its Subsidiaries and other than rate complaints or certifications filed by customers or franchising authorities), that would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or that could reasonably be expected to have a material adverse effect on the business, financial condition, assets or liabilities of Buyer and its Subsidiaries, taken as a whole.

              5.6 SEC Reports.

                       (a) Buyer's financial statements contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 1998 ("Buyer's 10-K") present fairly the consolidated financial operations of Buyer for the fiscal year then ended, in conformity with GAAP. Buyer's interim financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 ("Buyer's 10-Q") reflect all adjustments which are, in Buyer's management's opinion, necessary to a fair statement of the results for the interim period presented and necessary to present fairly Buyer's consolidated financial position as of September 30, 1998 and its consolidated results of operations for the quarter ended September 30, 1998 and cash flows from consolidated operations for the quarter ended September 30, 1998.

                       (b) Except as set forth in Buyer's 10-Q or in any public document filed by Buyer with the SEC after September 30, 1998, Buyer's capitalization (including for this purpose, all outstanding options, warrants and other rights to acquire Capital Stock or other securities of Buyer) is as set forth in Buyer's 10-K to the extent required to be set forth in Buyer's 10-K. The ACC Class A Common Stock is not subject to any preemptive right, claim or other interest of any Person.

                       (c) Except as set forth in any public document filed by Buyer or Hyperion
Telecommunications, Inc. or Olympus Communications, L.P. with the SEC after September 30, 1998: (1) there has not been, since September 30, 1998, any material adverse change in the financial condition, results of operations of Buyer, or any damage, destruction or loss which materially and adversely affects the financial condition, results of operations or future prospects of Buyer; and
(2) as of the date of this Agreement, Buyer has not entered into any commitment or transaction material to Buyer's business.

                       (d) No statement made in Buyer's 10-K or Buyer's 10-Q or any public document filed by Buyer or Hyperion Telecommunications, Inc. or Olympus Communications, L.P. with the SEC after September 30, 1998, nor any statement, representation or warranty made by Buyer in this Agreement or the other Transaction Documents (including schedules and exhibits), contains any untrue statement of any material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

              5.7 Broker.

         Neither Buyer nor any Person acting on behalf of Buyer has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement except as described in Section 11.1.

              5.8 Investment Purpose; Investment Company.

         Buyer is acquiring the Purchased Interests for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act. Buyer is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

              5.9 Cure.

         For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Buyer on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

                                    ARTICLE 6

                        SPECIAL COVENANTS AND AGREEMENTS

         The parties covenant and agree as follows, provided that, except with respect to express agreements and covenants of a Seller contained in this
Article 6 (including Sections 6.5, 6.12 and 6.15), no Seller shall have any obligation or liability prior to the Closing with respect to any agreement or covenant of FVP set forth in this Article 6 (it being understood and agreed by each Seller that nothing in this sentence shall impair or diminish the indemnification obligations of Sellers under Article 10 after the Closing, including with respect to any covenant of FVP set forth in this Article 6).

              6.1 Operation of Business Prior to Closing.

         Except as required by applicable Legal Requirements or as contemplated in FrontierVision's Disclosure Schedule or Section 6.1(c), without the consent of Buyer (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date, FVP will operate and cause the FrontierVision Companies to operate the Systems in the ordinary course of business (subject to, and except as modified by, compliance with the following negative and affirmative covenants) and abide by the following negative and affirmative covenants:

                       (a) Negative Covenants. The FrontierVision Companies shall not do any of the following:

                                (1) Franchises.  Fail to use commercially
reasonable efforts to renew on
substantially the same or on other commercially reasonable terms any Franchise that has expired or will expire after the date hereof and prior to the Closing Date in accordance with its terms; provided, however, the FrontierVision Companies shall not agree to any material changes to the terms of any Franchise without Buyer's prior written consent and provided further that FVP shall not be required to take any steps necessary to obtain renewals of any Franchise earlier than such steps are required to be taken by applicable FCC Regulations, and obtaining renewals of any Franchise shall not be a condition precedent to Buyer's obligations hereunder except as provided in the immediately following sentence). The parties agree that the obligations of the FrontierVision Companies with respect to the renewal of the Franchises referred to in Section 3.8(F) of FrontierVision's Disclosure Schedule (Renewal Letters Not Timely Filed), exclusive of the Penobscot Indian Nation (ME) and Town of Friendsville
(MD) Franchises (the "Renewal Franchises") are governed solely by Section 6.4 and 7.1(d) and not this Section 6.1(a)(1).

                               (2)  Contracts.  Modify or amend in any material
respect, except in the
ordinary course of business, any Contract that shall survive the Closing; or enter into any new Contracts that will be binding on the FrontierVision Companies following the Closing except: (A) agreements for the provision of cable television services to residential customers; (B) the renewal or extension of any existing Contract on its existing terms, in all material respects, in the ordinary course of business; (C) contracts or commitments entered into in the ordinary course of business that are terminable on not more than sixty days prior notice or that do not involve post-Closing obligations in excess of TwentyFive Thousand Dollars ($25,000) in any one case or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate; or (D) with respect to utility pole attachment agreements, Contracts with terms as customarily required by the utility whose poles are utilized, and except in any event, subject to their legal obligations and constraints, the FrontierVision Companies will not enter into a new collective bargaining agreement without providing Buyer a reasonable opportunity to review and approve the proposed terms of such agreement, which approval shall not be unreasonably withheld by Buyer.

                                (3) Disposition of Assets.  Sell, assign, lease,
swap, or otherwise transfer or
dispose of any of the Assets, except as set forth in Section 6.1 of FrontierVision's Disclosure Schedule and except for assets consumed or disposed of in the ordinary course of business or assets (other than any System as a whole) that are replaced by replacement property of substantially equivalent kind and use.

                                (4) Encumbrances.  Create, assume or permit to
exist any Encumbrance upon
the Assets, except for Permitted Encumbrances or other Encumbrances disclosed in FrontierVision's Disclosure Schedule.

                                (5) Indebtedness.  Permit the FrontierVision
Companies to incur any
additional indebtedness for borrowed money except pursuant to the Debt Documents listed in Section 3.8 of FrontierVision's Disclosure Schedule and that (if not repaid at or prior to the Closing) is included in Adjustment Liabilities in the computation of Closing Net Liabilities.

                                (6) Marketing Programs.  Implement any new
marketing plans that are materially different from marketing plans previously implemented by the FrontierVision Companies.

                                (7) Channel Lineups; Rate Changes.  Make channel
 additions or channel
substitutions or change the channel lineup for any System or change the customer rates charged by any System or enter into any new carriage agreements, except as set forth in Section 6.1 of FrontierVision's Disclosure Schedule.

                       (b) Affirmative Covenants. FVP shall, and shall cause the FrontierVision
Companies to, do the following:

                                (1) Access to Information.  Subject to Buyer's
obligations hereunder to
maintain the confidentiality of Confidential Information, allow Buyer and its authorized representatives reasonable access during normal business hours to the Assets, physical plant, offices, properties and records for the purpose of inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the Assets or the FrontierVision Companies that Buyer may reasonably request. Any investigation or request for information shall be conducted in such a manner as not to interfere with the business or operations of the Systems. Buyer hereby agrees that it shall promptly provide written notice to FVP or such Seller if based upon information provided to Buyer or through its investigation, Buyer determines that FVP or a Seller is in breach in any material respect of any of its representations or warranties set forth in this Agreement.

                                (2) Insurance.  Maintain the existing insurance
policies on the Systems andthe Assets (or comparable replacement policies).

                                (3) Books and Records.  Maintain the
FrontierVision Companies' books and records in accordance with past practices.

                                (4) Financial Information.  Furnish to Buyer
within forty-five days after the
end of each month between the date hereof and the Closing Date, an unaudited consolidated balance sheet and statement of operations and statement of cash flows for the FrontierVision Companies for such month, which financial information shall be prepared from the FrontierVision Companies' books and records maintained in the ordinary course of business in accordance with past practices.

                                (5) Compliance with Laws.  Comply in all
material respects with all Legal Requirements applicable to the FrontierVision Companies and the operation of the Systems.

                                (6) Keep Organization Intact.  Except with
respect to any voluntary departure
of any of the FrontierVision Companies' employees between the date hereof and Closing, use its commercially reasonable efforts to preserve intact its business and organization relating to the Systems and preserve for Buyer the goodwill of the FrontierVision Companies' suppliers, customers and others having business relations with it.

                                (7) Specified Rebuild and Upgrade Projects.
Proceed with the rebuild and upgrade projects identified in Section 2.5 of FrontierVision's Disclosure Schedule in the ordinary course of business.

                                (8) Franchise Renewal Letters.  File a request
for renewal under Section
626(a) of the Cable Act with the proper Franchising Authority with respect to each Franchise in respect of which the time period for making such filing will expire on or before the Closing Date.

                                (9) Year 2000 Remediation Plan.  Proceed with
the Year 2000 Remediation
Plan of the FrontierVision Companies in accordance in all material respects with the provisions of such plan, a copy of which has been provided to Buyer.

                               (10) Rate Changes.  Implement the rate changes
set forth in Section 6.1 of
FrontierVision's Disclosure Schedule in accordance with the implementation schedule set forth therein with respect to each such rate change.

                               (11) Purchase and Sale Agreement Indemnification
Claims.  Pursue in the
ordinary course of business consistent with the past practice of the FrontierVision Companies any indemnification claims regarding the condition of any of the Systems acquired from the "sellers" under the purchase and sale agreements referred to in Section 3.11(i) that the FrontierVision Companies may

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have against such "sellers" pursuant to the indemnification provisions thereof.
The FrontierVision Companies will apply any payments actually collected after the date of this Agreement in respect of any such claims to remedying the matter in respect of which the payments were collected or will include the amount of any such payment that is not so applied as an Adjustment Liability in the Computation of Closing Net Liabilities (but shall have no obligation pursuant to this provision to expend more than the amount collected on remedying such matter).

                       (c) Certain Permitted Actions. Notwithstanding anything in this Agreement(including Sections 6.1(a) and (b) above) to the contrary, Buyer consents and agrees as follows:

                                (1) Contractual Commitments.  FVP, the General
Partner and the other
FrontierVision Companies may comply with all of their contractual commitments under their existing Contracts and under any Contracts entered into after the date of this Agreement in compliance with Section 6.1(a)(2) or with Buyer's consent (in each case, as such Contracts may be in effect from time to time in accordance with Section 6.1(a)(2) or with Buyer's consent). FVP, the General Partner and the other FrontierVision Companies may take such actions as are contemplated by the other Sections of this Agreement (excluding Sections 6.1(a) and (b)) and otherwise comply with their obligations under the other Sections of this Agreement (excluding Sections 6.1(a) and (b)).

                                (2) Pending Acquisitions/Swaps/Sales.  The
FrontierVision Companies may consummate the transactions set forth in Section
6.1 of FrontierVision's Disclosure Schedule.

                                (3) Holdings Exchange Offer.  FrontierVision
Holdings, L.P. and
FrontierVision Holdings Capital II Corporation may consummate the Exchange Offer and comply with its other obligations contemplated in the Registration Rights Agreement dated as of December 9, 1998 among FrontierVision Holdings, L.P., FrontierVision Holdings Capital II Corporation, J.P. Morgan Securities Inc. and Chase Securities Inc.

                                (4) Excluded Assets.  The FrontierVision
Companies may assign each of the
Excluded Assets to the General Partner, its designees or any other Person prior to the Closing; provided that such assignments, either individually or in the aggregate, do not result in any adverse Tax consequence to any of the FrontierVision Companies which is not included in Adjustment Liabilities in the computation of Closing Net Liabilities.

                                (5) Other Matters.  The FrontierVision Companies
 may take the other actions
set forth in Section 6.1 of FrontierVision's Disclosure Schedule.

              6.2 Confidentiality; Press Release.

                           FVP and the Sellers may from time to time in the
course of this transaction
disclose to Buyer information and material concerning FVP and the Sellers, the FrontierVision Companies, the Assets and the Systems, including proprietary information, contracts, marketing information, technical information, product or service concepts, subscriber information, rates, financial information ideas, concepts and research and development (any of the foregoing and any analysis, compilations, studies or other documents prepared by or on behalf of Buyer in respect thereof are hereafter collectively referred to as "Confidential Information"). The term "Confidential Information" does not include any item of information that (1) is publicly known at the time of its disclosure, (2) is lawfully received from a third party not bound in a confidential relationship with a party hereto, (3) is published or otherwise made known to the public by any source other than a party bound by the provisions hereof, or (4) was generated by Buyer independently. Buyer agrees that Confidential Information received from FVP and the Sellers shall be used solely in connection with the transaction contemplated by this Agreement. Buyer agrees that it shall treat confidentially and not directly or indirectly, divulge, reveal, report, publish, transfer or disclose, for any purpose whatsoever (other than to its investors, financing sources and agents for the purpose of consummating the transactions contemplated by this Agreement, each of whom shall maintain the confidentiality of such Confidential Information), all or any portion of the Confidential Information disclosed to it by FVP or the Sellers. In the event of a breach of the covenants contained in this Section 6.2, FVP and the Sellers shall be entitled to seek injunctive relief as well as any and all other remedies at law or equity. If the Closing does not occur, the Confidential Information, except for that portion which consists of analysis, compilations, studies or other documents prepared by or on behalf of Buyer, will be returned to FVP or the Sellers, as appropriate, immediately upon FVP's or a Seller's request therefor; and that portion of the Confidential Information which consists of analysis, compilations, studies or other documents prepared by or on behalf of Buyer will be held by Buyer and kept confidential and subject to the terms of this Section 6.2, or will be destroyed.

                  (b) No party will issue any press release or make any other public announcements concerning this Agreement or the transaction contemplated hereby except in consultation with the other parties, except for disclosures required by law (including any legal obligations imposed on Buyer in connection with its status as a publicly-held corporation and any legal obligations imposed on any of the FrontierVision Companies in connection with their status as reporting companies under the Exchange Act or in connection with the Holdings Exchange Offer contemplated in Section 6.1(c)(3)). With respect to press releases or any other public announcements required by law (including the legal obligations referred to in the parenthetical clause of the immediately preceding sentence), the party intending to make such release or disclosure shall provide the other parties with an advance copy and a reasonable opportunity to review.

              6.3 Cooperation; Commercially Reasonable Efforts.

         The parties shall cooperate with each other and their respective counsel and accountants in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under this Agreement, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder as expeditiously as practicable. Buyer shall provide to FVP and Sellers such information relating to Buyer and its Subsidiaries and their businesses and operations as FVP and Sellers shall reasonably request.

FVP shall provide to Buyer such information relating to the FrontierVision Companies and their businesses and operations as Buyer shall reasonably request. Following the execution of this Agreement FVP and Buyer will negotiate in good faith to agree to a mutually satisfactory Programming Supply Agreement consistent in all material respects with the discussions to date between the parties with respect to the subject matter thereof. .

             6.4 Consents.

         Subject to the other provisions of this Section 6.4 and this Agreement, the parties agree as follows:

                       (a) Following the execution hereof, FVP shall use commercially reasonable efforts, and shall cause the FrontierVision Companies to use commercially reasonable efforts, to obtain as expeditiously as possible all Consents (other than the Credit Agreement Consent and the GECC Facility Consent, which shall be governed solely by Section 6.7(a) or Section 6.7(c) as appropriate), required to be obtained by the FrontierVision Companies, including Consents under the Franchises, Licenses and Contracts of the FrontierVision Companies, and the renewal of the Renewal Franchises. Buyer agrees to cooperate with FVP and the FrontierVision Companies in all commercially reasonable respects in obtaining the foregoing Consents and renewals. In furtherance of the foregoing, FVP and Buyer agree to cooperate in preparing and completing an application on FCC Form 394 (or other appropriate form) and appropriate letters of transmittal for each Franchise Consent listed in Section 3.4 of FrontierVision's Disclosure Schedule and use their best efforts to file completed applications with the appropriate Franchising Authorities within thirty days after the execution of this Agreement (and in any event within forty-five days after the execution of this Agreement). Effective upon filing of each Franchise Consent application, FVP and Buyer shall be deemed to have agreed that such application is "facially complete." FVP and Buyer also agree to cooperate in preparing and completing an appropriate application and letters of transmittal for each Consent listed in Section 3.4 of FrontierVision's Disclosure Schedule relating to Licenses and Contracts of the FrontierVision Companies and using their best efforts to file completed applications with the FCC or other appropriate Person within thirty days after the execution of this Agreement (and in any event within forty-five days after the execution of this Agreement). FVP shall also use commercially reasonable efforts to cause all such Consents relating to Franchises and Contracts to include a provision that permits Buyer to transfer the Purchased Interests to any Affiliate of Buyer that agrees in writing as a condition to such transfer to be bound by any and all obligations of Buyer in connection therewith; provided that FVP shall have no additional obligation with respect to obtaining such a provision if the inclusion of such a provision would cause such Consent to be unreasonably withheld, delayed or otherwise conditioned; and provided further that if the Franchising Authority or other Person from whom such Consent is requested objects to the inclusion of such a provision such request will be immediately withdrawn.

                       (b) In the event that after the execution of this Agreement, FVP and Buyer mutually agree that an application on FCC Form 394 is required to be filed in order to request a Franchise Consent that is not listed in Section 3.4 of FrontierVision's Disclosure Schedule, FVP and Buyer agree to cooperate in preparing and completing an application on FCC Form 394 (or other appropriate form) and appropriate letters of transmittal and using their best efforts to file a completed application with the appropriate Franchising Authority within ten days after FVP and Buyer agree that Consent is required. Effective upon filing of each Franchise Consent application, FVP and Buyer shall be deemed to have agreed that such application is "facially complete."

         In the event that after the execution of this Agreement, a Franchising Authority that did not receive a Franchise Consent request on FCC Form 394 (or other appropriate form) pursuant to Section 6.4(a) asserts that its Consent is required in order to consummate the transactions contemplated by this Agreement, FVP and Buyer will notify the other party and cooperate with each other in good faith to determine whether they agree that Consent is required. If FVP and Buyer cannot agree within five business days after both parties are notified of such Franchising Authority's assertion, FVP and Buyer shall mutually retain a law firm to make the final determination (which law firm shall be experienced in cable franchising matters and shall not then serve as legal counsel to any of the FrontierVision Companies or Buyer). The selected law firm shall endeavor to resolve the dispute as promptly as practicable and such firm's resolution of the dispute shall be final and binding on the parties. All of the costs and expenses of the selected law firm and its services rendered pursuant to this paragraph shall be borne by whichever of FVP or Buyer is the nonprevailing party.

         If it is finally determined pursuant to this Section 6.4(b) (by agreement of FVP and Buyer or by resolution of a law firm) that a Franchise Consent is required from such Franchising Authority, and the Franchise in question relates to a Franchise Area that serves a number of subscribers equal to or greater than the number of subscribers served by the Franchise Area that serves the fewest number of subscribers of all of the Franchise Areas related to the Material Consent Franchises (based on the number of subscribers specified for each such Franchise Area in Section 3.11(A) of FrontierVision's Disclosure Schedule) (such a Franchise, a "Designated Material Consent Franchise"), then FVP and Buyer agree to cooperate in preparing and completing an application on FCC Form 394 (or other appropriate form) and appropriate letters of transmittal and using their best efforts to file a completed application with the appropriate Franchising Authority within ten days after the date it is determined a Franchise Consent is required. Effective upon filing of each Franchise Consent application, FVP and Buyer shall be deemed to have agreed that such application is "facially complete."

         If it is finally determined pursuant to this Section 6.4(b) (by agreement of FVP and Buyer or by resolution of a law firm) that a Franchise Consent is required from such Franchising Authority but the Franchise in question is not a Designated Material Consent Franchise (all such Franchises that are not a Designated Material Consent Franchise, a "Designated Non-Material Consent Franchise"), and the Franchise Areas relating to all such Designated Non-Material Consent Franchises serve in the aggregate at least 35,000 subscribers (based on the number of subscribers specified for each such Franchise Area in Section 3.11(A) of FrontierVision's Disclosure Schedule), then (except to the extent that Buyer agrees that no Franchise Application will be filed for a particular Designated Non-Material Consent Franchise), FVP and Buyer agree to cooperate in preparing and completing an application on FCC Form 394 (or other appropriate form) and appropriate letters of transmittal for each Designated Non-Material Consent

Franchise identified to such date and using their best efforts to file a completed application with the appropriate Franchising Authority within ten days after the date it is determined such filings are required pursuant to this paragraph. Effective upon filing of each Franchise Consent application, FVP and Buyer shall be deemed to have agreed that such application is "facially complete."

                       (c) FVP and Buyer shall promptly furnish to any Governmental Authority or other
Person from whom a Consent or Franchise renewal is requested such accurate and complete information regarding the FrontierVision Companies and Buyer, including financial information and other information relating to the cable and other media operations of the FrontierVision Companies and Buyer, as a Governmental Authority or other Person may reasonably require in connection with obtaining any such Consent or renewal. Notwithstanding anything in this Agreement to the contrary, but subject to the provisos below in this Section 6.4(c), Buyer acknowledges and agrees that FVP will control and manage the process of obtaining such Consents and Franchise renewals and that neither Buyer nor any of its employees, agents, representatives or any other Person acting on behalf of Buyer will contact any Governmental Authority or other Person who is party to a Franchise, License or Contract of the FrontierVision Companies, including those from whom a Consent or Franchise renewal is sought, for the purpose of seeking any amendment, modification or changes to any Franchise, License or Contract, for the purpose of waiving or extending the time period in which such Governmental Authority or other Person is required to act on the request for Consent or renewal, or for any other purpose that would have the result of unduly hindering or delaying the receipt of any such Consent, waiver or renewal; provided that it is understood and agreed that nothing herein shall prevent Buyer (or its employees, agents, representatives and any other Person acting on behalf of Buyer) from communicating (by letter, press release, or otherwise) following consultation with FVP with any such Governmental Authority (whether or not a Consent is being sought from it) in order to provide information relating to Buyer and transition issues regarding Buyer and the Systems following the Closing Date or from responding to requests initiated by Governmental Authorities or other Persons from whom a Consent is sought so long as such response does not relate to any of the foregoing prohibited matters and Buyer shall use commercially reasonable efforts to apprise FVP of all such requests.

                       (d) If in connection with the process of obtaining any Consent, a Governmental
Authority or other Person seeks to impose any condition or any change to a Franchise, License or Contract to which such Consent relates that would be applicable to Buyer or any FrontierVision Company as a requirement for granting its Consent, FVP shall promptly notify Buyer of such fact and FVP shall not agree to such condition or change except as agreed to by Buyer in writing; provided that if such condition or change relates to a Consent with respect to a Material Consent Franchise or a Designated Material Consent Franchise that is then in the Renewal Window, Buyer hereby accepts (and agrees that FVP may accept on behalf of Buyer and the FrontierVision Companies without the need for any further agreement by Buyer in writing) any such conditions or changes that are commercially reasonable taken as a whole (it being agreed by Buyer for purposes of this Agreement, without limiting whether any other terms are commercially reasonable, that so long as the proposed renewal term of such Franchise is at least ten years, that a requirement to complete an upgrade/rebuild of the System serving such Franchise Area up to 750 MHz by a date that is no earlier than three years from the Closing Date and/or a requirement to pay franchise fees up to the amount permitted by the Cable Act is commercially reasonable). For purposes of this Agreement, the term "Renewal Window" means that the Franchise in question is due to expire within three years from the date of determination.

         If in connection with the process of obtaining a renewal of any Renewal Franchise, a Franchising Authority seeks to renew such Franchise on terms that differ in any materially adverse respect from the terms of the existing Franchise, FVP shall promptly notify Buyer of such fact and FVP shall not agree to such condition or change except as agreed to by Buyer in writing; provided that Buyer hereby accepts (and agrees that FVP may accept on behalf of Buyer and the FrontierVision Companies without the need for any further agreement by Buyer in writing) the following: (1) a renewal of the City of Auborn (ME), City of Lewiston (ME), and Town of Lisbon (ME) Franchises on substantially the same terms as the respective terms of renewal specified in such existing Franchises;
(2) a renewal of the Town of Tremont (ME), Town of Bar Harbor (ME), City of Old Town (ME), and Town of Orrington (ME) Franchises on substantially the same terms as the terms of the existing City of Bangor (ME) Franchise; (3) a renewal of the Town of Southwest Harbor (ME) Franchise on substantially the same terms as the terms contained in the draft franchise proposal previously delivered to Buyer;
(4) a renewal of the Village of Holgate (OH) Franchise on substantially the same terms as the terms contained in the draft franchise proposal previously delivered to Buyer; (5) a renewal of the City of Defiance (OH) Franchise on substantially the same terms as the terms contained in the draft franchise proposal previously delivered to Buyer; (6) a renewal of the Village of Albany
(OH) and Town of Spring Hope (NC) Franchises on terms that are commercially reasonable taken as a whole (it being agreed by Buyer for purposes of this Agreement, without limiting whether any other terms are commercially reasonable, that so long as the proposed renewal term of the Renewal Franchise is at least ten years, that a requirement to complete an upgrade/rebuild of the System serving such Franchise Area up to 750 MHz by a date that is no earlier than three years from the Closing Date and/or a requirement to pay franchise fees up to the amount permitted by the Cable Act is commercially reasonable).

         Buyer agrees that all fees, costs and expenses of such conditions or changes shall be borne by Buyer directly or indirectly as the owner of the FrontierVision Companies. Buyer also agrees that after the Closing it will cause the FrontierVision Companies to comply with the provisions of all of the Franchises and will not withhold its consent to any requirement that the FrontierVision Companies comply with the rebuild/upgrade requirements contained in the Franchises as set forth in Section 6.4 of FrontierVision's Disclosure Schedule (as such requirements may be modified with Buyer's consent) that is imposed by a Franchising Authority as a condition to its approval of a request for Consent or request for a Franchise renewal.

                       (e) If prior to the Closing hereunder any Franchising Authority purchases the assets of any System (or portion thereof) that serves the Franchise Area covered by the Franchise granted by such Franchising Authority pursuant to any right of first refusal in such Franchise that is triggered by the consummation of the purchase and sale of the Purchased Interests, an amount equal to the product of (1) the number of Closing Equivalent Subscribers represented by the subscribers served in such

Franchise Area (determined as if the effective time of the consummation of the respective sale of such to the Franchising Authority were the Adjustment Time hereunder) multiplied by (2) $2,928 shall be included as an Adjustment Liability in the computation of Closing Net Liabilities, and the target number of 700,000 Closing Equivalent Subscribers referred to in Section 2.5(a) shall be reduced by such number of Closing Equivalent Subscribers. FVP will not agree and will not permit the FrontierVision Companies to agree to sell the assets of any System (or portion thereof) pursuant to a right of first refusal in a Franchise as described above if the closing thereof would occur after the Closing hereunder and the purchase consideration would be less than the amount equal to the product of (1) the number of Closing Equivalent Subscribers represented by the subscribers served in such Franchise Area (determined as if the effective time of the consummation of the respective sale of such to the Franchising Authority were the Adjustment Time hereunder) multiplied by (2) $2,928.

                       (f) If, notwithstanding their commercially reasonable efforts, FVP and the other
FrontierVision Companies are unable to obtain any required Consents or Franchise renewal, none of FVP or any of the Sellers shall be liable to Buyer for any breach of covenant and after the Closing none of FVP or any of the Sellers shall have any further obligation with respect to obtaining any such Consents or renewals or any liability for the failure of such Consents or renewals to be obtained. Except as provided in this Agreement or with respect to the Credit Agreement Consent, nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by FVP, any Seller or any of the FrontierVision Companies in order to obtain any Consent or renewal.

              6.5 HSR Act Filing.

                           As soon as practicable after the execution of this
Agreement, but in any event
no later than forty-five days after such execution, FVP, as the "acquired person," and Buyer, as the "acquiring person," will each complete and file, or cause to be completed and filed, a premerger notification and report under the HSR Act that is consistent with the rules and regulations of the Federal Trade Commission (the "FTC") and that requests early termination of the waiting period imposed by the HSR Act. FVP and Buyer shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. FVP and Buyer shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. The fees relating to the filings required by the HSR Act shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand.

                       (b) Each of the other parties to this Agreement and their Affiliates will cooperate with FVP and Buyer in causing such filings to be made as expeditiously as practicable, will promptly file, after any request by the FTC or Antitrust Division and after appropriate negotiation with the FTC or the Antitrust Division of the scope of such request, any information or documents so requested, and will furnish FVP and Buyer with copies of any correspondence from or to, and notify FVP and Buyer of any other communications with, the FTC and Antitrust Division that relates to the transactions contemplated by this Agreement.

                       (c) If the parties subsequently determine that any filing by any of the Sellers or their Affiliates is required in connection with the consummation of the transactions contemplated by this Agreement, including the acquisition by any of the Sellers of ACC Class A Common Stock, such Seller and, as necessary, Buyer, will each complete and file, or cause to be completed and filed, a premerger notification and report under the HSR Act that is consistent with FTC rules and regulations and that requests early termination of the waiting period imposed by the HSR Act. Each of the parties making such filings shall use commercially reasonable efforts to: (1) respond as promptly as reasonably practicable to any inquiries received from the FTC and the Antitrust Division for additional information or documentation; (2) respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters; and (3) overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. The filing fees related to any filing required to be made under this subsection (c) shall be shared equally between the "acquiring person" and the "acquired person" for each such filing, except that if any filing is required solely as a result of the purchase and sale of the SPC Stock contemplated hereby (as opposed to direct partnership interests in FVP), any filing fees related to such filings shall be paid solely by the SPC Seller(s) who own(s) the SPC Stock in question.

              6.6 Buyer's Qualifications and Financing.

                       (a) Buyer will not take any action that does, or could reasonably be expected to, disqualify Buyer to be the transferee of control of the FrontierVision Companies as the holder of the Franchises and the owner and operator of the Assets and Systems. Should Buyer become aware of any fact or circumstance that would disqualify Buyer as the transferee of control of the FrontierVision Companies, Buyer will promptly notify FVP and Sellers in writing thereof and will remove any such disqualifying fact or circumstance.

                       (b) Buyer will not take any action that is inconsistent with its obligations under this
Agreement or which does, or would reasonably be expected to, materially hinder or delay the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, at all times between the date hereof and the Closing Date, Buyer will take all necessary or advisable actions to ensure, and Buyer will ensure, that Buyer is able to deliver the Cash Consideration and the Stock Consideration at Closing. From the date hereof until Closing, Buyer will promptly notify FVP and Sellers of any event that occurs or circumstance that arises that could prevent Buyer from being able to deliver the Cash Consideration or Stock Consideration at Closing.

              6.7 Discharge of Debt Documents.

                       (a) Promptly following the execution of this Agreement, FVP will approach the agent banks under the Credit Agreement to seek requisite lender consent (the "Credit Agreement Consent") to permit the outstanding loans and commitments under the Credit Agreement to remain outstanding after the Closing, and FVP will use its best efforts to obtain such Consent. FVP will keep Buyer reasonably informed as to FVP's inquiries and the agent banks' responses with respect thereto. Buyer acknowledges and agrees that FVP has no obligation (other than to use best efforts as provided above) to obtain the Credit Agreement Consent and that obtaining the Credit Agreement Consent is not a condition precedent to Buyer's obligations hereunder and that this Section 6.7(a) in no way limits Buyer's obligation under Section 6.7(b) if the indebtedness under the Credit Agreement becomes due and payable at the Closing. FVP shall afford Buyer the opportunity to discuss and negotiate the Credit Agreement Consent with the agent banks and other lenders under the Credit Agreement. It is understood and agreed that both FVP and Buyer shall have a reasonable opportunity to review and the right to approve the Credit Agreement Consent documentation and terms thereof prior to execution thereof.

                       (b) If the Credit Agreement Consent is not obtained, Buyer shall cause all obligations of the FrontierVision Companies under the Credit Agreement (including all principal, accrued and unpaid interest and all other amounts) that becomes due and payable concurrently with the consummation of the Closing to be discharged in full at the Closing.

                       (c) Promptly following the execution of this Agreement, FVP will approach General
Electric Capital Corporation ("GECC") to seek consent (the "GECC Facility Consent") to permit the Equipment Leasing Facility to remain outstanding after the Closing, and FVP will use its commercially reasonable efforts (which shall in no event require the expenditure or payment of funds or the giving of any other consideration by FVP, any Seller or any of the FrontierVision Companies in order to obtain the GECC Facility Consent) to obtain such Consent. FVP will keep Buyer reasonably informed as to FVP's inquiries and GECC's responses with respect thereto. Buyer acknowledges and agrees that FVP has no obligation (other than to use commercially reasonable efforts as provided above) to obtain the GECC Facility Consent and that obtaining the GECC Facility Consent is not a condition precedent to Buyer's obligations hereunder. If GECC withholds its consent, FVP will cause all indebtedness outstanding under such Equipment Leasing Facility to be repaid at or before the Closing.

                       (d) Buyer acknowledges and agrees that the Issuers under the Indentures will be required to make an Offer of Redemption under each of the Indentures within thirty days of the Closing Date, in the case of the 1996 Indenture, and within thirty-five days of the Closing Date, in the case of the 1997 Indenture and the 1998 Indenture. Buyer will cause the Issuers to discharge all of their obligations under the Indentures in accordance with their terms.

                       (e) FVP will cause the FrontierVision Companies to terminate all of its interest rate protection and similar agreements and discharge all of their obligations thereunder at or prior to the

Closing unless Buyer has delivered reasonable prior notice to FVP specifying that Buyer desires the FrontierVision Companies to maintain the effectiveness of one or more of such agreements as specified in Buyer's notice. If the FrontierVision Companies maintain the effectiveness of one or more of such agreements at Buyer's request, the amount of the net asset shall be included as an Adjustment Asset in the computation of Closing Net Liabilities, if applicable, or the amount of the net liability shall be included as an Adjustment Liability in the computation of Closing Net Liabilities, if applicable.

              6.8 Retention and Access to the FrontierVision Companies' Records.

         Except as provided in Section 6.10(c)(1), the General Partner and Sellers shall, for a period of five years from the Closing Date, have access to, and the right to copy, at their expense, during usual business hours upon reasonable prior notice to Buyer, all of the books and records relating to the FrontierVision Companies, Assets and Systems that were transferred to Buyer pursuant to this Agreement. Buyer shall retain and preserve all such books and records for such five year period. Subsequent to such five year period, Buyer shall only destroy such books and records if there is no ongoing litigation, governmental audit or other proceeding, and subsequent to thirty days' notice to the General Partner and Sellers of their right to remove and retain such books and records, or to copy such books and records prior to their destruction.

              6.9 Employee Matters.

                       (a) Except as otherwise provided in this Section 6.9, nothing herein shall require
Buyer or the FrontierVision Companies to continue the employment of any employees of the FrontierVision Companies for any period of time following the Closing. Within thirty days after representatives of Buyer meet with the FrontierVision Companies' corporate-level employees to discuss employment opportunities with Buyer following the Closing, FVP shall provide to Buyer a list of all employees of the FrontierVision Companies and shall designate those corporate-level employees that are not available for continued employment with the FrontierVision Companies following the Closing. Within a reasonable period of time following the receipt of such list and no less than sixty days prior to the Closing Date, Buyer shall provide FVP with written notice of which of the available employees of the FrontierVision Companies Buyer intends to retain following the Closing (the "Assumed Employees"). FVP shall cause the FrontierVision Companies to terminate the employment of all employees that are not Assumed Employees on or prior to the Closing. Notwithstanding the foregoing, Buyer agrees to provide FVP with written notice of which of the available employees of the FrontierVision Companies Buyer intends to retain following the Closing at least 100 days prior to the Closing in the event that Buyer intends to terminate or to cause any FrontierVision Company to terminate 50 or more employees (when considered together with those employees to be terminated as designated by any FrontierVision Company) during the 90-day period prior to and including the Closing to permit FVP to make any required notices under the Worker Adjustment and Retraining Notification Act, as amended ("WARN Act"). In the event that Buyer fails to provide such notice to FVP, Buyer agrees that it will retain a sufficient number of employees employed by the FrontierVision Companies as of the Closing to ensure that 50 or more employees do not experience "employment loss" as that term

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is defined in the WARN Act during the 90-day period prior to and including the
Closing. Buyer shall continue to employ such employees for a period of at least 90 days after the Closing, except for such employees who voluntarily terminate employment, retire or are discharged for cause. Buyer shall be solely responsible for and shall indemnify and hold Sellers harmless from any liability arising under the WARN Act after the Closing arising out of Buyer's failure to provide adequate advanced written notice to FVP or arising out of Buyer's failure to continue the employment of any FrontierVision Company employee as required in this Section 6.9(a). Buyer shall have no obligation to provide severance benefits to any employee of the FrontierVision Companies who terminate employment on or prior to Closing.

                       (b) As of and immediately after the Closing each Assumed Employee shall be employed in the same position and on the same terms and conditions prevailing as of the Closing, and each Assumed Employee who continues his employment after the Closing shall receive credit for past service with any of the FrontierVision Companies for all purposes of eligibility and vesting under Buyer's Employee Plans and for all other purposes under Buyer's vacation, sick leave or other benefit programs or arrangements. Buyer shall not otherwise be required to maintain any particular level of benefits for any of the Assumed Employees except that Buyer will not discuss any potential changes in employment terms or benefits with the Assumed Employees prior to the Closing. Notwithstanding the foregoing, upon Buyer's request, FVP will coordinate with Buyer to permit Buyer to meet with any of the corporate-level Assumed Employees to discuss employment opportunities following the Closing, including position, salary and other employment benefits (and the requirement that such employee must continue employment in the same position and on the same terms and conditions shall not apply to any corporate-level Assumed Employees).

                       (c) Buyer shall assume full responsibility and liability for offering and providing
"continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by any FrontierVision Company or any of their ERISA Affiliates and who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing. "Continuation coverage," "Qualified beneficiary," "Qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and
Section 601 et seq. of ERISA. Buyer shall hold the FrontierVision Companies and any entity required to be combined with the FrontierVision Companies (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) harmless from and fully indemnify them against any costs, expenses, losses, damages and liabilities incurred or suffered by them directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to continuation coverage and arise as a result of any action or omission by any FrontierVision Company or any of their ERISA Affiliates or because Buyer is deemed to be a successor employer to any FrontierVision Company or any of their ERISA Affiliates.

                       (d) If the employment of any Assumed Employee who continues his employment with the FrontierVision Companies after the Closing is terminated within the one-year period immediately following the Closing, such employee shall be entitled to receive severance benefits in accordance with the provisions of the FrontierVision Severance Pay Plan disclosed in Section 3.13 of

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FrontierVision's Disclosure Schedule. Notwithstanding the foregoing or anything in the FrontierVision Severance Pay Plan to the contrary, Buyer shall have no obligation to provide any severance benefits to any such employee discharged for cause.

                       (e) At or prior to the Closing, FVP and the other FrontierVision Companies shall enter into appropriate release agreements with James C. Vaughn and John S. Koo, pursuant to which each party irrevocably waives, releases and forever discharges the other party (including the agents, servants, employees, directors, officers, affiliates, divisions, partners and representatives of FVP and the other FrontierVision Companies) of and from any and all actions, causes of actions, charges, complaints, claims, liabilities, and expenses (including, without limitation, attorneys' fees and costs) of any nature whatsoever, known or unknown, in law and equity, arising from the employment agreements by and between FVP and each of James C. Vaughn and John S. Koo.

                       (f) At the Closing, Buyer shall cause all amounts due under the FrontierVision
Partners, L.P. Executive Deferred Compensation Plan to be paid as directed by FVP. An amount equal to the aggregate amount of such payments shall be included as an Adjustment Liability in the computation of Closing Net Liabilities. The participants under the Plan shall deliver appropriate releases to Buyer with respect to its rights under the Plan contingent upon receipt of the Closing payment due to such participant.

             6.10 Tax Matters.

         The following provisions shall govern the allocation of responsibility between Buyer and Sellers for certain tax matters following the Closing Date:

                       (a) Tax Periods Ending on or Before the Closing Date.
The General Partner shall
prepare or cause to be prepared and file or cause to be filed all Tax Returns for the FrontierVision Companies for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. Such Tax Returns shall be prepared in accordance with each FrontierVision Company's past custom and practice (subject to applicable Legal Requirements and determined on the basis of the appropriate permanent records of such FrontierVision Company), and allocations of items of income and gain and loss and deduction shall be made using the closing of the books method. In the case of any FrontierVision Company that is a partnership or limited liability company, such Tax Returns shall be prepared in accordance with the Charter Documents of such FrontierVision Company as in effect on the Closing Date. In preparing each FrontierVision Company's Tax Returns, the General Partner shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review at least twenty days prior to filing. After the Closing, Buyer shall not prepare or cause to be prepared or file or cause to be filed any Tax Return for the FrontierVision Companies for any period ending on or prior to the Closing Date, except as any Seller adversely affected thereby may agree in writing.


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                       (b) Tax Periods Beginning Before and Ending After the
Closing Date.  Buyer shall
prepare or cause to be prepared and file or cause to be filed any Tax Returns of the FrontierVision Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in accordance with each FrontierVision Company's past custom and practice (subject to applicable Legal Requirements and determined on the basis of the appropriate permanent records of such FrontierVision Company). In preparing such Tax Returns, Buyer shall consult with the General Partner in good faith and shall provide the General Partner with drafts of such Tax Returns (together with the relevant back-up information) for review at least twenty days prior to filing.

                       (c) Cooperation on Tax Matters.

                                (1) Buyer and the General Partner shall
cooperate fully, as and to the extent
reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and the General Partner agree (A) to retain all books and records with respect to Tax matters pertinent to the FrontierVision Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the General Partner, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or the General Partner, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

                                (2) Buyer and the General Partner further agree,
 upon request, to use
commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                       (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the FrontierVision Companies shall be terminated as of the Closing Date and, after the Closing Date, the FrontierVision Companies shall not be bound thereby or have any liability thereunder.

                       (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne one-half by Buyer and one-half by Sellers. Buyer and the General Partner will cooperate

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in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

             6.11 FrontierVision Name.

         Buyer agrees that the General Partner shall retain the right to the name "FrontierVision" after the Closing and agrees to change the name of each of the FrontierVision Companies within one year after the Closing to a name that does not include any variant of "FrontierVision" and agrees not to otherwise use the "FrontierVision" name or any variant thereof thereafter, subject to Buyer's indemnification obligations under Section 10.4(c).

             6.12 Releases.

         After the Closing neither Buyer nor its Affiliates will have any claim against (except as expressly provided in Article 10), or be entitled to enforce any provision of the existing partnership agreement of FVP (or either of the Limited Partnership Interests and Note Purchase Agreements pursuant to which the Sellers made their investments in FVP) against, any Seller or any Affiliate of any Seller or any officer or director of any Seller or any Affiliate of any Seller, and any and all such claims (except claims made pursuant to Article 10) are hereby waived and released. At the Closing, subject to Section 6.13, each Seller shall execute and deliver to Buyer a Seller Release. At the Closing, subject to Section 6.13, each Person designated on Exhibit H shall execute and deliver to Buyer a Management Release.

             6.13 Directors and Officers Insurance.

         Prior to the Closing FVP will purchase on behalf of the FrontierVision Companies a General Partners Liability/Limited Partnership Reimbursement insurance policy in scope and coverage substantially similar to the policy quotation received by Buyer from American Dynasty Surplus Line Insurance Company on February 16, 1999, covering the officers and directors of the FrontierVision Companies and the members of FVP's Advisory Committee. The amount of any premiums paid by the FrontierVision Companies prior to the Adjustment Time in respect of such policy shall be included as an Adjustment Asset in the computation of Closing Net Liabilities. Buyer agrees to cause the FrontierVision Companies to keep such policy in effect for at least the three year period following the Closing Date.

             6.14 Rate Regulatory Matters.

         The parties acknowledge and agree that notwithstanding anything in this Agreement or any other Transaction Document to the contrary (including any representation or warranty made by FVP in Sections 3.11(e), 3.15 or 3.16), any matter relating to, in connection with or resulting or arising from any Rate Regulatory Matter, or any actions taken prior to or after the date hereof by any FrontierVision Company to comply with or in a good faith attempt to comply with any Rate Regulatory Matter

                                                       - 63 -


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(including any rate reduction, refund, penalty or similar action having the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted or implemented by or imposed on any FrontierVision Company and changes to rate practices instituted or implemented by or imposed on any FrontierVision Company), shall not: (a) cause or constitute, directly or indirectly, a breach by any FrontierVision Company or any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Document (and such representations, warranties, covenants, and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Regulatory Matters and to permit any action by any FrontierVision Company to comply with or attempt in good faith to comply with such Rate Regulatory Matters; (b) otherwise cause or constitute, directly or indirectly, a default or breach by any FrontierVision Company or any Seller under this Agreement or any other Transaction Document;
(c) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other Transaction Document; (d) otherwise excuse Buyer's performance of its obligations under this Agreement or any other Transaction Document; or (e) except as expressly provided in Section 10.2(c), give rise to any claim for indemnification or other compensation by Buyer or any adjustment to the Stock Consideration or Cash Consideration.

             6.15 Distribution by SPCs of Interest in General Partner; Cancellation of SPC Notes.

                       (a) Immediately prior to the Closing, each of Brown Brothers Harriman & Co. and
Olympus Growth Fund II, L.P., both of which are SPC Sellers, will cause the respective SPC owned by it to distribute, directly or indirectly, to such SPC Seller the limited partnership interest in the General Partner held by such SPC (together with all of its rights and obligations under the partnership agreement of the General Partner). Such partnership interests in the General Partner are not included in the Purchased Interests and shall not be sold and transferred to Buyer hereunder.

                       (b) Each SPC Seller that holds any SPC Note shall cause all such SPC Notes to be canceled concurrently with the Closing. Buyer shall not assume any liability with respect to any SPC Notes, and no SPC shall have any continuing liability after the Closing with respect to any SPC Notes.

             6.16 Cooperation on Buyer SEC Matters.

                       (a) FVP shall cooperate with Buyer and its counsel and accountants in connection with any filing required to be made by Buyer with the SEC. FVP shall provide to Buyer such information relating to the FrontierVision Companies and their respective business and operations as Buyer may reasonably request. All costs, expenses and fees incurred in connection with the inclusion by Buyer of such information in any such filing shall be borne by Buyer, and Buyer shall indemnify and hold harmless FVP and the Sellers from any Losses resulting from the inclusion by Buyer of any such information in any such filing, except Buyer shall not have any indemnification liability to the FrontierVision Companies to the extent any Losses arise out of any information included by Buyer in reliance upon and in conformity with written information furnished by the FrontierVision Companies expressly for use in connection with such filings.

                                                       - 64 -


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                       (b) FVP hereby consents to the inclusion by Buyer of
financial statements of the
FrontierVision Companies, if requested to be so included by Buyer, in any report required to be filed by Buyer with the SEC, the National Association of Securities Dealers' Automated Quotations ("NASDAQ") System or any stock exchange pursuant to applicable Legal Requirements, including the Securities Act and the Exchange Act. All costs, expenses and fees incurred in connection with the inclusion by Buyer of financial statements of the FrontierVision Companies in any such report shall be borne by Buyer, and Buyer shall indemnify and hold harmless FVP and the Sellers from any Losses resulting from the inclusion by Buyer of financial statements of the FrontierVision Companies in any such report. FVP agrees to obtain the consent of the independent public accountants of the FrontierVision Companies to the inclusion of such financial statements in any report so required to be filed by Buyer with the SEC, NASDAQ System or any stock exchange.

             6.17 Stock Consideration Registration Rights Agreement.

                       (a) Simultaneously with the execution of this Agreement, and as a material inducement to Sellers to enter into this Agreement, Buyer shall execute and deliver the Stock Consideration Registration Rights Agreement, pursuant to which Buyer will grant Sellers certain rights as provided therein in respect of the shares of ACC Class A Common Stock and other securities constituting the Stock Consideration (such shares and other securities, the "Stock Consideration Registrable Securities"). Buyer shall perform all of its obligations under the Stock Consideration Registration Rights Agreement in accordance with their terms.

                       (b) Prior to the Closing FVP will make a written request to the "Minor Holders" under the Stock Consideration Registration Rights Agreement with respect to compliance with certain "Sales Notice" procedures, and establish a "preferred broker" to facilitate such Sales Notices, all as more fully described in Paragraph 2(b) of the Stock Consideration Registration Rights Agreement. No "Minor Holder" will be liable to Buyer or any other party for any damages sustained by Buyer or any other party as a result of the failure of such Minor Holder to make a Sales Notice as requested by FVP.

             6.18 State Cable Systems.

         The FrontierVision Companies acquired certain of the Systems from State Cable TV Corporation and Better Cable TV Company on October 23, 1998 pursuant to a purchase and sale agreement referred to in Section 3.11 of FrontierVision's Disclosure Schedule (the "State Cable Acquisition Agreement"). The FrontierVision Companies have filed, or intend to file after the execution of this Agreement, an indemnification claim against the sellers thereunder based on their breach of certain representations and warranties relating to the bandwidth capacity of such Systems. In consideration of the inclusion as an Adjustment Liability of item (G) in Section 2.5(b)(2), FVP and Buyer hereby agree as follows: (1) Sellers shall be entitled to the first $5,500,000 which is collected by or on behalf of the FrontierVision Companies, either before or after the Closing hereunder, in respect of such claim (to the extent it relates to the plant miles in respect of which item (G) in Section 2.5(b)(2)

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relates) and Buyer shall be entitled to any amounts collected in excess of
$5,500,000; and (2) if such claim is not finally resolved prior to the Closing hereunder, Buyer shall offer to engage the General Partner to proceed with the claim on behalf of and as the agent of the FrontierVision Companies, will cooperate and cause the FrontierVision Companies to cooperate with the General Partner in all reasonable respects in connection therewith, and if any such amounts are collected by or on behalf of the FrontierVision Companies after the Closing hereunder, Buyer shall cause the first $5,500,000 in the aggregate of such monies (less any such amounts collected by the FrontierVision Companies prior to the Closing) to be remitted promptly to the General Partner for the benefit of Sellers; provided, however, that (A) the General Partner shall not be required to accept such engagement or proceed with such claim and Buyer may terminate the engagement of the General Partner at any time provided that Buyer shall still cause the first $5,500,000 in the aggregate of such monies (less any such amounts collected by the FrontierVision Companies prior to the Closing) to be remitted promptly to the General Partner for the benefit of Sellers except that out of any monies to be remitted to the General Partner pursuant to this clause (B) there shall be deducted Buyer's reasonable out-of-pocket costs and expenses actually incurred, if any, in connection with prosecuting such claim after the Closing and provided further that if the amount of the monies collected after the Closing exceeds $5,500,000, Sellers shall only bear a pro rata portion of Buyer's out-of-pocket costs and expenses based on a fraction, the numerator of which is equal to $5,500,000 and the denominator of which is equal to the total amount of the monies collected; and (B) the General Partner shall not waive or settle such claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld) if the settlement relates to any indemnification claim other than the claim described above in subsection (1) or otherwise impairs the rights of the FrontierVision Companies with respect to any other indemnification claims under the State Cable Acquisition Agreement.

              6.19 Lien Searches.

         FVP shall deliver to Buyer, at least two weeks prior to the Closing Date, an accurate list of the current address of each Seller's respective principal place of business, or if such Seller has no principal place of business, such Seller's respective residence, and upon delivery of such list FVP shall be deemed to have represented and warranted to Buyer that each such address is the true and correct address that it purports to be with respect to each Seller as of such date.

             6.20 Distant Signals; Copyright Matters.

         Unless otherwise restricted or prohibited by any Governmental Authority, Legal Requirement or Contract, if requested by Buyer, FVP will cause the FrontierVision Companies to delete prior to the Closing any distant broadcast signal the continued carriage of which will in Buyer's reasonable judgment result in a substantial increase to Buyer's copyright liability; provided, however, that Buyer shall give FVP reasonable advance notice to permit the FrontierVision Companies to comply with its notice obligations in connection with a signal deletion and FVP shall have no obligation to cause the deletion of such signal unless Buyer agrees to reimburse the Sellers for any out-of-pocket costs and

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expenses that may be incurred by the FrontierVision Companies in connection with deleting any such signals (other than nominal costs and expenses).

                                    ARTICLE 7

                 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS

              7.1 Conditions to Obligations of Buyer.

         All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to or at the Closing of each of the following conditions:

                       (a) Representations and Warranties of FVP. As to the representations and warranties of FVP set forth in Article 3, (1) those representations and warranties set forth in Article 3 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, and (2) all other representations and warranties of FVP set forth in Article 3 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, except in each case of clauses (1) and (2) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a material adverse change in the business, financial condition, assets or liabilities of the FrontierVision Companies, taken as a whole, when compared with the state of facts that would exist if all such representations and warranties were true in all respects as of the applicable times, not giving effect to any inaccuracies resulting from any actions taken in accordance with the provisions of this Agreement, any event that arose in the ordinary course of business, any changes in economic conditions that are applicable to the cable industry generally on a national, state, regional or local basis, any changes in conditions (including Rate Regulatory Matters, and other federal, state or local governmental actions, legislation or regulations) that are applicable to the cable industry generally on a national, state, regional or local basis, or any changes in competitive activities.

                       (b) Representations and Warranties of Sellers. As to the representations and warranties of Sellers set forth in Article 4, (1) those representations and warranties set forth in Article 4 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, and (2) all other representations and warranties of Sellers set forth in Article 4 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, except in each case of clauses (1) and (2) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not materially impair Sellers' ability to perform their obligations under this Agreement and the other Transaction Documents to which they are party.

                       (c) Covenants. FVP and the Sellers shall have performed and complied with all covenants and agreements required by this Agreement (other than by Sections 6.4 and 6.7, which are governed by the immediately following sentence) to be performed or complied with by them prior to

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or at the Closing, except to the extent that the aggregate effect of the failure to so perform or comply has not had a material adverse effect on the business, financial condition, assets or liabilities of the FrontierVision Companies, taken as a whole. FVP shall have performed and complied with in all material respects all covenants and agreements required by Sections 6.4, 6.7 and 6.16 to be performed or complied with by it prior to or at the Closing.

                       (d) Franchise Consents and Franchise Renewals.

                                (1) A Consent of the Franchising Authority shall
have been obtained for each
Franchise designated in Section 3.4 of FrontierVision's Disclosure Schedule as a "Material Consent Franchise" and for each Designated Material Consent Franchise, if any. Notwithstanding the preceding sentence, and for purposes of satisfaction of the condition in this subsection (1):

                                    (A)     Consent with respect to any Material
 Consent Franchise or any
Designated Material Consent Franchise shall be deemed obtained on the date the 120-Day Period expires if such Franchising Authority fails to approve or deny the request for Consent by such date and the failure to approve the request for Consent was not principally caused by any of the following: a nonfrivolous dispute by the Franchising Authority as to the FrontierVision Companies' (or any predecessor's) noncompliance with the Franchise (provided that FVP has provided Buyer with evidence reasonably satisfactory to Buyer supporting FVP's contention that such dispute is frivolous); a nonfrivolous dispute by the Franchising Authority as to Buyer's qualifications to be the transferee of control of the FrontierVision Companies as the holder of the Franchise in question (provided that FVP has provided Buyer with evidence reasonably satisfactory to Buyer supporting FVP's contention that such dispute is frivolous); or the withholding of consent by FVP or Buyer to any requirements that would be imposed by the Franchising Authority as a condition to granting such Consent (although nothing herein shall be deemed to limit the provisions of Section 6.4(d) relating to changes and conditions that Buyer is required to accept and that FVP may accept on behalf of Buyer and the FrontierVision Companies). The term "120-Day Period" means, with respect to any Franchise, the 120 day period commencing on the date on which the Consent application on FCC Form 394 (or other appropriate form) required to be filed with respect to such Franchise was filed with the appropriate Franchising Authority, plus the number of days, if any, that FVP has agreed with a Franchising Authority to extend the 120-day period provided by
Section 617 of the Cable Act.

                                    (B) Consent with respect to any Material
Consent Franchise or
Designated Material Consent Franchise that is not in the Renewal Window shall be deemed obtained on the sixtieth day (subject to the proviso below) after the date the 120-Day Period expires, or if the Franchising Authority has affirmatively denied the request for Franchise Consent, the sixtieth day after the date of such denial, if such Franchising Authority fails to approve or fails to reverse its denial of the request for Consent by such date and the failure to approve or reverse its denial of the request for Consent was not principally caused by a non-frivolous dispute by the Franchising Authority as to the FrontierVision Companies' (or a predecessor's) noncompliance with the Franchise (provided that FVP has provided Buyer with evidence reasonably satisfactory to Buyer supporting FVP's contention that

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such dispute is frivolous); provided, however, that the sixty day extension period referred to above shall be reduced by each day that the Franchise Consent application was filed after the forty-fifth day after the execution of this Agreement (with respect to applications filed pursuant to Section 6.4(a)) or filed after the tenth day after the date it was determined that such application was required to be filed (with respect to applications filed pursuant to Section 6.4(b)) if such delay in filing was principally caused by Buyer.

                                (2) The Renewal Franchises shall have been
renewed in accordance with the
provisions of Section 6.4. The condition in this subsection (2) shall be deemed satisfied as to any Renewal Franchise (other than the City of Lewiston (ME), City of Auborn (ME), and City of Defiance (OH) Franchises) if such Franchise is extended on its existing terms to a date that permits either the FrontierVision Companies (prior to the Closing) or Buyer (after the Closing) to file a request for renewal under Section 626(a) of the Cable Act prior to the expiration of the statutory time period for making such filing (determined on the basis of the new expiration date).

                                (3) A Consent of the Franchising Authority under
 the Town of Manchester
(ME), the Town of Winthrop (ME), the Town of Peru (ME), the Town of Fairfield
(ME), the Town of Milo (ME), and the City of Brewer (ME) Franchises shall have been obtained (with an acknowledgment by such Franchising Authority that the FrontierVision Companies are not in default under the Franchise) or the date by which the FrontierVision Companies are required to complete any upgrade/rebuild requirements set forth in such Franchises shall have been extended at least three years such that the FrontierVision Companies are not in default under the Franchise.

                       (e) FCC Consents. Consent of the FCC shall have been obtained with respect to each CARS License listed in Section 3.8 of FrontierVision's Disclosure Schedule.

                       (f) Lease Consents. Consent of the lessor under the office leases designated as
"Material Consent Leases" in Section 3.4 of FrontierVision's Disclosure Schedule shall have been obtained.

                       (g) Hart-Scott-Rodino. The requisite waiting period, if any, under the HSR Act shall have expired or been terminated.

                       (h) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, or order of a court of competent jurisdiction or other prohibition having the force of law that would prevent or make unlawful the Closing, provided that Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered and shall have otherwise taken commercially reasonable actions to cause any such judgment, decree, order or other legal prohibition to cease to be in effect as expeditiously as possible.


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                       (i) No Material Adverse Change. No event shall have
occurred between December
31, 1998 and the date on which the Closing is to occur that has had a material adverse effect on the business, financial condition, assets or liabilities of the FrontierVision Companies, taken as a whole, other than events or changes disclosed in this Agreement or FrontierVision's Disclosure Schedule, or an event that arose in the ordinary course of business, any changes in economic conditions that are applicable to the cable industry generally on a national, state, regional or local basis, any changes in conditions (including Rate Regulatory Matters, and other federal, state or local governmental actions, legislation or regulations) that are applicable to the cable industry generally on a national, state, regional or local basis, or any changes in competitive activities.

                       (j) Lien Searches. FVP shall have delivered to Buyer, at least two weeks prior to the Closing Date, UCC financing statement, tax lien and judgment searches dated not more than thirty days prior to the Closing Date (including copies of documents listed on each search, if any) with respect to each of the Sellers performed by a search firm reasonably satisfactory to Buyer in the jurisdiction of each Seller's respective principal place of business, or if such Seller has no place of business, in the jurisdiction of his or her respective residence as set forth in the list delivered by FVP pursuant to Section 6.19 (except that this condition shall not be deemed unsatisfied by the failure to deliver a search at least two weeks prior to the Closing Date if such search does not evidence any Encumbrance on the Purchased Interests or the Assets that is not a Permitted Encumbrance or if any such Encumbrance that is not a Permitted Encumbrance is removed at or prior to the Closing).

                       (k) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyer described in Section .

              7.2 Conditions to Obligations of Sellers.

         All obligations of each Seller at the Closing hereunder are subject to the fulfillment prior to or at the Closing of each of the following conditions:

                       (a) Representations and Warranties. As to the representations and warranties of
Buyer set forth in Article 5, (1) those representations and warranties set forth in Article 5 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, and (2) all other representations and warranties of Buyer set forth in Article 5 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, except in each case of clauses (1) and (2) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a material adverse change in the business, financial condition, assets or liabilities of Buyer and its Subsidiaries, taken as a whole, when compared with the state of facts that would exist if all such representations and warranties were true in all respects as of the applicable times, not giving effect to any inaccuracies resulting from any actions taken in accordance with the provisions of this Agreement, any event that arose in the ordinary course of business, any changes in economic conditions that are applicable to the cable industry generally on a national, state, regional or local basis, any

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changes in conditions (including Rate Regulatory Matters, and other federal, state or local governmental actions, legislation or regulations) that are applicable to the cable industry generally on a national, state, regional or local basis, or any changes in competitive activities.

                       (b) Covenants. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                       (c) Hart-Scott-Rodino. The requisite waiting period, if any, under the HSR Act shall have expired or been terminated.

                       (d) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, or order of a court of competent jurisdiction or other prohibition having the force of law that would prevent or make unlawful the Closing, provided that FVP shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered and shall have otherwise taken commercially reasonable actions to cause any such judgment, decree, order or other legal prohibition to cease to be in effect as expeditiously as possible.

                       (e) No Material Adverse Change. No event shall have occurred between the date of this Agreement and the date on which the Closing is to occur that has had a material adverse effect on the business, financial condition, assets or liabilities of Buyer and its Subsidiaries, taken as a whole, other than an event that arose in the ordinary course of business, any changes in economic conditions that are applicable to the cable industry generally on a national, state, regional or local basis, any changes in conditions (including Rate Regulatory Matters, and other federal, state or local governmental actions, legislation or regulations) that are applicable to the cable industry generally on a national, state, regional or local basis, or any changes in competitive activities.

                       (f) Stock Consideration. The shares of ACC Class A Common Stock to be paid and issued to Sellers as the Stock Consideration (or, if applicable, all of the securities of any other class or series constituting the Stock Consideration):
(1) shall have been duly authorized and validly issued, fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and not issued in violation of any federal or state securities laws; (2) shall comply with the provisions of the Stock Consideration Registration Rights Agreement; and (3) shall have the same rights and powers as all other shares of ACC Class A Common Stock (or, if any of the securities constituting the Stock Consideration are not shares of ACC Class A Stock, as all other securities of the same class or series) issued and outstanding as of the date of this Agreement.

                       (g) Stock Consideration Registration Rights Agreement. The Stock Consideration
Registration Rights Agreement shall be in full force and effect in accordance with its terms and Buyer shall have performed all of its obligations therein in accordance with their terms. An appropriate

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registration statement covering the registration of all of the Stock
Consideration Registrable Securities shall have been declared effective under the Securities Act in accordance with the provisions of the Stock Consideration Registration Rights Agreement (and such registration statement shall not be subject to any stop order or proceeding seeking a stop order). All of the Stock Consideration Registrable Securities shall be listed on the NASDAQ National Market System, New York Stock Exchange or American Stock Exchange or other major market system or exchange reasonably acceptable to Sellers.

                       (h) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section .

                                    ARTICLE 8

                         CLOSING AND CLOSING DELIVERIES

              8.1 Closing.

                       (a) Closing Date.

                                (1) Subject to satisfaction or, to the extent
permitted by law, waiver, of the
closing conditions described in Article 7, and subject to Sections 8.1(a)(2), 8.1(a)(3) and 8.1(a)(4), the Closing shall take place on the tenth business day after FVP or Buyer provides written notice to the other party after satisfaction or waiver of the conditions set forth in Sections 7.1(d), (e), (f) and (g) and
Section 7.2(c) (provided that without Buyer's consent, the Closing Date shall not be earlier than the earlier of the date on which all Franchise Consents are obtained and the date that is sixty days after the date on which the 120-Day Period has expired for each Franchise in respect of which a Franchise Consent application was filed; provided, however, that the sixty day extension period referred to above shall be reduced by each day that the Franchise Consent application was filed after the forty-fifth day after the execution of this Agreement (with respect to applications filed pursuant to Section 6.4(a)) or filed after the tenth day after the date it was determined that such application was required to be filed (with respect to applications filed pursuant to Section 6.4(b)) if such delay in filing was principally caused by Buyer)); and provided further that without the consent of both FVP and Buyer the Closing Date shall not be earlier than the tenth business day after FVP or Buyer provides written notice to the other party that the Closing is permitted to take place in accordance with the preceding provisions of this Section 8.1(a)(1)), or on such earlier or later date as FVP and Buyer shall mutually agree. If such tenth business day (or any other date for the Closing agreed to by FVP and Buyer) would extend the date for the Closing beyond the Upset Date, the Upset Date shall be extended to the day after such tenth business day or other date agreed to for the Closing, as applicable.

                                (2) If on the date on which the Closing would
otherwise be required to take
place pursuant to Section 8.1(a)(1), (A) there shall be in effect any judgment, decree, or order of a court of competent jurisdiction that would prevent or make unlawful the Closing, or (B) any other circumstance beyond the reasonable control of FVP or Sellers or Buyer (but which shall not in any event include any matters relating to financing of the transactions contemplated hereby) shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to any party set forth in Article 7, then either FVP or Buyer may, at its option, postpone the date on which the Closing is required to take place until the tenth business day after either party provides written notice to the other party, as soon as practicable after such conditions are satisfied, such judgment, decree, or order ceases to be in effect, or such other circumstance ceases to exist; provided, however, that a party's postponement of the date on which the Closing is required to take place shall not restrict the exercise by FVP or Buyer of its rights under Section 9.2 or 9.3, as applicable.

                                (3) If on the date on which the Closing would
otherwise be required to take
place pursuant to Section 8.1(a)(1), the Credit Agreement Consent has not been obtained, then Buyer may, at its option, postpone the date on which the Closing is required to take place until such date, but in no event later than June 30, 1999, to be set by Buyer on at least ten business days' written notice to FVP.

                                (4) If on the date on which the Closing would
otherwise be required to take
place pursuant to the foregoing subsections of this Section 8.1(a), the conditions set forth in Sections 7.2(f) or (g) have not been satisfied, then either FVP or Buyer may, at its option (but it shall not be compelled to do so), postpone the date on which the Closing is required to take place until such date, but in no event later than the Upset Date, to be set by either party on at least ten business days' written notice to the other party, as soon as practicable after such conditions are satisfied; provided, however, that a party's postponement of the date on which the Closing is required to take place shall not restrict the exercise by FVP or Buyer of its rights under Section 9.2 or 9.3, as applicable; and provided, further, that if such conditions set forth in Sections 7.2(f) and (g) have not been satisfied in any event by the Upset Date, Buyer shall be deemed to have willfully breached this Agreement with the attendant consequences set forth in Sections 2.4 and 9.4; provided, further, however, that Buyer may on the Upset Date, but only on the Upset Date, satisfy the conditions set forth in Sections 7.2(g) and (h) by being ready, able, and willing to deliver on the Upset Date, in lieu of the Stock Consideration Registrable Securities, additional cash consideration in an amount equal to the aggregate fair market value of the Stock Consideration Registrable Securities (computed on the basis of the Weighted Average Trading Price of the ACC Class A Common Stock or other security constituting the Stock Consideration for the ten trading day period beginning on the thirteenth trading day prior to the Upset Date.

                       (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes &
Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place or time as FVP and Buyer shall mutually agree.

              8.2 Deliveries by Sellers.

         Prior to or at the Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

                       (a) Purchased Interests. An assignment agreement providing for the assignment of the Purchased Interests to Buyer, in a form reasonably satisfactory to Buyer, together with any notes or certificates representing the Purchased Interests, duly endorsed for transfer.

                       (b) Officer's Certificate of FVP. A certificate executed by FVP, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (c) have been satisfied as to FVP, except as disclosed in said certificate.

                       (c) Secretary's Certificate. A certificate executed by FVP, dated as of the Closing
Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Advisory Committee of FVP, authorizing and approving the execution by FVP of this Agreement and the other Transaction Documents to which FVP is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; (2) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors of FrontierVision Inc., authorizing and approving the execution by FVP and the General Partner of this Agreement and the other Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (3) providing, as attachments thereto, Certificates of Good Standing for FVP and each of the other FrontierVision Companies certified by an appropriate state official of the State of their organization, all certified by such state officials as of a date not more than fifteen days before the Closing Date.

                       (d) Consents. Copies of Consents which have been obtained by FVP or Sellers prior to the Closing.

                       (e) Corporate, Financial, and Tax Records. All corporate records (including minute books and stock books and registers) and financial and tax records of each of the FrontierVision Companies that are not located at one of the offices or sites included in the Real Property.

                       (f) Post-Closing Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by each Seller and the Escrow Agent.

                       (g) Noncompetition Agreement. The Noncompetition Agreements, duly executed by each Person designated on Exhibit A.

                       (h) Opinion of Counsel. An opinion of Dow, Lohnes & Albertson, PLLC, counsel to
FVP, dated as of the Closing Date, substantially in the form of Exhibit C hereto.

                       (i) Seller Releases. A Seller Release, duly executed by each Seller.

                       (j) Management Releases. A Management Release, duly executed by each Person designated on Exhibit H.

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              8.3 Deliveries by Buyer.

         Prior to or at the Closing, Buyer shall deliver to Sellers the following:

                       (a) Purchase Consideration.

                                (1) An assumption agreement providing for the
assumption by Buyer of the
Assumed Liabilities, in a form reasonably satisfactory to Sellers.

                                (2) The Closing Cash Payment as follows: (A)
$5,000,000 will be paid to the
Escrow Agent for deposit in the Post-Closing Adjustments Escrow pursuant to
Section 2.7; (B) any amount required to be deposited in the Post-Closing Adjustments Escrow pursuant to Section 2.6 will be paid to the Escrow Agent; (C) any amount required to be deposited in a Post-Closing Section 2.8 Escrow pursuant to Section 2.8 will be paid to the Escrow Agent; (D) any amount required to be deposited in the Post-Closing Section 2.9 Escrow pursuant to
Section 2.9 will be paid to the Escrow Agent; and (E) the balance of the Closing Cash Payment will be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by Sellers by written notice to Buyer not less than two days prior to the Closing.

                                (3) The Stock Consideration as follows: (A)
stock certificates representing
1,000,000 shares of ACC Class A Common Stock in the aggregate will be issued and registered in the name of Seller or Sellers' designees as directed by the Sellers by written notice to Buyer not less than two days prior to the Closing and transferred to the Escrow Agent for deposit in the Post-Closing Indemnity Escrow pursuant to Section 10.3, and (B) stock certificates representing the portion of the Stock Consideration which is not transferred to the Escrow Agent will be issued and registered in the name of Seller or Sellers' designees as directed by the Sellers by written notice to Buyer not less than two days prior to the Closing and delivered to Sellers or Sellers' designees; or, if Buyer delivers cash pursuant to Section 8.1(a)(4) in lieu of the Stock Consideration Registrable Securities, (A) an amount equal to the aggregate fair market value of 1,000,000 shares of ACC Class A Common Stock (computed on the basis of the Weighted Average Trading Price of the ACC Class A Common Stock for the ten trading day period beginning on the thirteenth trading day prior to the Closing
Date) will be transferred to the Escrow Agent for deposit in the Post-Closing Indemnity Escrow pursuant to Section 10.3, and (B) the portion of the Stock Consideration which is not transferred to the Escrow Agent will be paid by wire or accounts transfer of immediately available funds to one or more accounts designated by Sellers by written notice to Buyer not less than two days prior to the Closing.

                       (b) Officer's Certificate. A certificate executed by Buyer, dated as of the Closing
Date, certifying that the closing conditions specified in Sections 7.2(a) and
(b) have been satisfied, except as disclosed in said certificate.

                       (c) Secretary's Certificate. A certificate executed by Buyer, dated as of the Closing
Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors of Buyer, authorizing and approving the execution by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, a Certificate of Good Standing for Buyer certified by an appropriate state official of the State of Delaware, certified by such state official as of a date not more than fifteen days before the Closing Date.

                       (d) Post-Closing Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by Buyer and the Escrow Agent.

                       (e) Opinion of Counsel. Opinions of Buchanan Ingersoll Professional Corporation, counsel to Buyer, dated as of the Closing Date, substantially in the form of Exhibit D hereto.

                                    ARTICLE 9

                                  TERMINATION

              9.1 Termination by Agreement.

         This Agreement may be terminated at any time prior to the Closing by agreement between FVP and Buyer.

              9.2 Termination by FVP.

         This Agreement may be terminated at any time prior to the Closing by FVP and the purchase and sale of the Purchased Interests abandoned, upon written notice to Buyer, upon the occurrence of any of the following:

                       (a) Conditions. If on any date determined for the Closing in accordance with Section
8.1 if each condition set forth in Section 7.1 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing on such date and either a condition set forth in Section 7.2 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing on such date or Buyer has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, FVP may not rely on the failure of any condition set forth in Section 7.2 to be satisfied if such failure was principally caused by FVP's or any Seller's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                       (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date, unless the failure of the Closing to occur was principally caused by FVP's or any Seller's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement; provided that (1) if on the Upset Date the Closing has not occurred solely because any notice period required by Section 8.1(a) has not lapsed, the Upset Date shall be extended to a date that is one business day after the lapse of such period; and (2) if FVP is required to file a Franchise Consent application pursuant to Section 6.4(b), then FVP may extend the Upset Date from time to time at its sole option by notice to Buyer to a date that is one business day after the later of (A) the date that is 210 days after the last Franchise Consent application was filed pursuant to Section 6.4(b) and (B) 90 days after the last affirmative denial by a Franchising Authority of a request for such Franchise Consent.

              9.3 Termination by Buyer.

         This Agreement may be terminated at any time prior to the Closing by Buyer and the purchase and sale of the Purchased Interests abandoned, upon written notice to FVP, upon the occurrence of any of the following:

                       (a) Conditions. If on any date determined for the Closing in accordance with Section
8.1 if each condition set forth in Section 7.2 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing on such date and either a condition set forth in Section 7.1 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing on such date or Sellers have nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Buyer may not rely on the failure of any condition set forth in Section 7.1 to be satisfied if such failure was principally caused by Buyer's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                       (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date, unless the failure of the Closing to occur was principally caused by Buyer's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement or failure to satisfy the conditions set forth in Sections 7.2(f) or (g); provided that (1) if on the Upset Date the Closing has not occurred solely because any notice period required by Section 8.1(a) has not lapsed, the Upset Date shall be extended to a date that is one business day after the lapse of such period; and (2) if FVP is required to file a Franchise Consent application pursuant to Section 6.4(b), then FVP may extend the Upset Date from time to time at its sole option by notice to Buyer to a date that is one business day after the later of (A) the date that is 210 days after the last Franchise Consent application was filed pursuant to Section 6.4(b) and (B) 90 days after the last affirmative denial by a Franchising Authority of a request for such Franchise Consent.

              9.4 Effect of Termination.

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         If this Agreement is terminated as provided in this Article 9, then this Agreement will forthwith become null and void and there will be no liability on the part of any party to any other party or any other Person in respect thereof, provided that:

                       (a) Surviving Obligations. The obligations of the parties described in Sections 6.2,
9.4 and 11.1 (and all other provisions of this Agreement relating to expenses) will survive any such termination. In addition, if FVP is entitled to receive the Deposit Escrow Property in accordance with Section 2.4, all of Buyer's obligations with respect to the Deposit Escrow Property, including its obligations under the Deposit Escrow Agreement and under the Deposit Registration Rights Agreement will survive any such termination.

                       (b) Withdrawal of Applications. All filings, applications and other submissions relating to the transfer of the Purchased Interests shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to whom made.

                       (c) Willful Breach by Buyer. No such termination will relieve Buyer from liability for a willful breach of this Agreement (which shall be deemed to include without limitation any failure by Buyer to satisfy the conditions set forth in Sections 7.2(f) or (g) by the date on which the Closing would otherwise be required to take place pursuant to Section 8.1, subject to the provisions of Section 8.1(a)(4), or in any event by the Upset Date), and in such event the Deposit Escrow Property shall be released from escrow and delivered to FVP. Subject to Buyer's continuing obligations described in Section 9.4(a), the delivery of the Deposit Escrow Property to Sellers in compliance with the provisions of Section
2.4 shall be liquidated damages and constitute full payment and the exclusive remedy for any damages suffered by FVP and Sellers by reason of Buyer's breach of this Agreement prior to the Closing. If the Deposit Escrow Property is not delivered to Sellers in compliance with the provisions of Section 2.4, FVP and Sellers shall have all rights and remedies available at law or equity to enforce the provisions of Section 2.4.

                       (d) Willful Breach by FVP or Sellers. No such termination will relieve FVP from liability for its willful breach of this Agreement, and in such event Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance against FVP. No such termination will relieve any Seller from liability for its willful breach of this Agreement, and in such event Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance against such breaching Seller.

                       (e) No Recourse. Anything in this Agreement or applicable law to the contrary notwithstanding, in the event this Agreement is terminated as provided in this
Article 9, Buyer will have no claim or recourse against any of FVP's, the General Partner's, or any Seller's respective officers, directors, shareholders, partners, employees, agents or Affiliates (excluding from "Affiliates" for this purpose FVP, the General Partner and the other Sellers themselves) as a result of the breach of any representation, warranty, covenant or agreement of FVP or any Seller contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the business or operations of the FrontierVision Companies prior to the Closing, it being understood that FVP shall have no liability for any breach by a Seller and no Seller will have any liability for any breach by FVP or another Seller.

              9.5 Attorneys' Fees.

         Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

                                    ARTICLE 10

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                       INDEMNIFICATION; CERTAIN REMEDIES

             10.1 Survival.

         All representations, warranties and covenants set forth herein will survive the Closing, provided that all claims made in respect of such representations, warranties and covenants will be subject to any applicable limitations set forth in this Article 10.

             10.2 Indemnification by Sellers.

         After the Closing, but subject to Section 10.5, each Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                       (a) any and all Losses resulting from any untrue representation or breach of warranty by FVP or the nonfulfillment of any covenant to be performed by FVP prior to the Closing contained in this Agreement or any other Transaction Document to which FVP is a party;

                       (b) any and all Losses resulting from any untrue representation or breach of warranty by such Seller or the nonfulfillment of any covenant by such Seller contained in this Agreement or any other Transaction Document to which such Seller is a party; and

                       (c) any rate refund liability imposed on any of the FrontierVision Companies for any period ending prior to the Adjustment Time by a final order or decision issued by a Governmental Authority (but only to the extent of the out-of-pocket costs payable in respect thereof and it being understood and agreed that any claim for indemnification in respect of any rate refund liability may be made only pursuant to this Section 10.2(c) and not under any other provision of this
Section 10.2); provided, however, that Buyer may make a claim pursuant to this
Section 10.2(c) upon the issuance of

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an initial adverse order or decision by a Governmental Authority with respect to one of the FrontierVision Companies for any period ending prior to the Adjustment Time that could result in an obligation of the Sellers to indemnify Buyer under this Section 10.2(c) in order to preserve its rights under this
Article 10 pending appeal or other final resolution of such order or decision.

                       (d) any and all Losses resulting from the matters disclosed in Sections 3.14 and 3.15 of FrontierVision's Disclosure Schedule (other than matters relating to Rate Regulatory Matters, including, without limitation, the matters disclosed in items 1 and 2 of said Section 3.15) and the tax audits disclosed in Section 3.12 of FrontierVision's Disclosure Schedule.

                       (e) any and all Losses resulting from any pole attachment fees payable with respect to the operation by the FrontierVision Companies of the Systems for any period ending prior to the Adjustment Time.

                       (f) any and all Losses resulting from the matter disclosed in Item A.4 of Section 3.6 of FrontierVision's Disclosure Schedule relating to a dispute between the FrontierVision Companies and CSG.

                       (g) any and all Losses resulting from amounts that are payable by the FrontierVision
Companies to the other parties under the purchase and sale agreements referred to in Section 3.11(i).

             10.3 Post-Closing Escrow Agreement.

         FVP and Buyer have agreed on and delivered to the Escrow Agent a form of Post-Closing Escrow Agreement in the form of Exhibit B hereto. Following the execution of this Agreement FVP and Buyer will cooperate in good faith with the Escrow Agent (or another Person who FVP and Buyer mutually select to serve as the escrow agent thereunder) to agree with the Escrow Agent (or such other Person) on the final form of the Post-Closing Escrow Agreement including such changes to the form attached as Exhibit B as are requested or recommended by the Escrow Agent and are mutually acceptable to FVP and Buyer (such acceptance not to be unreasonably withheld by FVP and Buyer). FVP and Buyer agree to take such additional actions and enter into appropriate amendments to the Transaction Documents as may reasonably be necessary to reflect the final form of Post-Closing Escrow Agreement. Subject to the foregoing, at the Closing, Buyer, Sellers and the Escrow Agent shall execute the Post-Closing Escrow Agreement, in accordance with which, on the Closing Date, in addition to the deposit contemplated by Section 2.7 and in addition to any deposit required by Sections 2.6, 2.8 or 2.9, Buyer will deposit 1,000,000 shares of ACC Class A Common Stock with the Escrow Agent on behalf of Sellers in order to provide a fund for, and the exclusive source for, the payment of any indemnification to which Buyer is entitled under this Article 10 (such escrow, the "Post-Closing Indemnity Escrow"). The Post-Closing Indemnity Escrow will be administered, and the Post-Closing Indemnity Property (as defined below) will be held and disbursed, in accordance with the provisions of this Article 10 and the Post-Closing Escrow Agreement. The "Post-Closing Indemnity Property" means, collectively, the 1,000,000 shares of ACC Class A Common Stock deposited with the Escrow

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Agent pursuant to this Section 10.3, together with the kind and amounts of securities, cash and other property that Sellers would have held or been entitled to receive as of the date the Post-Closing Indemnity Property is released in accordance with this Agreement (whether resulting from a stock split, subdivision, combination or reclassification of the outstanding capital stock of Buyer, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which Buyer may be a party or otherwise) had Sellers held such shares of ACC Class A Common Stock as of the Closing Date and retained such shares, and all securities, cash and other property distributed or issued with respect to or in substitution or exchange therefor, during the period from the Closing Date through (and including) the date the Post-Closing Indemnity Property is released. Subject to the terms and conditions contained in the Post-Closing Escrow Agreement and the Stock Consideration Registration Rights Agreement, the Sellers will have the right to cause the shares of ACC Class A Common Stock or other securities constituting the Post-Closing Indemnity Property to be sold and converted to cash from time to time. If Buyer delivers cash pursuant to Section 8.1(a)(4) in lieu of the Stock Consideration Registrable Securities, Buyer will deposit cash in the amount determined pursuant to the second part of Section 8.3(a)(3) in the Post-Closing Indemnity Escrow and the term "Post-Closing Indemnity Property" shall mean such deposit plus any earnings thereon.

             10.4 Indemnification by Buyer.

         After the Closing, but subject to Section 10.5, Buyer hereby agrees to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

                       (a) any and all Losses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or any other Transaction Document to which Buyer is a party;

                       (b) any and all Losses resulting from any liability or obligation of the FrontierVision Companies arising from or related to any event occurring after the Closing Date, and any Assumed Liabilities and any liability or obligation that was reflected as an Adjustment Liability in computing Closing Net Liabilities under Article 2;

                       (c) any and all Losses arising as a result of the occurrence of the Closing without the receipt of any Consent (including any Consent under a Franchise, but excluding any Consent that was not either disclosed in FrontierVision's Disclosure Schedule or determined to require Consent pursuant to Section 6.4(b) or requested prior to the Closing), waiver of a Franchising Authority's right of first refusal under a Franchise, or renewal of any Franchise; and

                       (d) any and all Losses resulting from the use of the "FrontierVision" name or any variant thereof by Buyer and/or its Affiliates and/or the FrontierVision Companies from and after the Closing.


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             10.5 Certain Limitations on Indemnification Obligations.

         Notwithstanding anything in this Agreement to the contrary:

                       (a) No Seller will be required to indemnify or otherwise be liable to Buyer for any matter described in Section 10.2 unless and until the aggregate amount of all Losses of Buyer arising therefrom for which Sellers would have indemnification liability to Buyer but for this Section 10.5(a), exceeds $1,000,000, in which event Sellers will be liable for all such Losses; provided, however, that this Section 10.5(a) shall not apply to any amount payable to Buyer pursuant to Section 2.7 or Section 2.9 or Section 10.2(c) (but only in respect of a claim that Buyer could have made under Section 10.2(c) immediately after the Closing) or Section 10.2(d) or Section 10.2(e) (but only in respect of a claim that Buyer could have made under Section 10.2(e) immediately after the Closing) or Section 10.2(f) or Section 10.2(g), but no amounts paid to Buyer pursuant to the sections referred to in this proviso (as limited in this proviso) shall be treated as Losses for purposes of determining when Buyer's Losses exceed $1,000,000.

                       (b) No Seller will be required to indemnify or otherwise be liable to Buyer with respect to any Losses arising under Section 10.2 unless Buyer gives Sellers written notice of a claim pursuant to Section 10.2 on or prior to the date that is eighteen months after the Closing Date; provided that, the Post-Closing Indemnity Property shall be released to Sellers as follows:

                                (1) On the first business day following the date
that is six months after the Closing Date (the "Initial Release Date"):

                                        (A) if on the Initial Release Date the
Post-Closing Indemnity Property consists solely of shares of ACC Class A Common Stock or other Stock Consideration Registrable Securities, then the number of shares of ACC Class A Common Stock or other Stock Consideration Registrable Securities equal to one-half of the total number of such shares deposited into the Post- Closing Indemnity Escrow on the Closing Date, less the total number of shares that were previously paid out to Buyer in respect of claim(s) made by Buyer pursuant to this Article 10 or Article 2, and less the number of shares the fair market value of which equals the aggregate dollar value of all bona fide claims made by Buyer pursuant to this Article 10 or Article 2 that remain outstanding on the Initial Release Date, shall be released from escrow and paid over to Sellers (the number of shares to be appropriately adjusted to give effect to any stock split, combination or similar event);

                                         (B) if on the Initial Release Date the
Post-Closing Indemnity Property consists solely of cash funds, then an amount in cash equal to one-half of the total amount of cash funds that would have been in the Post-Closing Indemnity Escrow on the Initial Release Date if no payments had been made to Buyer out of the Post-Closing Indemnity Escrow during such period, less the dollar value of all payments (whether in the form of shares or cash) that were previously paid out to Buyer in respect of claim(s) made by Buyer pursuant to this Article 10 or Article 2, and less the aggregate dollar

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value of all bona fide claims made by Buyer pursuant to this Article 10 or
Article 2 that remain outstanding on the Initial Release Date, shall be released from escrow and paid over to Sellers;

                                        (C) if on the Initial Release Date the
Post-Closing Indemnity Property consists partly of shares of ACC Class A Common Stock or other Stock Consideration Registrable Securities and partly of cash funds, then the number of shares of ACC Class A Common Stock or other Stock Consideration Registrable Securities equal to one-half the total number of such shares that would have been in the Post-Closing Indemnity Escrow on the Initial Release Date if no payments in the form of such shares had been made to Buyer out of the Post-Closing Indemnity Escrow during such period, less the total number of shares that were paid out to Buyer in respect of claim(s) made by Buyer pursuant to this Article 10 or Article 2, and less the number of shares the fair market value of which equals the aggregate dollar value of all bona fide claims made by Buyer pursuant to this Article 10 or Article 2 that remain outstanding on the Initial Release Date (except to the extent an amount in cash has been reserved for any portion of such outstanding claims), shall be released from escrow and paid over to Sellers (the number of shares to be appropriately adjusted to give effect to any stock split, combination or similar event), and an amount in cash equal to one-half of the total amount of cash funds that would have been in the Post-Closing Indemnity Escrow on the Initial Release Date if no payments in the form of cash had been made to Buyer out of the Post-Closing Indemnity Escrow during such period, less the dollar value of all payments that were previously paid out in the form of cash to Buyer in respect of claim(s) made by Buyer pursuant to this Article 10 or Article 2, and less the aggregate dollar value of all bona fide claims made by Buyer pursuant to this Article 10 or Article 2 that remain outstanding on the Initial Release Date (except to the extent a number of shares has been reserved for any portion of such outstanding claims), shall be released from escrow and paid over to Sellers; and

                                (2) on the first business day following the date
that is eighteen months after the Closing Date (the "Second Release Date") all remaining Post-Closing Indemnity Property, less a number of shares of ACC Class A Common Stock or other Stock Consideration Registrable Securities or an amount in cash or a combination thereof as directed by the General Partner the aggregate dollar value of which is equal to the aggregate dollar amount of any bona fide claims made by Buyer that remain outstanding on the Second Release Date, shall be released from escrow and paid over to Sellers.

Attached hereto as Exhibit I for illustrative purposes only is an example of how the preceding provisions are intended to work. Thereafter, any remaining Post-Closing Indemnity Property shall be released from escrow and paid over to Sellers or Buyer in accordance with this Agreement and the Post- Closing Escrow Agreement. To the extent any payment is made to Buyer out of the Post-Closing Indemnity Property pursuant to Sections 2.7, 2.8 or 2.9 or this Article 10, and the Post-Closing Indemnity Property consists of both Stock Consideration Registrable Securities and cash, the General Partner shall designate which portion of the payment shall be made in the form of shares (based on its fair market value on the date of payment as computed as provided in Section 10.5(c)) or cash or combination of both. On the business day that it is determined in accordance with this Section 10.5(b) and this Article 10 that Buyer and/or Sellers are entitled to all or any portion of the Post-Closing Indemnity Property, the General Partner and Buyer will execute and deliver to the Escrow Agent joint

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written instructions containing appropriate disbursement instructions consistent with this Section 10.5(b) and this Article 10 and the Post-Closing Escrow Agreement.

                       (c) All payments required to be made by Sellers or any Seller in respect of their indemnification obligations under this Article 10 shall be made solely from the Post-Closing Indemnity Property. For purposes of this Article 10 and the Post-Closing Escrow Agreement, the fair market value of a share of ACC Class A Common Stock or other Stock Consideration Registrable Security on any day shall be computed by reference to the Weighted Average Trading Price of such stock or other security for the ten trading day period beginning on the thirteenth trading day prior to the date of determination.

                       (d) Anything in this Agreement or applicable law to the contrary notwithstanding, other than with respect to the Post-Closing Indemnity Property as provided for and limited in this Article 10 (and other than with respect to the Post-Closing Adjustment Funds as provided for and limited in
Section 2.7, the Post-Closing Section 2.8 Funds as provided for and limited in
Section 2.8, and the Post-Closing Section 2.9 Funds as provided for and limited in Section 2.9) after the Closing no Seller (or any officer, director, shareholder, partner, employee, agent or Affiliate of such Seller) shall have any obligation or liability to Buyer under Article 10, and Buyer will have no claim or recourse against any Seller (or any officer, director, shareholder, partner, employee, agent or Affiliate of such Seller) as a result of the breach of any representation, warranty, covenant or agreement of FVP or any Seller contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the business or operations of the FrontierVision Companies, other than claims relating to the Noncompetition Agreements or the Deposit Registration Rights Agreement or the Stock Consideration Registration Rights Agreement (which shall each be governed by its respective terms); and the Post-Closing Indemnity Property, the Post-Closing Adjustment Funds, the Post-Closing Section 2.8 Funds and the Post-Closing
Section 2.9 Funds (in each case as provided for and limited by the provisions of this Agreement) shall be the sole and exclusive remedy for any such claim by Buyer for any such matters, whether such claims are framed in contract, tort or otherwise.

                       (e) The amount payable to the Claimant by the Indemnifying Party in respect of a Loss shall be computed net of any insurance coverage with respect thereto that reduces the amount of such Loss that would otherwise be sustained, and Buyer and each Seller agree to use commercially reasonable efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss.

                       (f) Sellers will not be liable with respect to any Loss to the extent that the amount of such Loss was included as an Adjustment Liability in the computation of Closing Net Liabilities in accordance with
Article 2.

                       (g) Notwithstanding anything in this Agreement to the contrary, no Seller shall have any liability or obligation (for indemnification or otherwise) arising as a result of the occurrence of the

                                                       - 84 -


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Closing without certain Consents or Buyer's waiver of any closing condition, nor shall any adjustment be made to the Cash Consideration in respect of the foregoing.

                       (h) Buyer will not be required to indemnify or otherwise be liable to any Seller with respect to any Losses arising under Section 10.4(a) with respect to an untrue representation or breach of warranty set forth in
Section 5.6 unless Sellers give Buyer written notice of such a claim on or prior to the date that is thirty days after the expiration of the statute of limitations with respect to such claim.

                       (i) Buyer will not be required to indemnify or otherwise by liable to any Seller with respect to Losses arising under Section 10.4(d) to the extent such Losses result from the matter disclosed in Section 3.10(B) of FrontierVision's Disclosure Schedule.

             10.6 Procedure for Indemnification.

         The procedure for indemnification shall be as follows:

                       (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim and the amount thereof (if known and quantifiable).

                       (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                       (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to participate in or assume control of the defense of any third-party claim, the Claimant will not enter into any settlement of such claim which could result in indemnification liability unless the Claimant gives the Indemnifying Party prior written notice of such settlement. If the Indemnifying Party does not

                                                       - 85 -


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thereupon elect to assume the defense of such claim within five business days after such notice is given, then the Claimant may enter into such settlement and such settlement will be binding upon Buyer and Sellers for purposes of determining whether any indemnification payment is required pursuant to this
Article 10.

             10.7 Treatment of Indemnification Payments.

         Buyer and Sellers will treat all payments made pursuant to this Article 10 (including all payments made to Buyer out of the Post-Closing Indemnity Property but excluding the release of any Post-Closing Indemnity Property to Sellers) as an adjustment to the Purchase Consideration for all purposes.

                                    ARTICLE 11

                                 MISCELLANEOUS

             11.1 Fees and Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Buyer and Sellers agree that the brokerage fee payable to Daniels & Associates shall be paid by Buyer in the event the Closing occurs hereunder. Buyer and Sellers agree that the fees and expenses incurred in connection with the lien searches described in Section 7.1(j) shall be borne one-half by Buyer and one-half by Sellers.

             11.2 Notices.

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing, may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and shall be addressed to the recipient at the address specified below, or with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 11.2:


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         If to Buyer:
Adelphia Communications Corporation
Main at Water Street
Coudersport, Pennsylvania  16915
Attention:  James M. Kane,
              Vice President Corporate Development
Telecopier:  (814) 274-7098
         with copies (which shall not
         constitute notice) to:
Buchanan Ingersoll Professional Corporation
One Oxford Centre, 21st Floor
Pittsburgh, Pennsylvania  15219
Attention: Bruce I. Booken, Esq.
Telecopier: (412) 562-1041
         If to FVP (prior to the Closing) or the General Partner (after the Closing):
FrontierVision Partners, L.P.
1777 South Harrison Street
Suite P-200
Denver, Colorado  80210-3925
Attention: James C. Vaughn, President
Telecopier:  (303) 757-6105
         with a copy (which shall not
         constitute notice) to:





If to a Seller:


Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Avenue, N.W.
Suite 800
Washington, D.C.  20036
Attention:  John T. Byrnes, Esq. and
              J. Christopher Redding, Esq.
Telecopier:  (202) 776-2222

At the address specified for such Seller on the attached Exhibit E

             11.3 Benefit and Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by FVP or a Seller without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), and (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer without the prior written consent of FVP (prior to the Closing) or the General Partner (after the Closing) (which consent shall not be unreasonably withheld or delayed). Notwithstanding the provisions of the immediately preceding sentence, Buyer may assign all or any portion of its rights (but not its obligations) under this Agreement to one or more Subsidiaries or Affiliates of Buyer, without the prior

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written consent of FVP or the General Partner; provided that (1) such assignee executes documentation reasonably satisfactory to Sellers evidencing such assignment, and (2) Buyer remains liable to perform the obligations in full to be performed by Buyer hereunder, and (3) no such assignment would be reasonably likely to hinder or delay the Closing as reasonably determined by Sellers. Consent shall be deemed to be reasonably withheld if the consenting party reasonably determines that the assignment would be reasonably likely to hinder or delay the Closing. In the event of a permitted assignment by Buyer, Buyer, as well as such assignee, shall remain liable hereunder for all purposes and the representations, warranties and covenants made by Buyer shall apply equally to the assignee (modified as appropriate for the organization of the assignee). In no event may Buyer assign its obligations with respect to the Stock Consideration or Deposit Escrow Property without FVP's consent (prior to Closing) or the General Partner's consent (after the Closing), which may be withheld in its sole and absolute discretion. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Section 6.9 are intended for the benefit of, and may be relied upon by, the Assumed Employees, and the provisions of Section
6.13 are intended for the benefit of, and may be relied upon by, the officers and directors of the FrontierVision Companies and the members of FVP's Advisory Committee.

             11.4 Further Assurances .

         After the Closing the parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party, at the expense of the requesting party.

             11.5 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

             11.6 Entire Agreement.

         This Agreement, the Disclosure Schedules and the Exhibits hereto, and the other Transaction Documents to be delivered by the parties pursuant to this Agreement, collectively represent the entire understanding and agreement between Buyer, FVP, and Sellers with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations between the parties. Buyer acknowledges that none of FVP or any other FrontierVision Company or any Seller has made any, or makes any, promises, representations, warranties, covenants or undertakings, express or implied, other than those expressly set forth in this Agreement. Notwithstanding the first sentence of this Section 11.6, this Agreement does not impair or otherwise affect the validity of (1) any consent whenever granted by any Seller with respect to the execution, delivery, and performance of this Agreement or any other document or instrument relating to the subject matter of this Agreement or (2) any power of attorney whenever granted by any Seller authorizing any Person to execute and deliver

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on behalf of such Seller this Agreement or any other document or instrument relating to the subject matter of this Agreement.

             11.7 Amendments; Waiver of Compliance; Consents.

         This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver (a) will be binding upon FVP prior to the Closing only if such amendment or waiver is set forth in a writing executed by FVP, (b) will be binding upon a Seller prior to the Closing only if such amendment or waiver is set forth in a writing executed by FVP and has been approved by 75% of the voting members of FVP's Advisory Committee (with a certificate delivered by FVP stating that such required approval has been obtained being conclusive evidence thereof), and (c) will be binding upon a Seller after the Closing only if such amendment or waiver is set forth in a writing executed by the General Partner and has been approved by 75% of the voting members of FVP's Advisory Committee (as constituted immediately prior to the Closing) (with a certificate delivered by the General Partner stating that such required approval has been obtained being conclusive evidence thereof), and
(d) will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer. No waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other matter not expressly waived.

             11.8 Consent and Agreements of Sellers.

                       (a) Pursuant to a separate agreement each Seller has appointed FVP and the General
Partner, each with power to act separately (for all periods prior to the Closing) and the General Partner (for all periods from and after the Closing) as the true and lawful attorney-in-fact and agent of each Seller (in such capacity, FVP and the General Partner are referred to as the "Agent"), to act for each Seller in Seller's name, place and stead with respect to this Agreement and the other Transaction Documents and all of the transactions contemplated hereby and thereby. Buyer shall be entitled to rely exclusively upon any communication given by Agent and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon Agent. Any payments made, at Agent's request and instruction, by Buyer to Agent pursuant to the terms of this Agreement and the other Transaction Documents shall fully discharge Buyer for any liability to any Seller in connection with such payment, as fully and completely as if such payment had been made directly to such Seller. Buyer hereby agrees to accept and rely on the actions of Agent as if it were the action of a Seller or Sellers.

                       (b) Each Seller consents to the execution, delivery and performance of this
Agreement by FVP, the General Partner and each other Seller and to the taking by FVP, each FrontierVision Company, the General Partner and each other Seller of all actions contemplated by this Agreement to be taken by such Person. Subject to the terms and conditions of this Agreement, each Seller agrees to consummate the transactions contemplated by this Agreement in accordance with its terms, as it may be amended pursuant to Section 11.7.

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             11.9 Counterparts.

         This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                         SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer, FVP, the General Partner and the other Sellers as of the date first written above.


BUYER:

ADELPHIA COMMUNICATIONS CORPORATION


By:      /s/ Timothy J. Rigas
         Name: Timothy J. Rigas
         Title: Executive Vice President


FVP:

FRONTIERVISION PARTNERS, L.P., by FVP GP, L.P., its general partner, by FrontierVision Inc., its general partner


By:      /s/ James C. Vaughn
         James C. Vaughn, President


GENERAL PARTNER:

FVP GP, L.P., by FrontierVision Inc., its general partner


By:      /s/ James C. Vaughn
         James C. Vaughn, President



                            [THIS IS A SIGNATURE PAGE
                           TO THE PURCHASE AGREEMENT]

LIMITED PARTNER SELLERS:

JP Morgan Investment Corporation
60 Wall Street SBIC Fund, L.P.
First Union Capital Partners, Inc.
Tahosa Investors
Kensington Investment Associates
Pegasus Partners
Prosperity Associates
SBF Investments Ltd.
L. Phillips Runyon III
Roth Trading Company
Washington Partners
Duff Ackerman Goodrich - FrontierVision, L.P.
EOS Partners SBIC, L.P.
Richard King Mellon Foundation
Arthur Miltenberger (Mellon Family Investment Co.,
IV)
J. Cashew Corporation
Bertelson Family Trust
John C. Unkovic
Roger S. Ahlbrandt
Dr. Anne McBride Curtis
Bruce D. Evans
Frances C. Hardie
Hardie Brothers
James H. Hardie
John D. Margolis Trust
Grover Sams
Augustus O. Schroeder
Justin J. Stevenson III
John W. Weiser
Mallard Investments Limited Partnership
Olympus Executive Fund, L.P.
Leslie Abbey
Jonathan Abbey
Michael Rothbard
James C. Vaughn
John S. Koo
William P. Brovsky

                            [THIS IS A SIGNATURE PAGE
                           TO THE PURCHASE AGREEMENT]

William J. Mahon
James W. McHose
Albert D. Fosbenner
Richard G. Halle'
Joyce L. Vermace
Robert J. Valentine
Ian R. Dennett
David M. Heyrend
Todd E. Padgett
Galan F. Fernandes
Daniel P. Callahan
R. Bruce Ellis
David C. Apel
Kristine M. Rogers
Debra L. Graham
Brian L. Seifarth
Keith A. Tyrrell
Jerry R. Wert
Brian P. Hart
Robert D. Gordon
Judith B. Pierce
Stephen R. Trippe
Keith R. Froleiks
Gary Crosby
Kathleen B. Hounsell
James B. Underwood
Jill Farschman
Craig A. Waskou
Lisa L. Powers
Debbie J. Dougherty
Robert A. Dallmer
Bonnie J. Bosekrus

By FrontierVision Partners, L.P., Agent and Attorney- in-Fact for each Limited Partner Seller, by FVP GP, L.P., its general partner, by FrontierVision Inc., its general partner

By:      /s/ James C. Vaughn
         James C. Vaughn, President

                            [THIS IS A SIGNATURE PAGE
                           TO THE PURCHASE AGREEMENT]

SPC SELLERS:

1818 Fund II, L.P.
Olympus Growth Fund II, L.P.
Carson Group Inc.
Sendal Investment Limited
Monte Coral, S.L.
AZATE S.L.
Salzburg Corporation
Clover Enterprises
Kinnari Limited
Leeward Holdings
Staniard Limited
Solar Group S.A.
Englewood Enterprises
Grove Enterprises
Walvis Bay Limited
Datronics Limited
Brinkley Holdings Limited
Salt Lake Enterprises, Inc.
Cromwell International Corp.

By FrontierVision Partners, L.P., Agent and Attorney- in-Fact for each SPC Seller, by FVP GP, L.P., its general partner, by FrontierVision Inc., its general partner


By:      /s/ James C. Vaughn
         James C. Vaughn, President


                            [THIS IS A SIGNATURE PAGE
                           TO THE PURCHASE AGREEMENT]

{The Registrant agrees to furnish supplementally to the Commission upon request a copy of the schedules to this agreement. The schedules contain customary information for schedules to agreements of this type.}